UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

POWERSECURE INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies: Common Stock, $.01 Par Value, of PowerSecure International, Inc. (the “Company”)
	(2)	Aggregate number of securities to which transaction applies: 22,503,173 shares of Company common stock and 466,918 Company equity awards as described in Item 3 below.
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee of $42,962.80 was determined by multiplying .0001007 by the maximum aggregate value of the transaction of $426,641,537.25. The maximum aggregate value of the transaction was determined based on the sum of: (A) 22,503,173 shares of Company common stock multiplied by the per share merger consideration of $18.75; (B) 56,768 shares of Company common stock reserved for issuance in respect of Company restricted stock units and performance units multiplied by the per share merger consideration of $18.75; and (C) 410,150 options to purchase Company common stock with a strike price below the per share merger consideration of $18.75 multiplied by the difference between the per share merger consideration of $18.75 and $9.87, the weighted average strike price of such options.

	(4)	Proposed maximum aggregate value of transaction: $426,641,537.25
	(5)	Total fee paid: $42,962.80

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing party:
	(4)	Date Filed:

1609 Heritage Commerce Court Wake Forest, North Carolina 27587

[        ], 2016

Dear Stockholder:

A special meeting of stockholders of PowerSecure International, Inc., a Delaware corporation (“PowerSecure”, “we” or the “Company”), will be held on [        ], 2016, at [        ] a.m. local time, at the offices of PowerSecure located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560. You are cordially invited to attend.

On February 24, 2016, PowerSecure entered into an Agreement and Plan of Merger (the “merger agreement”) with The Southern Company, a Delaware corporation (“Southern Company”), and PSMS Corp., a newly formed Delaware corporation that is a wholly-owned indirect subsidiary of Southern Company (“Merger Sub”), providing for, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, the acquisition of PowerSecure by Southern Company at a price of $18.75 per share in cash. Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into PowerSecure (the “merger”), with PowerSecure surviving the merger as a wholly-owned indirect subsidiary of Southern Company. At the special meeting, PowerSecure will ask you to adopt the merger agreement. The adoption of the merger agreement by PowerSecure stockholders is a condition to the completion of the merger.

At the effective time of the merger, each share of PowerSecure’s common stock, par value $.01 per share (“Company common stock”), issued and outstanding immediately prior to the effective time, other than shares owned by PowerSecure as treasury stock, shares owned by a subsidiary of PowerSecure and shares owned by stockholders who have properly demanded appraisal rights under Delaware law, will be converted into the right to receive $18.75 in cash, without interest and less any applicable withholding taxes.

The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

The board of directors of PowerSecure (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously approved the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of PowerSecure’s stockholders, directed that the merger agreement be submitted to PowerSecure’s stockholders for adoption and resolved to recommend that PowerSecure’s stockholders vote to adopt the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal described in the accompanying proxy statement and “FOR” the adjournment of the special meeting proposal, if necessary or appropriate, described in the accompanying proxy statement.

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important and we encourage you to vote promptly. The merger cannot be completed unless the merger agreement is adopted by stockholders holding at least a majority of the outstanding shares of Company common stock as of the close of business on [        ], 2016. The failure to vote will have the same effect as a vote against the proposal to adopt the merger agreement.

After reading the accompanying proxy statement, please make sure to vote your shares promptly electronically or telephonically as described in the accompanying proxy statement, or by completing, dating, signing and returning your proxy card. Voting by one of these methods will not preclude you from attending the special meeting and voting in person. Instructions regarding the methods of voting are provided on the proxy card. If you hold shares through an account with a brokerage firm, bank or other nominee, please follow the instructions you receive from it to vote your shares. If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., PowerSecure’s proxy solicitor for the special meeting, toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

We encourage you to join us in voting in favor of the proposal to adopt the merger agreement so that we may proceed with a transaction that our management team and the Board view as highly beneficial to our stockholders.

Very truly yours,

/s/ Sidney Hinton

Sidney Hinton

President and Chief Executive Officer

The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy, accuracy or completeness of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [        ], 2016 and is first being mailed to our stockholders on or about [        ], 2016.

1609 Heritage Commerce Court Wake Forest, North Carolina 27587

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Time and Date:	[ ] a.m. local time, on [ ] , 2016

Place:	Offices of PowerSecure located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560

Purpose:	1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated February 24, 2016 (the “merger agreement”), by and among The Southern Company, a Delaware corporation (“Southern Company”), PSMS Corp., a newly formed Delaware corporation that is a wholly-owned indirect subsidiary of Southern Company (“Merger Sub”), and PowerSecure International, Inc., a Delaware corporation (“PowerSecure” or the “Company”), pursuant to which Merger Sub will merge with and into PowerSecure (the “merger”).

2. To consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”.

3. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Your vote is very important. The merger cannot be completed unless the proposal to adopt the merger agreement receives the affirmative vote of holders of a majority of the outstanding shares of Company common stock.

Record Date:	Only stockholders of record as of the close of business on [ ], 2016 are entitled to notice of and to vote at the special meeting and any adjournments or postponements thereof.

General:	For more information concerning the special meeting, the merger agreement, the merger and the other transactions contemplated by the merger agreement, please review the accompanying proxy statement and the copy of the merger agreement attached as Annex A thereto.

Holders of record of Company common stock are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (the “DGCL”) in connection with the merger if they meet certain conditions. See “Appraisal Rights of Stockholders” beginning on page [ ]. A copy of Section 262 of the DGCL is attached as Annex C to the accompanying proxy statement.

The board of directors of the Company (the “Board”) carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously approved the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders, directed that the merger agreement be submitted to the Company’s stockholders for adoption and resolved to recommend that the Company’s stockholders vote to adopt the merger agreement.

The Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Please vote telephonically or electronically for the matters before our stockholders as described in the accompanying proxy statement, or promptly fill in, date, sign and return the enclosed proxy card in the accompanying pre-paid envelope to ensure that your shares are represented at the special meeting. You may revoke your proxy before it is voted. If you attend the meeting, you may choose to vote in person even if you have previously voted.

By Order of the Board of Directors,

/s/ Sidney Hinton

Sidney Hinton

President and Chief Executive Officer

Annexes

Annex A	Agreement and Plan of Merger, by and among The Southern Company, PSMS Corp. and PowerSecure International, Inc., dated February 24, 2016

Annex B	Opinion Letter of J.P. Morgan Securities LLC, dated February 24, 2016

Annex C	Section 262 of the General Corporation Law of the State of Delaware

-ii-

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [                ], 2016

PROXY STATEMENT

This proxy statement contains information relating to a special meeting of stockholders of PowerSecure International, Inc. which we refer to as “PowerSecure”, the “Company”, “we”, “us” or “our”. The special meeting will be held on [                    ], 2016, at [    ] a.m. local time, at the offices of PowerSecure located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560. We are furnishing this proxy statement to stockholders of the Company as part of the solicitation of proxies by the Company’s board of directors, which we refer to as the “Board”, for use at the special meeting and at any adjournments or postponements thereof. This proxy statement is dated [                    ], 2016 and is first being mailed to our stockholders on or about [                    ], 2016.

SUMMARY TERM SHEET

This summary term sheet highlights selected information in this proxy statement and may not contain all of the information about the merger that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary term sheet. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page [    ].

The Parties

(page [    ])

PowerSecure is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), solar energy, energy efficiency and utility infrastructure. The Company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to (1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, (2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and (3) provide customers with the most dependable standby power in the industry. Our proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The Company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which the Company offers, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users and directly to retailers. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services.

The Southern Company, which we refer to as “Southern Company”, owns all of the outstanding common stock of Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company, each of which is an operating public utility company. These companies supply electric service in the states of Alabama, Georgia, Florida and Mississippi. In addition, Southern Company owns all of the common stock of Southern Power Company, which is also an operating public utility company. Southern Power Company constructs, acquires, owns and manages generation assets, including renewable energy projects and sells electricity at market-based rates in the wholesale market. Southern Company is a Fortune 500 company and a member of the S&P 500 Index.

PSMS Corp., which we refer to as “Merger Sub”, is a wholly-owned indirect subsidiary of Southern Company formed solely for the purpose of effecting the merger. Upon the consummation of the merger, Merger Sub will cease to exist.

The Merger

(page [    ])

The Company, Southern Company and Merger Sub entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement”, on February 24, 2016. A copy of the merger agreement is attached as Annex A to this proxy statement and is incorporated herein by reference. Under the terms of the merger agreement, subject to the satisfaction or waiver (if permissible under applicable law) of specified conditions, Merger Sub will be merged with and into the Company, which we refer to as the “merger”. The Company will survive the merger as a wholly-owned indirect subsidiary of Southern Company.

Upon the consummation of the merger, each share of the Company’s common stock, par value $.01 per share, which we refer to as “Company common stock”, that is issued and outstanding immediately prior to the effective time of the merger, which we refer to as the “effective time”, other than shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly demanded appraisal rights under the General Corporation Law of the State of Delaware, which we refer to as the “DGCL”, will be converted into the right to receive $18.75 in cash, which we refer to as the “merger consideration”, without interest and less any applicable withholding taxes.

The Special Meeting

(page [    ])

The special meeting will be held on [                    ], 2016, at [    ] a.m. local time, at the offices of PowerSecure located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560. At the special meeting, you will be asked to, among other things, vote for the adoption of the merger agreement, the nonbinding compensation proposal (as described below under “Questions and Answers About the Special Meeting and the Merger—What proposals will be considered at the special meeting?”) and, if necessary or appropriate, the adjournment of the special meeting proposal. Please see the section of this proxy statement entitled “The Special Meeting” for additional information on the special meeting, including how to vote your shares of Company common stock.

Stockholders Entitled to Vote; Vote Required to Adopt the Merger Agreement

(page [    ])

You may vote at the special meeting if you owned any shares of Company common stock at the close of business on [                ], 2016, the record date for the special meeting. As of the close of business on the record date, there were [        ] shares of Company common stock outstanding and entitled to vote, held by [        ] stockholders of record. You may cast one vote for each share of Company common stock that you held on the record date on each of the proposals presented in this proxy statement. The adoption of the merger agreement by the Company’s stockholders requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting.

Recommendation of the Board; Reasons for Recommending the Adoption of the Merger Agreement

(page [    ])

After careful consideration, the Board unanimously approved the merger agreement and resolved to recommend that the Company’s stockholders vote to adopt the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement. The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

The Board has determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders. For a discussion of the material factors that the Board considered in resolving to recommend that the Company’s stockholders vote to adopt the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement” beginning on page [    ].

Opinion of Financial Advisor

(page [    ] and Annex B)

J.P. Morgan Securities LLC, which we refer to as “J.P. Morgan”, delivered its opinion to the Board that, as of February 24, 2016 and based upon and subject to the factors, assumptions and limitations set forth therein, the $18.75 in cash per share of Company common stock to be paid to the holders of the outstanding shares of Company common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan, dated February 24, 2016, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated herein by reference. The Company urges stockholders to read the opinion in its entirety. J.P. Morgan’s opinion is addressed to the Board, is directed only to the merger consideration to be paid to the holders of the Company’s common stock in the merger and does not constitute a recommendation as to how any holder of Company common stock should vote with respect to the merger agreement or any other matter. The summary of the opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion.

For a more complete description, please see the section of this proxy statement entitled “The Merger—Opinion of J.P. Morgan” beginning on page [    ].

Certain Effects of the Merger

(page [    ])

Upon the consummation of the merger, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly-owned indirect subsidiary of Southern Company.

Following the consummation of the merger, shares of Company common stock will no longer be traded on the New York Stock Exchange, which we refer to as the “NYSE”, or any other public market, and the registration of shares of Company common stock under the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act”, will be terminated.

Effects on the Company if Merger is Not Completed

(page [    ])

In the event that the proposal to adopt the merger agreement does not receive the required approval from the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company and stockholders will continue to own their shares of Company common stock. Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Southern Company a termination fee or to reimburse Southern Company for its expenses. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee and Reimbursement of Expenses” beginning on page [    ].

Treatment of Equity Awards

(page [    ])

Stock Options.

At the effective time, each option to purchase Company common stock (each, a “stock option”), whether vested or unvested, that is outstanding immediately prior to the effective time will be deemed fully vested and be cancelled and converted into the right to receive a cash amount equal to the product of (a) the total number of shares of Company common stock subject to such stock option immediately prior to the effective time multiplied by (b) the excess, if any, of $18.75 over the per share exercise price of the stock option, less any applicable withholding taxes. Any stock option with a per share exercise price greater than $18.75 will be cancelled at the effective time for no consideration.

Restricted Shares, RSUs and PSUs.

Except as described below under the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger—Hinton Letter Agreement,” at the effective time, each award of restricted Company common stock (“restricted shares”), restricted stock units (“RSUs”) or performance stock units (“PSUs”) that is outstanding immediately prior to the effective time will be deemed fully vested and be cancelled and converted into the right to receive $18.75 in cash in respect of each share of Company common stock covered by the award. Each PSU will be deemed vested based on the target level of achievement of the performance goals applicable to such PSU.

Please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards” beginning on page [    ] for additional information.

Interests of the Company’s Directors and Executive Officers in the Merger

(page [    ])

Details of the beneficial ownership of Company common stock of the Company’s directors and executive officers are set out in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” beginning on page [    ]. In addition to their interests in the merger as stockholders, certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. In considering the proposals to be voted on at the special meeting, you should be aware of these interests. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching its decision to approve the merger agreement and determining that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders, and in resolving to recommend that the Company’s stockholders vote to adopt the merger agreement. These interests include:

•	Outstanding stock options, restricted shares, RSUs and PSUs held by executive officers and directors will be deemed vested and converted into the right to receive the merger consideration, less applicable tax withholdings and, in the case of options, less the applicable exercise price.

•	The Company previously entered into employment agreements with certain of its executive officers pursuant to which such executive officers are entitled to certain payments and benefits upon a qualifying termination of employment following the effective time.

•	Mr. Hinton entered into a letter agreement with the Company and Southern Company, pursuant to which, among other benefits, (i) Mr. Hinton will rollover a portion of his outstanding restricted shares into a Southern Company performance-based stock award, (ii) Southern Company will grant Mr. Hinton an additional performance-based stock award with a grant date fair value of $3,000,000 and (iii) Southern Company agreed to maintain the change in control severance provisions and annuity arrangement under Mr. Hinton’s existing employment agreement.

•	The Company’s directors and executive officers also have the right to indemnification and insurance coverage following the effective time.

For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ].

No Financing Condition

(page [    ])

There is no financing condition to the merger.

Conditions to the Merger

(page [    ])

Each party’s obligation to effect the merger is subject to the satisfaction at or prior to the effective time of the following conditions:

•	the approval of the merger agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, voting together as a single voting group;

•	the waiting period applicable to the consummation of the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the “HSR Act”, will have expired or been terminated; and

•	the absence of a judgment, order, decision, injunction, ruling or other finding or agency requirement of a governmental entity prohibiting the consummation of the merger.

Each party’s obligation to consummate the merger is also subject to certain additional conditions, including:

•	subject to certain materiality qualifiers, the accuracy of the representations and warranties made in the merger agreement by the other party; and

•	performance in all material respects by the other party of its obligations under the merger agreement.

In addition, Southern Company’s obligation to consummate the merger is also subject to the following condition:

•	since the date of the merger agreement, the absence of any fact, occurrence, change, effect or circumstance, individually or in the aggregate, that has had or would reasonably be expected to result in a material adverse effect on the Company.

Prior to the effective time, each of the Company and Southern Company may waive any of the conditions to its obligation to consummate the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

Regulatory Waiting Periods and Approvals Required for the Merger

(page [    ])

The merger is subject to the requirements of the HSR Act, which prevents Southern Company and the Company from completing the merger until required information and materials are furnished to the Antitrust Division of the United States Department of Justice (“DOJ”) and the United States Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On March 10, 2016, Southern Company and the Company filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. Consequently, the required waiting period is scheduled to expire at 11:59 p.m. on April 11, 2016, unless earlier terminated or the FTC or DOJ extends that period by issuing a request to the parties for additional information.

The merger agreement generally requires each party to use reasonable best efforts to resolve objections that may be asserted under any law that would delay, prevent, enjoin or otherwise prohibit the transactions contemplated by the merger agreement, subject to certain limitations (as described under “The Merger Agreement—Efforts to Obtain Regulatory Approvals”).

Subject to certain limitations, either party may terminate the merger agreement if the merger is not consummated by November 30, 2016, which we refer to as the “outside date”.

No Solicitation by the Company

(page [    ])

The merger agreement generally restricts the Company’s ability to solicit alternative proposals (as defined below under “The Merger Agreement—No Solicitation by the Company”) from (including by furnishing information to) third parties, or participate in discussions or negotiations with third parties regarding an alternative proposal. Under certain circumstances, however, and in compliance with certain obligations contained in the merger agreement, the Company is permitted to engage in negotiations with, and provide information to, third parties making an unsolicited alternative proposal that the Board determines in good faith, after consultation with its outside financial and legal advisors, constitutes or is reasonably likely to result in a superior proposal (as defined below under “The Merger Agreement—No Solicitation by the Company”). Under certain circumstances prior to the adoption of the merger agreement by the Company’s stockholders, the Board may effect a change in recommendation (as described below under “The Merger Agreement—Changes in the Board’s Recommendation”) and the Company may terminate the merger agreement in order to enter into a definitive agreement with respect to a superior proposal, upon payment by the Company of a $12,000,000 termination fee to Southern Company.

Termination of the Merger Agreement

(page [    ])

The merger agreement may be terminated at any time prior to the effective time in the following circumstances:

•	by mutual written consent of the Company and Southern Company as duly authorized by each of their respective boards of directors;

•	by either the Company or Southern Company, if:

•	the merger is not consummated by the outside date, provided that the right to terminate the merger agreement in accordance with the foregoing will not be available to a party if the inability to satisfy any closing condition is a result of a failure of such party to perform any of its obligations under the merger agreement or if the other party has filed an action seeking specific performance;

•	a judgment, order, decision, injunction, ruling or other finding or agency requirement of a governmental entity preventing the consummation of the merger is in effect and has become final and nonappealable; or

•	stockholder approval of the merger agreement is not obtained at the special meeting;

•	by Southern Company:

•	if the Company breaches any of its representations or warranties (or if any such representations or warranties fail to be true) or fails to perform any of its covenants or agreements, which breach or failure (a) would give rise to the failure of the applicable condition to consummate the merger and (b) is incapable of being cured or is not cured by the earlier of the outside date and 30 days after receiving written notice of such breach or failure; or

•	prior to the adoption of the merger agreement by the Company’s stockholders, if the Board has made a change of recommendation (as described below under “The Merger Agreement—Changes in the Board’s Recommendation”);

•	by the Company:

•	if either Southern Company or Merger Sub breaches any of its representations or warranties (or if any such representations or warranties fail to be true) or fails to perform any of its covenants or agreements, which breach or failure (a) would give rise to the failure of the applicable condition to consummate the merger and (b) is incapable of being cured or is not cured by the earlier of the outside date and 30 days after receiving written notice of such breach or failure; or

•	prior to stockholder adoption of the merger agreement, if the Board makes a change of recommendation in response to a superior proposal and the Company is in compliance in all material respects with the no-shop provisions (subject to the payment of a termination fee to Southern Company as described below under “The Merger Agreement—Termination Fee and Reimbursement of Expenses”).

Termination Fee and Reimbursement of Expenses

(page [    ])

If the merger agreement is terminated under certain specified circumstances, the Company will be required to pay Southern Company a termination fee of $12,000,000. In certain circumstances, the Company would be required to reimburse Southern Company’s expenses up to $1,000,000 (which reimbursement would reduce on a dollar-for-dollar basis any termination fee subsequently payable by the Company).

Appraisal Rights

(page [    ] and Annex C)

Under the DGCL, PowerSecure stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any PowerSecure stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel. See “Appraisal Rights of Stockholders” on page [    ]. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement and is incorporated by reference herein.

Material U.S. Federal Income Tax Consequences

(page [    ])

The receipt of cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. Generally, for U.S. federal income tax purposes, if you are a U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive pursuant to the merger (including any cash required to be withheld for tax purposes) and your adjusted tax basis in the shares of Company common stock converted into cash pursuant to the merger. If you are a non-U.S. holder (defined below in the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger”), the receipt of cash pursuant to the merger will generally not be a taxable transaction to you under U.S. federal income tax laws unless you have certain connections to the United States, but may be a taxable transaction to you under non-U.S. federal income tax laws, and you are encouraged to seek tax advice regarding such matters. Because individual circumstances may differ, we recommend that you consult your own tax advisor to determine the particular tax effects of the merger to you.

You should read the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [    ] for a more complete discussion of the material U.S. federal income tax consequences of the merger.

Additional Information

(page [    ])

You can find more information about the Company in the periodic reports and other information we file with the Securities and Exchange Commission (the “SEC”). The information is available at the SEC’s public reference facilities and at the website maintained by the SEC at www.sec.gov. See “Where You Can Find Additional Information” beginning on page [    ].

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting and the merger. These questions and answers may not address all the questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:	On February 24, 2016, the Company entered into the merger agreement with Southern Company and Merger Sub. You are receiving this proxy statement as a stockholder of the Company in connection with the solicitation of proxies by the Board in favor of the proposal to adopt the merger agreement and the other matters to be voted on at the special meeting described below under the section of this proxy statement entitled “—What proposals will be considered at the special meeting?” The merger cannot be completed unless the proposal to adopt the merger agreement is approved by stockholders holding at least a majority of the outstanding shares of Company common stock.

Q:	As a stockholder, what will I receive in the merger?

A:	If the merger is completed, you will be entitled to receive $18.75 in cash, without interest and less any applicable withholding taxes, for each share of Company common stock that you own immediately prior to the effective time.

The exchange of shares of Company common stock for cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. Please see the section of this proxy statement entitled “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [    ] for a more detailed description of the United States federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local or non-U.S. taxes.

Q:	What will happen to outstanding Company equity compensation awards in the merger?

A:	For information regarding the treatment of the Company’s equity awards, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards” beginning on page [ ].

Q:	When and where is the special meeting of PowerSecure stockholders?

A:	The special meeting will be held on [ ], 2016, at [ ] a.m. local time, at PowerSecure’s offices located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560.

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), and, if you are an institutional investor, evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if your shares are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the special meeting.

Q:	Who is entitled to vote at the special meeting?

A:

Only holders of record of Company common stock as of the close of business on [                    ], 2016, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [            ] shares of Company common stock outstanding and entitled to vote, held by [            ] stockholders of record.

Each stockholder is entitled to one vote for each share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Q:	What proposals will be considered at the special meeting?

A:	At the special meeting, you will be asked to consider and vote on the following proposals:

•	a proposal to adopt the merger agreement;

•	a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal”; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	Why am I being asked to consider and vote on the nonbinding compensation proposal?

A:	Under Section 14A of the Exchange Act, the SEC requires the Company to conduct a nonbinding, advisory vote of stockholders regarding the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger.

Q:	What constitutes a quorum for purposes of the special meeting?

A:	The Company’s Bylaws provide that the presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the special meeting constitutes a quorum for the transaction of business. Abstentions will be counted for purposes of determining the presence of a quorum. “Broker non-votes” (as described under the section of this proxy statement entitled “The Special Meeting—Quorum”) will not be counted for purposes of determining the presence of a quorum unless the broker, bank, trust, custodian or other nominee (we refer to those organizations collectively as a “broker”) has been instructed to vote on at least one of the proposals presented in this proxy statement.

Q:	What vote of PowerSecure’s stockholders is required to approve each of the proposals?

A:	The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, voting together as a single voting group. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Abstentions, failures to vote and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal.

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires that the number of votes cast in favor of the proposal exceed the votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the adjournment proposal.

Q:	How does the Board recommend that I vote?

A:	The Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement, “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

For a discussion of the factors that the Board considered in resolving to recommend that the Company’s stockholders vote to adopt the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement” beginning on page [    ]. In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company’s stockholders generally. Please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ].

Q:	How do the Company’s directors and executive officers intend to vote?

A:	The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the matters before our stockholders as described in this proxy statement. As of the close of business on [ ], 2016, the record date for the special meeting, the Company’s directors and executive officers owned, in the aggregate [ ] shares of Company common stock, or collectively approximately [ ]% of the outstanding shares of Company common stock.

Q:	Do any of the Company’s directors or executive officers have any interests in the merger that may be different from, or in addition to, my interests as a stockholder?

A:	In considering the proposals to be voted on at the special meeting, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The members of the Board were aware of and considered these interests, among other matters, in evaluating and reaching its unanimous decision to approve the merger agreement and in determining that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders, and in resolving to recommend the Company’s stockholders vote to adopt the merger agreement. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [ ].

Q:	What happens if I sell my shares of Company common stock before the special meeting?

A:	The record date for the special meeting is earlier than the date of the special meeting. If you own shares of Company common stock on the record date, but transfer your shares after the record date but before the effective time, you will retain your right to vote such shares at the special meeting, but the right to receive the merger consideration will pass to the person to whom you transferred your shares.

Q:	How do I cast my vote if I am a stockholder of record?

A:	If you are a stockholder with shares registered in your name, you may vote in person at the special meeting or by submitting a proxy for the special meeting via the internet, by telephone or by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting—Voting Procedures” beginning on page [ ].

If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q:	How do I cast my vote if my shares of Company common stock are held in “street name” by my broker?

A:	If you are a stockholder with shares held in “street name”, which means your shares are held in an account at a broker, you must follow the instructions from your broker in order to vote. Unless you follow those instructions, your shares will not be voted, which will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Q:	What will happen if I abstain from voting or fail to vote on any of the proposals?

A:	If you abstain from voting, fail to cast your vote in person or by proxy or fail to give voting instructions to your broker, it will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal and the proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Q:	Can I change my vote after I have delivered my proxy?

A:	Yes. If you are a stockholder of record, your proxy can be revoked in several ways:

•	by submitting a new vote by telephone or the Internet;

•	by delivering a written revocation to the Company’s Secretary at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587 prior to the special meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•	by attending the special meeting and voting your shares in person.

However, if your shares are held in “street name” through a broker, nominee, fiduciary or other custodian, you must contact your broker, nominee, fiduciary or other custodian to determine how to revoke your proxy.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your shares of Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Company common stock. If you are a stockholder of record and your shares of Company common stock are registered in more than one name, you will receive more than one proxy card. Please submit each proxy and voting instruction card that you receive to ensure that all your shares are voted.

Q:	If I hold my shares in certificated form, should I send in my stock certificates now?

A:	No. Promptly after the effective time, each holder of record (other than the Depository Trust Company) of (1) a certificate representing any Company common stock or (2) shares of Company common stock in non-certificated book-entry form, in each case that is entitled to receive the merger consideration, will be sent a letter of transmittal and instructions for use in effecting the surrender of such holder’s shares in exchange for the merger consideration. If you hold your shares in certificated form, you will receive your cash payment upon surrender of your certificates, together with your duly executed letter of transmittal and any other documents requested in the instructions. You should not return your certificates with the enclosed proxy card, and you should not forward your certificates to the paying agent without a letter of transmittal. If you hold shares of Company common stock in non-certificated book-entry form, you will not be required to deliver a certificate, and you will receive your cash payment after the paying agent has received your duly executed letter of transmittal and any other documents requested in the instructions.

Q:	Am I entitled to exercise appraisal rights instead of receiving the merger consideration for my shares of Company common stock?

A:

Yes. Under the DGCL, PowerSecure stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares as determined by the Delaware Court of Chancery, but only if they comply fully with all applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any PowerSecure stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to PowerSecure prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel. For more information regarding appraisal rights, see the section of this proxy statement entitled “Appraisal Rights of Stockholders” on page [ ]. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Q:	When is the merger expected to be completed?

A:	We are working toward completing the merger as promptly as practicable. If the merger agreement is approved at the special meeting, we anticipate that the merger will be completed by the end of the second quarter of 2016. However, because the merger cannot be completed until the conditions to closing (some of which, as described under “The Merger Agreement—Conditions to the Merger”, will not be determined until the closing date) are satisfied, we cannot assure completion by any particular date, if at all.

Q:	What effect will the merger have on the Company?

A:	If the merger is consummated, Merger Sub will be merged with and into the Company, and the Company will continue to exist following the merger as a wholly-owned indirect subsidiary of Southern Company. Following such consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market, and the registration of shares of Company common stock under the Exchange Act will be terminated.

Q:	What happens if the merger is not completed?

A:	In the event that the proposal to adopt the merger agreement does not receive the required approval from our stockholders, or if the merger is not completed for any other reason, our stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, we will remain an independent public company and stockholders will continue to own their shares of Company common stock. Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Southern Company a termination fee or to reimburse Southern Company for its expenses. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee and Reimbursement of Expenses” beginning on page [ ].

Q:	What is householding and how does it affect me?

A:	The SEC permits companies to send a single set of certain disclosure documents to stockholders who share the same address and have the same last name, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

If you received a householded mailing and you would like to have additional copies of this proxy statement mailed to you, or you would like to opt out of this practice for future mailings, please submit your request to Investor Relations, by phone at (919) 556-3056, by mail to PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, or by e-mail to info@powersecure.com. We will promptly send additional copies of this proxy statement upon receipt of any such request.

Q:	Who can help answer my questions?

A:	If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., PowerSecure’s proxy solicitor for the special meeting, toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

To the extent any statements made in this proxy statement contain information that is not historical, these statements are forward-looking statements and are subject to uncertainties and risks. These forward-looking statements relate to, among other things, the expected benefits of the merger such as efficiencies, cost savings, growth potential, market profile, financial strength and the expected timing of the completion of the transaction. Forward-looking statements often include words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “indicate,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “proposed,” “seek,” “should,” “target,” “would” or similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Although certain of these statements set out herein are indicated above, all of the statements in this document that contain forward-looking statements are qualified by these cautionary statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties, and undue reliance should not be placed on such statements. Certain material factors or assumptions are applied in making forward-looking statements, including, but not limited to, factors and assumptions regarding the items outlined above. Actual results may differ materially from those expressed or implied in such statements. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: the failure to receive, on a timely basis or otherwise, the required approvals in connection with the merger by the Company’s stockholders and federal antitrust authorities (including the terms of such approvals); the risk that another condition to closing of the merger may not be satisfied; and other risk factors relating to the energy industry, as detailed from time to time in the Company’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found in the body of this proxy statement, as well as under Item 1.A in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 and in our other filings with the SEC incorporated by reference herein. The Company cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the Company, investors and stockholders should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the transaction or other matters attributable to the Company or any other person acting on its behalf are expressly qualified in their entirety by the cautionary statements referenced above.

There also may be other factors that we do not anticipate or that we do not recognize are material that could cause results to differ materially from expectations. Forward-looking statements speak only as of the date they are made. The Company expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of future events, new information or otherwise, except as required by law.

THE PARTIES

PowerSecure International, Inc.

PowerSecure is a leading provider of utility and energy technologies to electric utilities, and their industrial, institutional and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation ® (IDG®), solar energy, energy efficiency and utility infrastructure. The Company is a pioneer in developing IDG® power systems with sophisticated smart grid capabilities, including the ability to (1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly, power at peak power times, (2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes and (3) provide customers with the most dependable standby power in the industry. Our proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The Company’s energy efficiency products and services include energy efficient lighting solutions that utilize LED technologies to improve lighting quality, and the design, installation and maintenance of energy conservation measures which the company offers, primarily as a subcontractor, to large energy service company providers, called ESCOs, for the benefit of commercial, industrial and institutional customers as end users and directly to retailers. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. PowerSecure’s corporate headquarters is located at 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, its telephone number is (919) 556-3056 and its internet address is www.powersecure.com.

The Southern Company

Southern Company is the premier energy company serving the Southeast through its subsidiaries. Southern Company owns all of the outstanding common stock of Alabama Power Company, Georgia Power Company, Gulf Power Company and Mississippi Power Company, each of which is an operating public utility company. These companies supply electric service in the states of Alabama, Georgia, Florida and Mississippi. In addition, Southern Company owns all of the common stock of Southern Power Company, which is also an operating public utility company. Southern Power Company constructs, acquires, owns and manages generation assets, including renewable energy projects and sells electricity at market-based rates in the wholesale market. Southern Company is a Fortune 500 company and a member of the S&P 500 Index. Its corporate headquarters is located at 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, its telephone number is (404) 506-5000 and its internet address is www.southerncompany.com.

PSMS Corp.

PSMS Corp., which we refer to as “Merger Sub”, is a wholly-owned indirect subsidiary of Southern Company and was formed in Delaware in February 2016, solely for the purpose of effecting the merger. Merger Sub has engaged in no business activities to date and it has no material assets or liabilities of any kind, other than those incident to its formation and those incurred in connection with the merger. Upon the consummation of the merger, Merger Sub will cease to exist. The address of Merger Sub is 30 Ivan Allen Jr. Boulevard, N.W., Atlanta, Georgia 30308, and its telephone number is (404) 506-5000.

THE SPECIAL MEETING

We are furnishing this proxy statement to the Company’s stockholders as part of the solicitation of proxies by the Board for use at the special meeting and at any adjournments or postponements thereof.

Date, Time and Place

The special meeting will be held on [                    ], 2016, at [    ] a.m. local time, at the offices of PowerSecure located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560.

If you plan to attend the meeting, please note that you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), and, if you are an institutional investor, evidence showing your representative capacity for such entity, in each case to be verified against our stockholder list as of the record date for the meeting. In addition, if your shares are held in the name of a broker, you will need a valid proxy from such entity or a recent brokerage statement or letter from such entity reflecting your stock ownership as of the record date for the meeting.

Purpose of the Special Meeting

The special meeting is being held for the following purposes:

•	to consider and vote on a proposal to adopt the merger agreement (see the section of this proxy statement entitled “The Merger Agreement” beginning on page [ ]);

•	to consider and vote on a nonbinding, advisory proposal to approve the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger, which we refer to as the “nonbinding compensation proposal” (see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [ ]); and

•	to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board

The Board carefully reviewed and considered the terms and conditions of the merger agreement, the merger and the other transactions contemplated by the merger agreement. The Board unanimously approved the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders, directed that the merger agreement be submitted for adoption at a duly held meeting and resolved to recommend that the Company’s stockholders vote to adopt the merger agreement. Accordingly, the Board unanimously recommends a vote “FOR” the proposal to adopt the merger agreement. For a discussion of the material factors that the Board considered in resolving to recommend that the Company’s stockholders vote to adopt the merger agreement, please see the section of this proxy statement entitled “The Merger—Reasons for Recommending the Adoption of the Merger Agreement”.

The Board also unanimously recommends a vote “FOR” the nonbinding compensation proposal and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.

Record Date and Stockholders Entitled to Vote

Only holders of record of Company common stock as of the close of business on [                    ], 2016, the record date for the special meeting, are entitled to vote the shares of Company common stock they held on the record date at the special meeting. As of the close of business on the record date, there were [            ] shares of Company common stock outstanding and entitled to vote, held by [            ] stockholders of record. Each stockholder is entitled to one vote for each share of Company common stock held by such stockholder on the record date on each of the proposals presented in this proxy statement.

Quorum

The Company’s Bylaws provide that the presence, in person or by proxy, of holders of a majority of the votes entitled to be cast at the special meeting constitutes a quorum for the transaction of business. Abstentions will be counted for purposes of determining the presence of a quorum. “Broker non-votes” will not be counted for purposes of determining the presence of a quorum unless the broker has been instructed to vote on at least one of the proposals presented in this proxy statement.

A “broker non-vote” occurs on a matter when a broker, bank or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give such instructions and the broker or other nominee indicates on its proxy card, or otherwise notifies us, that it does not have authority to vote its shares on that matter. You must follow instructions from your broker to authorize it to vote with respect to the proposal to adopt the merger agreement, the nonbinding compensation proposal or the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be adjourned or postponed to solicit additional proxies.

Vote Required

Adoption of the Merger Agreement

The adoption of the merger agreement requires the affirmative vote of the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, voting together as a single voting group. Under the merger agreement, the receipt of such required vote is a condition to the consummation of the merger.

The failure to vote your shares of Company common stock, abstentions and “broker non-votes” will have the same effect as a vote “AGAINST” the proposal to adopt the merger agreement.

Approval of the Nonbinding Compensation Proposal

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the number of votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on the Company or the Board.

Approval of the Adjournment of the Special Meeting

The approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement, requires the affirmative vote of the holders of a majority of the voting shares represented at the special meeting, without further notice other than by announcement at the meeting.

Voting Procedures

Whether or not you plan to attend the special meeting and regardless of the number of shares you own, your careful consideration of, and vote on, the proposal to adopt the merger agreement is important and we encourage you to vote promptly.

To ensure that your shares are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting and vote in person, using one of the following three methods:

•	by telephone, by calling the toll-free number [ ] in the United State or Canada on a touch –tone phone and following the recorded instructions;

•	by accessing the Internet website at [ ] and following the instructions on the website; or

•	by mail, by indicating your vote on each proxy card you receive, signing and dating each proxy card and returning each proxy card in the prepaid envelope that accompanied that proxy card.

If you are the record holder of your shares or your shares are held in street name, then telephone and Internet voting will be accessible until 11:59 p.m. Eastern time on [                    ], 2016. Telephone and Internet voting are available 24 hours a day.

Stockholders of the Company who hold their shares in “street name” by a broker, nominee, fiduciary or other custodian should refer to the proxy card or other information forwarded by their broker, nominee, fiduciary or other custodian for instructions on how to vote their shares.

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., PowerSecure’s proxy solicitor for the special meeting, toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

How Proxies Are Voted

If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote in favor of the proposal to adopt the merger agreement, the nonbinding compensation proposal and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Revocation of Proxies

You have the right to revoke your proxy at any time prior to the time your shares are voted at the special meeting. If you are a stockholder of record, your proxy can be revoked in several ways:

•	by entering a new vote by telephone or the Internet;

•	by delivering a written revocation to the Company’s Secretary at PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587 prior to the special meeting;

•	by submitting another valid proxy bearing a later date that is received prior to the special meeting; or

•	by attending the special meeting and voting your shares in person.

However, if your shares are held in “street name” through a broker, nominee, fiduciary or other custodian, you must contact your broker, nominee, fiduciary or other custodian to determine how to revoke your proxy.

Voting in Person

If you plan to attend the special meeting and vote in person, you will be given a ballot at the special meeting. Please note that admission to the special meeting is limited to the Company’s stockholders or their representatives.

For holders of record of Company common stock, upon your arrival at the meeting location, you will need to present identification to be admitted to the meeting. If you are a stockholder who is an individual, you will need to present government-issued identification showing your name and photograph (i.e., a driver’s license or passport), or, if you are representing an institutional investor, you will need to present government-issued photo identification and professional evidence showing your representative capacity for such entity. In each case, we will verify such documentation with our record date stockholder list. We reserve the right to limit the number of representatives who may attend the special meeting. Cameras and electronic recording devices are not permitted at the special meeting.

For stockholders holding shares in “street name”, in addition to providing identification as outlined for record holders above, you will need a valid proxy from your broker or a recent brokerage statement or letter from your broker reflecting your stock ownership as of the record date. Otherwise, you will not be permitted to attend the special meeting. If your shares are held in the name of a broker, you must obtain and bring to the special meeting a proxy card issued in your name from the broker to be able to vote at the special meeting.

Appraisal Rights

Under the DGCL, PowerSecure stockholders who do not vote for the adoption of the merger agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL, which are summarized in this proxy statement. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the merger consideration. Any PowerSecure stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company prior to the vote on the adoption of the merger agreement and must not vote or otherwise submit a proxy in favor of adoption of the merger agreement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal right we encourage you to seek the advice of your own legal counsel. See “Appraisal Rights of Stockholders” on page [    ]. A copy of Section 262 of the DGCL is attached as Annex C to this proxy statement.

Solicitation of Proxies

The Company will pay the costs of soliciting proxies from its stockholders. In addition to this mailing, proxies may be solicited by directors, officers or employees of the Company in person, by telephone or electronic transmission. None of the directors, officers or employees will be directly compensated for such services. The Company has retained MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. The Company will pay MacKenzie Partners, Inc. a fee of approximately $12,500, plus reasonable expenses, for these services.

The extent to which these proxy soliciting efforts will be undertaken depends entirely upon how promptly proxies are submitted. You should submit your proxy without delay by mail, by telephone or via the Internet. The Company also reimburses brokers, nominees, fiduciaries or other custodians for their expenses in sending these materials to you and getting your voting instructions.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned in the absence of a quorum by the affirmative vote of holders of a majority of the shares of Company common stock having voting power present in person or represented by proxy at the special meeting.

Even if a quorum is present, the special meeting could also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement if sufficient votes are cast in favor of proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If the adjournment is for more than 30 days or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the special meeting.

Voting by Company Directors and Executive Officers

As of the close of business on [                    ], 2016, the record date for the special meeting, the Company’s directors and executive officers owned, in the aggregate, [            ] shares of Company common stock, or collectively approximately [    ]% of the outstanding shares of Company common stock. The Company’s directors and executive officers have informed us that they intend, as of the date hereof, to vote all of their shares of Company common stock in favor of the matters before our stockholders as described in this proxy statement. Certain of the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. For more information, please see the section of this proxy statement entitled “The Merger—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ].

Assistance

If you have any questions or need assistance voting your shares, please contact MacKenzie Partners, Inc., PowerSecure’s proxy solicitor for the special meeting, toll-free at (800) 322-2885 or via email at proxy@mackenziepartners.com.

THE MERGER

Overview

The Company is seeking the adoption by its stockholders of the merger agreement the Company entered into on February 24, 2016 with Southern Company and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable law) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly-owned indirect subsidiary of Southern Company. The Board has unanimously approved the merger agreement, determined that the merger and the transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders, directed that the merger agreement be submitted to the Company’s stockholders for adoption at a duly held meeting and resolved to recommend that the Company’s stockholders vote in favor of the proposal to adopt the merger agreement.

Upon the consummation of the merger, each share of Company common stock issued and outstanding immediately prior to the effective time, other than shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly demanded appraisal rights under the DGCL, will be converted into the right to receive $18.75 in cash, without interest and less any applicable withholding taxes.

Background of the Merger

The Board and senior management of PowerSecure regularly review and evaluate the Company’s strategic business plan and the possibility of pursuing various strategic transactions as part of their ongoing efforts to strengthen the Company’s business, grow the Company and enhance stockholder value, taking into account financial, industry, competitive and other conditions. As an essential component of our strategy, the Board and senior management continuously assess the Company’s business needs and opportunities, including potential acquisitions and divestitures, as well as existing business line expansions, in order to complement and expand the Company’s existing business and operations. As part of this process, from time to time, the Board and senior management have reviewed potential strategic alternatives, including strategic acquisitions and divestitures, a sale of the Company and remaining an independent, stand-alone entity.

PowerSecure has provided services to the Southern Company system at various times over the past ten years, including at present two large-scale solar projects being completed by PowerSecure for the benefit of Georgia Power’s customers.

Throughout the course of this business relationship, PowerSecure and Southern Company have from time to time engaged in discussions regarding their existing business relationship and whether there are opportunities to expand this relationship in a manner that would be mutually beneficial for the two companies and their respective customers and stockholders. At one such meeting that occurred on May 12, 2015 and was attended by Sidney Hinton, President and Chief Executive Officer of PowerSecure, John D. Bluth, Senior Vice President of Investor Relations and Corporate Communications of PowerSecure, Mark S. Lantrip, Chairman, President and Chief Executive Officer of Southern Company Services, Inc., a subsidiary of Southern Company (“Southern Company Services”), James Y. Kerr II, Executive Vice President, General Counsel and Chief Compliance Officer of Southern Company, and Christine M. Thom, Strategic Support Director at Southern Company Services, the parties discussed possible mutual opportunities for business collaborations and expansion of the relationship, including but not limited to the possibility of a strategic transaction in which Southern Company would acquire PowerSecure, but no specific form of transaction or valuation was discussed. Southern Company Services management also expressed an interest in learning more about PowerSecure’s business in order to help determine whether the parties should continue to explore a potential business collaboration.

On May 22, 2015, Mr. Kerr sent a draft confidentiality agreement to Mr. Bluth, which Southern Company Services and PowerSecure negotiated during the ensuing week and executed on June 1, 2015. Following the execution of the confidentiality agreement, PowerSecure provided certain non-public information, primarily background information about PowerSecure and its operations primarily intended to educate Southern Company about PowerSecure’s business, to Southern Company Services through in-person and telephonic meetings between each party’s senior management teams, and through email.

On June 2, 2015, Mr. Hinton met with Mr. Lantrip and Ms. Thom to continue discussions regarding a possible relationship between the two companies, including a possible strategic transaction, but no specific form of transaction or valuation was discussed.

On June 16, 2015, Mr. Hinton sent to Mr. Lantrip certain non-public materials about PowerSecure’s business and business outlook.

On July 7, 2015, Mr. Hinton and Eric Dupont, Executive Vice President and Chief Financial Officer of PowerSecure, had a telephonic conversation with certain members of senior management and other employees of Southern Company Services to review presentation materials about PowerSecure’s business and operations previously provided by PowerSecure to Southern Company Services.

During July and August 2015, members of senior management of PowerSecure continued to provide certain non-public information and materials to, and responded orally and by email to inquiries from, certain members of senior management of Southern Company Services regarding PowerSecure’s background, business, operations and financial results and projections, in an effort to help educate Southern Company on PowerSecure’s operations and prospects, and to evaluate potential synergistic opportunities between the two companies.

On September 8 and September 9, 2015, the Board, at its regularly scheduled quarterly meeting, which was also attended by certain members of senior management and by a representative of Kegler Brown Hill + Ritter (“Kegler Brown”), PowerSecure’s outside general counsel, authorized management and certain members of the Board to meet with investment bankers regarding PowerSecure’s strategic alternatives, and to provide a recommendation to the full Board regarding potential engagement of one or more investment banking firms to conduct a strategic review of PowerSecure.

On September 11, 2015, Messrs. Hinton and Dupont had a telephone conference with John J. Robinson, Vice President Business Development and Strategy Support at Southern Company Services, and Ms. Thom to commence a process for Southern Company Services to conduct more detailed due diligence with respect to PowerSecure.

On September 28, 2015, Messrs. Hinton and Dupont had a telephone conference with representatives of Southern Company Services to review and discuss Southern Company Services’s due diligence investigation of PowerSecure.

On October 7 and October 12, 2015, certain members of the Board and of senior management, as well as Kegler Brown, met with several investment banking firms, including J.P. Morgan, regarding the potential engagement of an investment banking firm to advise PowerSecure in connection with PowerSecure’s review of its strategic alternatives.

On October 22, 2015, Mr. Hinton had a telephone conference with Mr. Robinson regarding PowerSecure’s business and prospects and various due diligence items.

On November 5, 2015, Mr. Dupont and a representative of Hein & Associates LLP (“Hein”), PowerSecure’s independent registered public accounting firm, had a telephone conference with representatives of Deloitte & Touche LLP (“Deloitte”), Southern Company’s independent auditing firm, regarding due diligence matters.

On November 9 and November 10, 2015, representatives of Deloitte and Hein met for a due diligence review of Hein’s audit work papers on PowerSecure. On November 11, 2015, representatives of Deloitte met at PowerSecure’s offices with senior management of PowerSecure regarding certain due diligence items.

On November 12, 2015, the Board, along with certain members of senior management and Kegler Brown, had a follow-up meeting with J.P. Morgan to discuss its potential engagement for purposes of exploring PowerSecure’s strategic alternatives.

On November 12, 2015, certain members of senior management of PowerSecure had a telephone conference with certain senior members of management of Southern Company Services to discuss due diligence matters, and particularly those pertaining to PowerSecure’s financial results and prospects.

On December 3, 2015, Messrs. Hinton and Dupont and Christopher T. Hutter, Executive Vice President and Chief Operating Officer of PowerSecure, along with Kegler Brown, met with certain members of senior management of Southern Company Services along with other Southern Company Services employees and representatives of Jones Day, Southern Company’s outside counsel, to discuss Southern Company Services’s due diligence investigation.

On December 7, 2015, Messrs. Hinton, Hutter and Dupont had a due diligence telephone conference with certain members of senior management of Southern Company Services.

On December 8, 2015, the Board, at its regular quarterly meeting that was also attended by certain members of senior management and by Kegler Brown, authorized PowerSecure to engage J.P. Morgan to serve as PowerSecure’s investment banking advisor, to assist PowerSecure in its review of strategic alternatives, including the evaluation of a possible sale of PowerSecure.

On December 8, 2015, PowerSecure and J.P. Morgan signed two investment banking engagement letters, one letter regarding the evaluation of PowerSecure’s strategic alternatives and the other letter regarding J.P. Morgan’s engagement in the event of a sale of PowerSecure.

On December 10, 2015, Messrs. Hinton, Hutter and Dupont, along with Kegler Brown, had a due diligence telephone conference with certain members of Southern Company Services’s senior management and Jones Day.

On December 14, 2015, the Board held a telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and counsel from Kegler Brown, to discuss the initiation of PowerSecure’s review of potential strategic alternatives, including alternatives that involved the Company continuing on a stand-alone basis and alternatives that involved a sale of the Company. J.P. Morgan discussed the timeline for the project, including for a review of strategic alternatives and for a sale of the Company. During the meeting, counsel from Kegler Brown reviewed with the directors their fiduciary duties in the context of considering a potential sale of the Company, should the Board determine to pursue such a transaction.

On December 17, 2015, Mr. Hinton met with certain members of senior management of Southern Company Services to continue the discussions regarding Southern Company’s interest in a strategic transaction with PowerSecure and certain items of due diligence. While no specific form of transaction, valuation or form of consideration was proposed, Mr. Hinton communicated PowerSecure’s general expectations regarding valuations that could potentially form the basis for negotiation of a transaction.

Near the end of December 2015, Thomas A. Fanning, Southern Company’s Chairman, President and Chief Executive Officer, contacted Mr. Hinton to advise him that Southern Company’s senior leadership was interested in evaluating a potential acquisition of PowerSecure, and to ask Mr. Hinton if he would be willing to meet with Southern Company leadership in order to present the business and prospects of PowerSecure and to discuss the potential benefits and synergies of a strategic transaction. Mr. Hinton attended such meetings on January 11 and 12, 2016, during which he discussed the background, business, operations and prospects of PowerSecure and the potential synergies of a strategic transaction, and the parties explored areas of mutual opportunities.

On January 11, 2016, the Board held a telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and Kegler Brown, to discuss the process PowerSecure would undertake in connection with a potential proposal from Southern Company to acquire PowerSecure. The Board determined that such a process should include reviewing valuation, strategic alternatives and sensitivity analyses, potential discussions and negotiations between senior management, J.P. Morgan and Southern Company. The Board also determined that the process should include a “market check” consisting of J.P. Morgan contacting other potential acquirors to gauge their interest in a potential transaction with the Company, thorough evaluation of any proposals, with the assistance of J.P. Morgan and outside counsel, and the Company’s senior management and advisors keeping the Board updated on a regular basis. To that end, the Board directed J.P. Morgan to prepare a list of companies that could potentially be interested in acquiring PowerSecure. During the meeting, Kegler Brown further reviewed with the directors their fiduciary duties in the context of considering a potential sale of the Company, should the Board determine to pursue such a transaction.

On January 15, 2016, Mr. Hinton met with Mr. Robinson and Ms. Thom to continue the discussions regarding Southern Company’s interest in a strategic transaction with PowerSecure and certain items of due diligence.

On January 18, 2016, the Board held a telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and Kegler Brown, to discuss the market check process which the Board had previously authorized, including reviewing a list of potential strategic and financial acquirors that could potentially be interested in a transaction with PowerSecure. J.P. Morgan provided a list of potential acquirors, and the Board and management evaluated, and provided input and suggestions with respect to, the potential acquirors, with a focus on reaching out to companies most likely to be interested in acquiring the company at the highest price. The Board directed J.P. Morgan to reach out to those potential candidates to determine if they would be interested in an acquisition of PowerSecure, and if so, to provide an indication of the valuation at which they would be willing to transact. Kegler Brown again advised the Board of its fiduciary duties in connection with evaluating a potential sale of the company.

On January 20 and January 22, 2016, representatives of J.P. Morgan contacted the parties that had been discussed with the Board in order to gauge their interest in a potential acquisition of, or other strategic transaction with PowerSecure. The Company’s identity was only disclosed to potential buyers that demonstrated interest in considering a potential transaction.

On January 25, 2016, a party that had been contacted by J.P. Morgan, referred to herein as Party A, indicated an interest in exploring a possible strategic transaction with PowerSecure and signed a confidentiality agreement. On January 26, 2016, J.P. Morgan delivered to Party A marketing materials and financial information regarding PowerSecure. On January 28, J.P. Morgan had follow-up discussions with Party A regarding the Company. On February 1 and February 2, 2016, certain members of senior management of PowerSecure and representatives of J.P. Morgan held telephonic meetings regarding PowerSecure with Party A in which they discussed the Company’s business, operations, products and services, markets, financial results and projections, among other topics.

On January 25, 2016, the Board held a telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and Kegler Brown. At that meeting, J.P. Morgan presented its preliminary analysis of PowerSecure’s potential strategic alternatives, on both a stand-alone basis and with respect to a potential sale of all or part of PowerSecure’s business, including a preliminary valuation analysis of PowerSecure pursuing various strategic alternatives. J.P. Morgan also provided an update to the Board on the market check process, including which potential candidates expressed an interest in exploring a strategic transaction or acquisition of PowerSecure and which candidates were still evaluating the opportunity. J.P. Morgan continued to update the Board of the progress and results of the market check process after the meeting.

On January 28, 2016, a party that had been contacted by J.P. Morgan referred to herein as Party B, indicated an interest in exploring a possible strategic transaction with PowerSecure and signed a confidentiality agreement. Later that day, J.P. Morgan delivered to Party B marketing materials and financial information regarding PowerSecure.

On January 29, 2016, Mr. Hinton met with Messrs. Lantrip and Robinson and Ms. Thom to continue discussions regarding a potential acquisition of PowerSecure by Southern Company. Mr. Hinton reiterated to Southern Company his previous feedback regarding valuations that could potentially form the basis for negotiation of a transaction between the parties. During the meeting, the parties agreed that any post-transaction roles for Mr. Hinton or other PowerSecure executive officers should not be negotiated prior to the material terms of the transaction being agreed, including valuation.

On February 1, 2016, the Board held a telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and Kegler Brown, to review the expressions of interest from potential buyers received by PowerSecure and J.P. Morgan. J.P. Morgan reported that two of the companies, Party A and Party B, had entered into confidentiality agreements with PowerSecure and were reviewing the PowerSecure marketing materials and considering whether they were interested in pursuing a transaction with the Company. Because a proposal was anticipated to be made by Southern Company within the next few weeks, the Board instructed J.P. Morgan to send bid process letters to Party A and Party B to elicit from those parties the valuation at which they would be interested in exploring a transaction.

On February 1, 2016, representatives of J.P. Morgan delivered a bid process letter to representatives of each of Party A and Party B. The bid process letter instructed the bidders to deliver an indication of interest by February 5, 2016.

On February 4, 2016, representatives of Party A requested an extension of the bid deadline to February 9, 2016, which was granted.

On February 5, 2016, Party B submitted an indication of interest with respect to a transaction valuing PowerSecure at $15.00 per share.

On February 8, 2016, the Board held a telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and Kegler Brown in order for the Board to receive an update on discussions with Party A and Party B. J.P. Morgan reported that the Company had received an indication of interest from Party B and that Party A had requested an extension to bid until February 9 and had communicated that it was planning on submitting an indication of interest by that time. Also at the meeting, J.P. Morgan provided a financial review of the Party B’s indication of interest. At that meeting, the Board also determined to engage Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”) to act as PowerSecure’s special counsel in connection with its evaluation and negotiation of a potential strategic transaction.

On February 9, 2016, Messrs. Hinton and Dupont met with Messrs. Lantrip and Robinson to discuss possible structures of a potential transaction, due diligence and transaction valuation. Mr. Hinton encouraged the representatives of Southern Company to propose as high of a purchase price as possible as part of any potential transaction, and indicated that a proposed purchase price of at least approximately $20.00 per share would be necessary to position Southern Company to achieve a transaction with PowerSecure on an expedited basis, in light of the interest of other potential acquirors. Messrs. Lantrip and Robinson advised that the Southern Company board of directors was evaluating an offer to purchase PowerSecure that had been recommended by senior management of Southern Company, and that they expected to make that offer to PowerSecure the following day.

On February 10, 2016, Mr. Robinson called Mr. Hinton to orally convey that Southern Company was prepared to make a proposal to acquire PowerSecure in an all-cash transaction for $18.00 per share, and that such proposal would have the support of the Southern Company board. Mr. Hinton urged Southern Company to improve on its proposal. Mr. Robinson stated that he would carry that message back to senior management of Southern Company and explore if the proposal could be improved. Later in the day, Mr. Robinson contacted Mr. Hinton to orally convey that Southern Company had increased its offer to $18.75 per share, and that such proposal would have the support of the Southern Company board. Mr. Robinson asked Mr. Hinton to contact him before the next PowerSecure Board meeting if PowerSecure had any questions or needed clarification on

Southern Company’s proposal. Mr. Hinton informed the Board and senior management, as well as representatives of J.P. Morgan, Kegler Brown and Wachtell Lipton, of the oral offer.

On February 10, 2016, Southern Company delivered a proposal letter to PowerSecure, indicating that Southern Company was prepared to acquire PowerSecure in an all-cash transaction for $18.75 per share, which represented a premium of 92.7% to the closing sale price of our common stock on February 10, 2016, which was $9.73, and a 70.1% premium to the 20-day volume weighted average trading price of our common stock as of such date. The letter also indicated that Southern Company was prepared to conduct confirmatory due diligence in an expeditious manner, and requested an exclusivity period of 45 days to conclude diligence and negotiate a mutually acceptable definitive merger agreement. Mr. Hinton provided a copy of the letter to the Board.

Later in the day on February 10, 2016, representatives of J.P. Morgan separately contacted certain members of senior management of Southern Company Services to discuss certain clarifying questions regarding the proposal letter.

Also on February 10, 2016, J.P. Morgan discussed with representatives of Party A their interest in a potential transaction and encouraged Party A to accelerate their potential timing.

On February 11, 2016, the Board held a special telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan, Kegler Brown and Wachtell Lipton, to discuss the proposal letter from Southern Company, including the proposed purchase price of $18.75 of per share and Southern Company’s request for a 45-day exclusivity period to complete its due diligence and negotiate definitive documents. The proposed price represented a 90% premium to the closing sale price of our common stock on the prior day. Prior to the Board meeting, the independent directors held an executive session with Kegler Brown in preparation for the full Board meeting. At the Board meeting, J.P. Morgan reviewed the proposal made by Southern Company, the proposal made by Party B, as well as an update on discussions with Party A. Kegler Brown and Wachtell Lipton again advised the Board of its fiduciary duties and engaged in a discussion with the Board regarding the key terms that would be expected to be included in a merger agreement with respect to a transaction. The Board further discussed Southern Company’s request for exclusivity for a period of 45 days. Following this discussion, the Board determined that Southern Company’s proposal was reasonably likely to lead to a transaction that would be in the best interests of the Company’s stockholders, and that J.P. Morgan should continue the market check process in order to determine if a transaction at an even higher valuation was reasonably obtainable. The Board directed senior management and PowerSecure’s advisors to proceed to seek to negotiate a more limited exclusivity agreement with Southern Company, and directed J.P. Morgan to continue the market check process with Party A and Party B by engaging in further discussions with both parties in order to seek the best possible proposals from each of them. The Board also instructed Mr. Hinton to communicate to Southern Company that the length of the proposed exclusivity period was not acceptable, but that PowerSecure would consider a much shorter exclusivity period if Southern Company would endeavor to reach a definitive agreement with the Company during that shorter timeframe.

Later on February 11, 2016, Mr. Hinton contacted Mr. Robinson in order to advise him of the Board’s feedback regarding the proposed exclusivity period. During this conversation, Mr. Hinton explained that, in light of other alternatives potentially available to PowerSecure, it was important to PowerSecure that the terms of any transaction with Southern Company either be negotiated or terminated within approximately ten days and that PowerSecure was prepared to commit its resources to reach that outcome and would expect Southern Company to do the same, should Southern Company wish to proceed with negotiations with the Company. That same evening, Mr. Robinson contacted Mr. Hinton to convey that Southern Company would be prepared to meet this timeline, and also requested a corresponding 10-day period of exclusivity to facilitate such negotiations, to commence on February 15, 2016.

Over the course of February 11 and February 12, 2016, representatives of J.P. Morgan contacted representatives of Party A and Party B to encourage them to make a proposal at a significant valuation, in light of other interest in acquiring PowerSecure. Both Party A and Party B, separately, advised J.P. Morgan that they would not be able to propose a transaction at or near such a valuation at that time or in the reasonably foreseeable future.

On February 13 and February 14, 2016, Wachtell Lipton negotiated the terms of an exclusivity agreement with Jones Day that provided for an exclusivity period of ten days.

On February 15, 2016, the Board held a special telephonic meeting that was also attended by certain members of senior management, representatives of J.P. Morgan and representatives of Kegler Brown and Wachtell Lipton. At that meeting, J.P. Morgan updated the Board on the market check process, reviewed the terms of the Southern Company proposal and discussed with senior management and the Board the view that it was unlikely that Party A, Party B or any other party would be willing or able to match the $18.75 per share cash offer from Southern Company. In addition, the Board discussed the potential risks and benefits of entering into an exclusivity agreement with a reduced exclusivity period of ten days. The Board considered, among other things, the risk that Southern Company might decide not to continue to pursue a strategic opportunity with PowerSecure, whether Party A, Party B or any other interested potential counterparty would be able to complete due diligence and negotiate a definitive agreement within a reasonable time period and the potential risks of a broader solicitation of interest, including the harm that could accrue to the business of the Company in the event it became public that the Company was considering a transaction.

At the same meeting, representatives of J.P. Morgan summarized the Southern Company and Party A proposals. J.P. Morgan and representatives of Kegler Brown and Wachtell Lipton also discussed a potential transaction timeline, should the Board determine to pursue a transaction. Kegler Brown and Wachtell Lipton again advised the Board of its fiduciary duties in connection with considering a transaction.

At the conclusion of the meeting, the Board determined that it would be in the best interests of the Company and its stockholders to authorize management and the advisors to proceed to execute the exclusivity agreement as presented to the Board, and subsequently to negotiate a definitive merger agreement with Southern Company with respect to Southern Company’s proposal to acquire the Company for $18.75 per share. The Board directed senior management to oversee management day-to-day in the negotiations, and to consult with the Board as appropriate. At that time, no discussions had taken place between Southern Company and members of PowerSecure senior management regarding their potential roles with Southern Company following the completion of a transaction. With the purchase price having been agreed in principle, the Board advised Mr. Hinton and the other members of senior management that such discussions could commence if requested by Southern Company, but no agreements with respect to potential post-transaction roles with Southern Company should be reached without first being presented to the Board.

On the evening of February 15, 2016, after the Board meeting concluded, Mr. Hinton called Mr. Robinson to advise him that PowerSecure’s Board had determined to authorize management to enter into the 10-day exclusivity agreement and proceed to negotiations of a merger agreement. That same evening, the parties executed the exclusivity agreement.

On the evening of February 15, 2016, Jones Day delivered a first draft of the merger agreement to Wachtell Lipton. The parties and their representatives exchanged drafts and negotiated the terms of the merger agreement between February 15 and February 23, 2016. During that period, representatives from PowerSecure, Wachtell Lipton and Kegler Brown and representatives from Southern Company Services and Jones Day had various telephone conferences to review open items, discuss regulatory matters, complete due diligence and negotiate the final terms of the merger agreement.

On February 16, 2016, Messrs. Hinton, Hutter and Dupont had a telephone conference with certain members of senior management of Southern Company Services regarding merger negotiations planning and finalizing due diligence during the ten day exclusivity period.

On February 19, 2016, Messrs. Hinton, Hutter and Dupont, along with Kegler Brown, had a telephone conference with members of senior management of Southern Company Services, and representatives of Jones Day, regarding certain confirmatory due diligence items.

On February 22, 2016, Mr. Hinton met with Messrs. Lantrip and other members of Southern Company Services’s senior management regarding Mr. Hinton’s post-transaction compensation arrangements.

On February 23, 2016, Messrs. Hinton, Hutter, Dupont, along with representatives of Wachtell Lipton and Kegler Brown, had a telephone conference with certain members of senior management of Southern Company Services, along with Jones Day, regarding Mr. Hinton’s post-transaction compensation arrangements, including the potential terms of a letter agreement (the “Hinton letter agreement”) to be entered into among Mr. Hinton, Southern Company and PowerSecure, which is described in more detail below under “Interests of the Company’s Directors and Executive Officers in the Merger—Hinton Letter Agreement.”

Also on February 23, 2016, Wachtell Lipton and Jones Day engaged in further negotiations regarding the merger agreement. Based on discussions between representatives of Jones Day and Wachtell Lipton throughout that day, the parties reached agreement on all substantive transaction terms to the satisfaction of senior management of PowerSecure and Southern Company Services that evening.

On February 24, 2016, Southern Company delivered a proposed final form of the merger agreement to PowerSecure, and the parties resolved the treatment of certain employee and executive compensation matters, subject in all cases to approval of the Board.

On February 24, 2016, a joint meeting of the Board and the Compensation Committee of the Board was held, which was also attended by certain members of senior management and representatives of J.P. Morgan, Wachtell Lipton and Kegler Brown. During the meeting, representatives of Wachtell Lipton and Kegler Brown reviewed with the directors their fiduciary duties in the context of considering a potential sale of the Company. Representatives of Wachtell Lipton summarized the material terms of the draft merger agreement and the Hinton letter agreement.

At the same meeting, representatives of J.P. Morgan made a presentation to the Board in which it updated its financial analysis of the $18.75 per share merger consideration offered by Southern Company and rendered its oral opinion to the Board that, as of February 24, 2016 and based upon and subject to qualifications, assumptions and limitations set forth in the written opinion it subsequently delivered, the $18.75 in cash per share of Company common stock to be paid to the holders (other than Southern Company and its affiliates) of the outstanding shares of Company common stock pursuant to the merger agreement was fair from a financial point of view to such holders. The full text of the written opinion of J.P. Morgan, dated February 24, 2016 which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in rendering its opinion, is attached as Annex B to this proxy statement and is incorporated by reference, and J.P. Morgan’s analysis is summarized below under “—Opinion of J.P. Morgan.”

Following discussion of the presentations by Wachtell Lipton, Kegler Brown and J.P. Morgan, and J.P. Morgan’s delivery of its oral opinion, and following deliberation by the Compensation Committee of the Board, the Compensation Committee approved the treatment of the Company’s equity compensation awards in the merger and the Hinton letter agreement. Following deliberation by the Board, the Board then unanimously approved the merger agreement, determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders, directed that the merger agreement be submitted to the Company’s stockholders for adoption at a duly held meeting, resolved to recommend that the Company’s stockholders vote to adopt the merger agreement and approved certain related matters.

In the afternoon of February 24, 2016, the Company and Southern Company executed the definitive merger agreement and the Company, Southern Company and Mr. Hinton executed the Hinton letter agreement. Later in the afternoon of February 24, 2016, the Company and Southern Company issued a joint press release announcing the parties’ entry into the merger agreement.

Recommendation of the Board

At the special meeting of the Board on February 24, 2016, after careful consideration, including detailed discussions with the Company’s management and its outside financial and legal advisors, the Board unanimously:

•	approved the merger agreement;

•	determined that the merger and the other transactions contemplated by the merger agreement are advisable and fair to and in the best interests of the Company’s stockholders;

•	directed that the merger agreement be submitted to the Company’s stockholders for adoption at a duly held meeting; and

•	resolved to recommend that the Company’s stockholders vote to adopt the merger agreement.

Reasons for Recommending the Approval of the Merger Agreement

As described above in the section entitled “—Background of the Merger”, prior to and in reaching this determination, the Board consulted with and received the advice of its financial advisor and outside counsel, discussed the proposed transaction with the Company’s management and considered a variety of factors weighing positively in favor of the merger, including the following material factors:

•	the Board’s understanding of the business, operations, financial condition, earnings, strategy and prospects of the Company, as well as the Company’s historical and projected financial performance;

•	the fact that the $18.75 per share merger consideration represented approximately a 90% premium based on the market closing price of $9.87 on February 24, 2016, the final closing price prior to the announcement of the transaction;

•	the opinion of J.P. Morgan, dated February 24, 2016, that as of such date and based upon, and subject to the qualifications, assumptions and limitations set forth therein, the $18.75 in cash per share of Company common stock paid to the holders of the outstanding shares of Company common stock pursuant to the merger agreement was fair from a financial point of view to such holders, including the various analyses undertaken by J.P. Morgan in connection with its opinion as described below under “The Merger—Opinion of J.P. Morgan” beginning on page [ ];

•	the fact that J.P. Morgan had contacted other parties believed to be logical potential acquirors of the Company during the months preceding the execution of the merger agreement, and $18.75 per share in cash was significantly higher than any other formal or informal indication of interest received by the Company from any such party;

•	the Board’s belief that the all-cash merger consideration will allow the stockholders of the Company to realize in the near term a fair value, in cash, for their shares, while avoiding medium and long-term market and business risks and the risks associated with realizing current expectations for the Company’s future financial performance;

•	the fact that Southern Company has significant financial resources, with available funds and sources of liquidity well in excess of that required to pay the purchase price in full;

•	the Board’s belief that the merger consideration compensates the stockholders of the Company not only for the value of the Company’s current business and results but also for the potential that these results will improve over time;

•	that all of the terms and conditions of the merger agreement, including, among other things, the representations, warranties, covenants and agreements of the parties, the conditions to closing of the merger, the form and structure of the merger consideration and the termination rights of the Company, are fair and reasonable;

•	that while the merger agreement contains a covenant prohibiting the Company from soliciting alternative proposals (as defined in the merger agreement), the merger agreement permits the Company, prior to the time that the stockholders of the Company adopt the merger agreement, to engage or participate in discussions and negotiations, if a bona fide alternative proposal is made and the Board determines in good faith, after consultation with its outside legal and financial advisors, that the bona fide alternative proposal either constitutes a superior proposal (as defined in the merger agreement) or is reasonably likely to result in a superior proposal, subject to payment of a termination fee of $12,000,000;

•	the assessment that the termination fee described above is approximately equal to 2.8% of the fully-diluted equity value of the Company, which the Board did not believe would preclude any other party from making a superior proposal for the Company;

•	that the merger agreement allows the Board, prior to the time that stockholders of the Company adopt the merger agreement, to change or withdraw its recommendation of the merger agreement in connection with a superior proposal or in response to an intervening event (as defined in the merger agreement), if the Board determines in good faith, after consultation with its outside financial and legal advisors, that the merger is not in the best interests of the Company’s stockholders and the failure to effect a change of recommendation would be inconsistent with the directors’ fiduciary duties or obligations under applicable law; and

•	the terms of the merger agreement provide a significant degree of certainty that the merger will be consummated, including the fact that (i) the conditions required to be satisfied prior to the consummation of the merger, such as the receipt of stockholder approval and the expiration or termination of the waiting period under the HSR Act, are expected to be fulfilled and (ii) the merger agreement contains no financing conditions.

The Board also considered a variety of risks and potentially negative factors concerning the merger and the merger agreement, including the following:

•	the risk that the merger will be delayed or will not be consummated, as well as the potential loss of value to the stockholders of the Company and the potential negative impact on the financial position, operations and prospects of the Company if the merger is delayed or is not consummated for any reason;

•	the risk, if the merger is not consummated, that the pendency of the merger could affect adversely the relationship of the Company and its subsidiaries with their respective customers, employees, suppliers, agents and others with whom they have business dealings;

•	that stockholders of the Company will have no ongoing equity participation in the Company or Southern Company following the merger and that the stockholders of the Company will cease to participate in the Company’s future earnings or growth, if any, and will not benefit from increases, if any, in the value of Company common stock in the future;

•	the risk of incurring substantial expenses related to the merger;

•	the significant costs involved in connection with negotiating the merger agreement and consummating the merger, the substantial management time and effort required to effectuate the merger and the related disruption to the Company’s day-to-day operations during the pendency of the merger;

•	that the Company will be required to bear certain costs and expenses involved in connection with negotiating the merger agreement and attempting to close the merger if the merger is not consummated;

•	the terms of the merger agreement that place restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking business opportunities that may arise prior to consummation of the merger, and the resultant risk if the merger is not consummated;

•	that the receipt of cash in exchange for shares of Company common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes for many Company stockholders;

•	the fact that Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company’s stockholders generally, including that (i) all outstanding Company options held by such persons will be deemed to be fully vested and converted into the right to receive a cash payment equal to the excess of the merger consideration over the exercise prices of such stock options, (ii) all outstanding Company restricted shares and restricted stock units held by such persons will be deemed to be fully vested and converted into the right to receive the merger consideration, except for certain unvested restricted shares held by the Sidney Hinton, the Company’s President and Chief Executive Officer, which will be converted into a stock award relating to shares of Southern Company pursuant to the terms of a letter agreement between Southern Company and Mr. Hinton, (iv) the letter agreement between Southern Company and Mr. Hinton contains other terms with respect to Mr. Hinton’s continued employment with the Company following the completion of the merger, (v) all Company performance share units payable in shares of Company common stock will be deemed vested at the target level of achievement and converted into the right to receive the merger consideration and (vi) the Company’s directors and officers also have interests in continued indemnification and insurance coverage from the surviving corporation and Southern Company under the terms of the merger agreement;

•	the projected financial results of the Company through 2019 as a stand-alone company and the associated value creation, including in connection with a future acquisition transaction which might yield greater value as a result of such projected financial results actually being achieved; and

•	other strategic alternatives that may be available to the Company, including continuing to operate as an independent company, the possibility of growing its business through acquisitions and internal growth and whether there were other potential parties that might have an interest in and be financially capable of engaging in an alternative strategic transaction with the Company, and the valuation, regulatory and financing issues that might arise in connection with pursuing an alternative strategic transaction.

Prospective Financial Information

The Company does not as a matter of course make specific public projections as to future financial results due to the inherent unpredictability of the assumptions and estimates underlying such projections. However, in connection with the Board’s evaluation of the merger and other strategic alternatives available to the Company, the Company’s management provided to the Board and J.P. Morgan certain non-public, unaudited prospective financial information, which we refer to as “prospective financial information”.

Summaries of the prospective financial information are provided below. The prospective financial information reflects numerous judgments, estimates and assumptions with respect to industry performance, general business, economic, market and financial conditions and other future events, as well as matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The prospective financial information is subjective in many respects and is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the prospective financial information constitutes forward-looking information and is subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted, including the various risks set forth in the Company’s periodic reports. For additional information regarding these risks, see the section of this proxy statement entitled “Forward-Looking Statements”. There can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The prospective financial information should not be considered a reliable predictor of future results and should not be relied upon as such. The prospective financial information covers multiple years and such information by its nature becomes less predictive with each successive year.

The prospective financial information was based upon various assumptions which relate only to the periods presented and should not be relied upon for any other purpose. The prospective financial information does not take into account any circumstances or events occurring after the date it was prepared, including the announcement of the merger. The prospective financial information does not take into account the effect of any failure to occur of the merger and should not be viewed as accurate or continuing in that context.

The prospective financial information was not prepared with a view toward public disclosure or toward complying with generally accepted accounting principles, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the prospective financial information is unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the prospective financial information. Readers of this document are urged not to place undue reliance on the unaudited prospective financial information set forth below.

The inclusion of the prospective financial information herein is not deemed an admission or representation by the Company that either the projected financial performance or the projected cash flow and balance sheet are viewed by the Company as material information of the Company or the surviving corporation. The prospective financial information is not included in this proxy statement in order to induce any holder of the Company common shares to approve the proposal to adopt the merger agreement. THE COMPANY DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING SINCE ITS PREPARATION OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR, OR TO REFLECT CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS.

Subject to the foregoing qualifications, the following is a summary of the prospective financial information:

Prospective Financial Information

($ in millions, except per share data)

	2016E	2017E	2018E	2019E
Revenue	$533.2	$457.7	$540.0	$650.6
EBITDA	42.1	46.2	63.9	86.8
Depreciation and amortization	(11.3)	(11.6)	(12.4)	(13.2)

EBIT	$28.2	$32.0	$48.9	$71.0

Net Income	$16.1	$18.7	$28.9	$42.3
EPS—Diluted	$0.70	$0.81	$1.24	$1.79

Capital expenditures	(20.0)	(14.9)	(14.9)	(14.9)

EBITDA as presented in the prospective financial information included herein excludes the effects of interest expense, income tax (expense) benefit, depreciation and amortization expense and stock-based compensation expense. EBITDA is a non-GAAP financial measure and should not be considered as an alternative to net earnings, operating earnings, cash flow provided by operating activities or other income or cash flow data prepared in accordance with GAAP. However, the Company’s management believes that EBITDA may provide additional information with respect to the Company’s performance or ability to meet its future debt service, capital expenditures and working capital requirements. A reconciliation of EBITDA to net income for each period presented is set forth below:

	2016E	2017E	2018E	2019E
EBITDA	$42.1	$46.2	$63.9	$86.8
Stock based compensation expense	(2.6)	(2.6)	(2.6)	(2.6)
Depreciation and amortization	(11.3)	(11.6)	(12.4)	(13.2)
Interest expense, net	(0.8)	(0.8)	(0.6)	(0.5)
Income taxes	(11.2)	(12.5)	(19.3)	(28.2)

Net Income	$16.1	$18.7	$28.9	$42.3

Opinion of J.P. Morgan

Pursuant to an engagement letter dated December 8, 2015, the Company retained J.P. Morgan as its financial advisor in connection with the proposed merger.

At the meeting of the Board on February 24, 2016, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its opinion, the consideration to be paid to the Company’s common stockholders in the proposed merger was fair, from a financial point of view, to such stockholders. J.P. Morgan has confirmed its February 24, 2016 oral opinion by delivering its written opinion to the Board, dated February 24, 2016, that, as of such date, the consideration to be paid to the Company’s common stockholders in the proposed merger was fair, from a financial point of view, to such stockholders. The full text of the written opinion of J.P. Morgan dated February 24, 2016 which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed merger, was directed only to the consideration to be paid in the merger and did not address any other aspect of the merger. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the proposed merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed merger or any other matter.

In arriving at its opinions, J.P. Morgan, among other things:

•	reviewed a draft dated February 23, 2016 of the merger agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•	compared the proposed financial terms of the merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration received for such companies;

•	compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company common stock and certain publicly traded securities of such other companies;

•	reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company with respect to certain aspects of the merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify (and did not assume responsibility or liability for independently verifying) any such information or its accuracy or completeness. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company under any applicable laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the merger will have the tax consequences described in this proxy statement, and in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, that the other transactions contemplated by the merger agreement will be consummated as described in the merger agreement and this proxy statement, and that the definitive merger agreement would not differ in any material respect from the draft thereof provided to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company and in the merger agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the merger.

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be received by the Company’s common stockholders in the proposed merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to the holders of any other class of securities, creditors or other constituencies of the Company or the underlying decision by the Company to engage in the merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed merger, or any class of such persons relative to the consideration in the proposed merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company’s common stock will trade at any future time.

The terms of the merger agreement, including the consideration to be received by the Company’s common stockholders, were determined through arm’s length negotiations between the Company and Southern Company, and the decision to enter into the merger agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Board or management with respect to the proposed merger or the consideration.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on February 24, 2016 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples

Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be similar in certain respects to the Company. The companies selected by J.P. Morgan were:

•	Cummins Inc.

•	Regal Beloit Corporation

•	Generac Holdings Inc.

•	EnerSys

•	Itron, Inc.

•	ESCO Technologies Inc.

•	Ameresco, Inc.

•	Power Solutions International, Inc.

None of the selected companies reviewed is identical to the Company and certain of these companies may have characteristics that are materially different from those of Company. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect their comparability to the Company.

The estimated financial data for the selected companies were based on publicly available information and filings and publicly available research analysts’ estimates, and the multiples summarized below were based on closing stock prices as of February 19, 2016.

Using publicly available information, J.P. Morgan calculated for each selected company the ratio of the company’s “Firm Value” (calculated as the equity value of the company’s common stock on a fully diluted basis, plus any debt and minority interest, and less cash and cash equivalents) to the company’s estimated EBITDA (defined as earnings before interest, taxes, depreciation and amortization) for the fiscal year ending December 31, 2016, and the price to estimated earnings for the company’s fiscal year ending December 31, 2016 (the “Price per Share / 2016E EPS”). The following table presents the results of this analysis:

Metric	Mean	Median	Low	High
Firm Value / 2016E EBITDA	8.2x	8.2x	5.3x	11.2x
Price per Share / 2016E EPS	14.0x	13.4x	10.7x	18.8x

Based on the results of this analysis and taking into account differences in the Company’s business and such other factors as J.P. Morgan deemed appropriate, J.P. Morgan selected multiple reference ranges for the Company of 5.0x – 9.0x for Firm Value / 2016E EBITDA and a multiple reference range of 12.0x – 17.0x for Price per Share / 2016E EPS. These multiples were then applied to the Company’s 2016 estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) and 2016 estimated earnings per share (“EPS”), each of which were provided by the Company, yielding implied values for the Company common stock of approximately $9.30 to $16.65 and $8.45 to $12.00 per share, respectively, rounded to the nearest $0.05, as compared to the common stock per share consideration of $18.75.

Selected Transaction Analysis

Using publicly available information, J.P. Morgan examined selected transactions involving acquired businesses that, for purposes of J.P. Morgan’s analysis, were similar to the Company. Specifically, J.P. Morgan reviewed the following transactions:

Date	Target	Acquiror
5-Oct-15	Willbros Professional Services	TRC Companies, Inc.
18-May-15	GE Roots Blowers & Compressors	Colfax Corporation
9-Mar-15	Distech Controls Inc.	Acuity Brands, Inc.
15-Dec-14	Emerson Power Transmission Solutions	Regal Beloit Corporation
6-Nov-14	AERCO International, Inc.	Watts Water Technologies, Inc.
18-Aug-14	Cameron Centrifugal Compression	Ingersoll-Rand plc
6-May-14	Rolls Royce Energy Gas Turbine & Compressor	Siemens AG
16-Apr-14	Air Distribution Technologies	Johnson Controls, Inc.
16-Apr-14	GEA Heat Exchangers	Triton Partners
1-Apr-14	Alstom Auxiliary Components	Triton Partners
3-Mar-14	ADT Korea	The Carlyle Group

For each of the transactions for which information was publicly available, J.P. Morgan compared the Firm Value implied by the purchase price in each transaction as a multiple of last twelve months (“LTM”) EBITDA (or if LTM was unavailable, most recent calendar year) for the target company based on the most recently available public information at the time of announcement of the relevant transaction. The following table presents the results of this analysis:

FV / LTM EBITDA
High	13.5x
Low	7.2x
Mean	10.2x
Median	10.5x

Based on the foregoing and taking into account differences in the Company’s business and such other factors as J.P. Morgan deemed appropriate, J.P. Morgan applied a range of multiples of 10.0x to 13.5x to the Company’s actual 2015 EBITDA as provided by the Company, and arrived at an estimated range of implied equity values for the Company’s common stock of between $11.25 and $15.15 per share of the Company’s common stock, rounded to the nearest $0.05, as compared to the common stock per share consideration of $18.75.

Discounted Cash Flow Analysis

J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share of the Company’s common stock. A discounted cash flow analysis is a method of evaluating an asset using estimates of the future unlevered free cash flows generated by the asset and taking into consideration the time value of money with respect to those future cash flows by calculating their “present value.” The “unlevered free cash flows” refers to a calculation of the future cash flows generated by an asset without including in such calculation any debt servicing costs. Specifically, unlevered free cash flow represents unlevered net operating profit after tax, adjusted for depreciation, capital expenditures, changes in net working capital, and certain other one-time cash expenses as applicable. “Present value” refers to the current value of one or more future cash payments from the asset, which is referred to as that asset’s cash flows, and is obtained by discounting those cash flows back to the present using a discount rate that takes into account macro-economic assumptions and estimates of risk, the opportunity cost of capital, capitalized returns and other appropriate factors. “Terminal value” refers to the present value of all future cash flows generated by the asset for periods beyond the projections period.

J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2016 through 2019 based upon financial projections prepared by management of the Company, and during fiscal years 2020 through 2030, based upon extrapolations of those financial projections, which extrapolations were reviewed and approved by management of the Company. See “The Merger—Prospective Financial Information” beginning on page [    ] for additional information. J.P. Morgan also calculated a range of terminal values of the Company at the end of the 15-year period ending 2030 by applying a perpetual growth rate ranging from 1.0% to 2.0% to the unlevered free cash flow of the Company during the terminal period of the projections. The unlevered free cash flows and the range of terminal values were then discounted to present values as of December 31, 2015 using a range of discount rates from 9.25% to 11.25%. This discount rate range was based upon J.P. Morgan’s analysis of the capital structures and costs of equity and debt of the Company and the selected publicly traded companies identified above. The present value of the unlevered free cash flows was then adjusted for net debt as of December 31, 2015 and the net present value of the Company’s net operating loss carryforwards (which was $.30 to $.31 per share) to derive a range of equity values of between $16.80 and $23.50 per share of the Company’s common stock, rounded to the nearest $0.05, as compared to the per share consideration of $18.75.

In addition, at the request of the Board and management of the Company and for reference purposes only, J.P. Morgan also performed a discounted cash flow analysis of the Company using the following four sensitivity cases:

•	Periodic, cyclical downturn in growth and margins: one year (15.0%) revenue decline and 5.0% estimated EBITDA margin in each of 2020, 2024 and 2028 (“Sensitivity Case #1”);

•	Estimated EBITDA margins at 6.0% from 2018 through the extrapolation period (“Sensitivity Case #2”);

•	Reduced estimated revenue growth rates from 2018 through the extrapolation period and estimated EBITDA margins at 8.0% from 2018 through the extrapolation period (“Sensitivity Case #3”); and

•	Assumes equity additional investments in company owned DG assets from 2019 to 2025 (“Sensitivity Case #4”).

Using the same perpetuity growth rates and discount rates summarized above, this analysis indicated the following implied per share equity value ranges for shares of the Company’s common stock, rounded to the nearest $0.05, compared to the per share consideration of $18.75:

Implied Per Share Equity Value Range
Sensitivity Case #1	$10.25 – $13.50
Sensitivity Case #2	$4.85 – $6.80
Sensitivity Case #3	$7.10 – $9.60
Sensitivity Case #4	$17.35 – $27.00

Other Analyses for Reference Purposes Only

J.P. Morgan reviewed the trading range of the Company’s common stock for the 52-week period ended February 19, 2016, which was $9.60 per share of common stock to $16.43 per share of common stock, and compared that to (a) the closing price of $10.30 per share of common stock on February 19, 2016, and (b) the common stock per share consideration of $18.75.

Additionally, J.P. Morgan reviewed the volume weighted average price of the Company’s common stock over the 1-month, 3-month and 6-month periods prior to February 19, 2016, and noted that such prices were $10.54, $12.70 and $12.54, respectively.

Furthermore, J.P. Morgan reviewed the price targets for the Company’s common stock by certain equity research analysts since December 1, 2015, and noted that such price targets ranged from $17.00 to $21.00 per share of common stock, with a median price target of $17.00 per share.

However, J.P. Morgan noted that historical stock trading, volume weighted average price, and analyst price targets analyses are not valuation methodologies but were presented merely for reference purposes.

The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the selected transactions reviewed was identical to the merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For services rendered in connection with the proposed merger and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a transaction fee of 1.42% of the total consideration to be paid to the holders of Company common stock, $2,000,000 of which was payable upon the earlier of the public announcement of the proposed merger or delivery by J.P. Morgan of its opinion, and the remainder of which is payable contingent upon closing of the proposed merger. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor any its affiliates have had commercial or investment banking relationships with the Company. During the two years preceding the date of its opinion, J.P. Morgan and its affiliates have had commercial or investing banking relationships with Southern Company, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as acting as joint lead arranger and joint bookrunner on Southern Company’s credit facility in September 2015, joint bookrunner on its bond offering in June 2015 and joint bookrunner on its bond offering in August 2014. In addition, J.P. Morgan and its affiliates have provided investor services and asset management services to Southern Company during such two year period, and currently hold, on a proprietary basis, less than 1% of the outstanding common stock of Southern Company. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities of the Company or Southern Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities.

Certain Effects of the Merger

If the proposal to adopt the merger agreement receives the affirmative vote of the holders of a majority of outstanding shares of Company common stock entitled to vote at the special meeting, voting together as a single voting group, and the other conditions to the closing of the merger are either satisfied or (if permissible under applicable law) waived, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly-owned indirect subsidiary of Southern Company.

Following the merger, all of the Company’s equity interests will be beneficially owned by a direct wholly-owned indirect subsidiary of Southern Company and none of the Company’s current stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Southern Company (except that certain restricted shares of Company common stock held by Mr. Hinton will be cancelled in exchange for a restricted stock unit award of Southern Company and therefore Mr. Hinton may receive shares of Southern Company common stock in the future, as described above under “The Merger Agreement—Treatment of Equity Awards”). As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of Company common stock. Following the merger, Southern Company will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value.

At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time, other than shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly demanded appraisal rights under the DGCL, will be converted into the right to receive the merger consideration, without interest and less any applicable withholding taxes, and all shares of Company common stock so converted will, at the effective time, be canceled. Please see the section of this proxy statement entitled “The Merger Agreement—Merger Consideration and Conversion of Company Common Stock” beginning on page [    ].

For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section below entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page [    ] and the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards” beginning on page [    ].

The Company common stock is currently registered under the Exchange Act and trades on the NYSE under the symbol “POWR”. Following the consummation of the merger, shares of Company common stock will no longer be traded on the NYSE or any other public market. In addition, the registration of shares of Company common stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock. Termination of registration of the Company common stock under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and would make provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Effects on the Company if Merger is Not Completed

In the event that the proposal to adopt the merger agreement does not receive the required approval from the Company’s stockholders, or if the merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on the NYSE, the Company common stock will continue to be registered under the Exchange Act and the Company’s stockholders will continue to own their shares of the Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of Company common stock.

If the merger is not completed, there is no assurance as to the effect of these risks and opportunities on the future value of your shares of Company common stock, including the risk that the market price of Company common stock may decline if the current market price of the Company’s stock reflects a market assumption that the merger will be completed. If the merger is not completed, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement—Termination of the Merger Agreement” beginning on page [    ].

Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Southern Company a termination fee or reimburse Southern Company for its expenses. Please see the section of this proxy statement entitled “The Merger Agreement—Termination Fee and Reimbursement of Expenses” beginning on page [    ].

Financing of the Merger

There is no financing condition to the merger. Southern Company has represented in the merger agreement that it will have, at the effective time, sufficient cash and committed credit facilities to pay the merger consideration and make all other necessary payments by it in connection with the merger.

Interests of the Company’s Directors and Executive Officers in the Merger

In considering the recommendations of the Board with respect to the merger, PowerSecure stockholders should be aware that the executive officers and directors of PowerSecure have certain interests, including financial interests, in the merger that may be different from, or in addition to, the interests of PowerSecure stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the merger agreement, and in making its recommendations that PowerSecure stockholders adopt the merger agreement. For the purposes of the plans and agreements described below, to the extent applicable, the completion of the merger will constitute a change of control, change in control or term of similar meaning.

Treatment of Equity Awards

Other than as described in the section of this proxy statement below entitled “—Hinton Letter Agreement,” the equity compensation held by the Company’s directors and executive officers will be treated in the merger in the same manner as similar awards held by other Company employees. For information regarding the treatment of the Company’s equity awards, including the equity awards held by the Company’s directors and executive officers, please see the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards” beginning on page [    ].

Value of Payments in respect of Unvested Equity Awards. For an estimate of the value of the payments and benefits described above that would become payable to each of the PowerSecure named executive officers in respect of their unvested equity awards, see “—Quantification of Payments and Benefits” below. Assuming that (i) the effective time of the merger is March 11, 2016, which is the assumed date of the effective time solely for purposes of this merger-related compensation disclosure and (ii) the relevant price per share of Powersecure common stock is equal to the merger consideration, the estimated aggregate amount that would become payable in respect of unvested RSUs and restricted shares held by Powersecure’s directors is $116,729 ($52,960 in respect of unvested RSUs and $63,769 in respect of unvested restricted shares), and the estimated aggregate amount that would become payable to Ronnie Brannen, PowerSecure’s other executive officer, in respect of his unvested restricted shares is $187,500.

Employment Agreements

PowerSecure is party to employment agreements with each executive officer that provide for the severance benefits described below upon a termination of employment by PowerSecure without “cause” or a resignation by the executive officer for “good reason” (in each case, as defined in the applicable employment agreement) following the effective time. While PowerSecure has entered into an employment agreement with Mr. Zuiderveen, he is not eligible for severance in connection with any termination of employment. None of PowerSecure’s executive officers are entitled to a “gross-up” or other reimbursement payment for any tax liability that he might owe as a result of the application of Section 280G or 4999 of the Code. The severance benefits of Messrs. Brannen and Dupont are conditioned upon the execution of a release of claims in favor of PowerSecure and its affiliates, and Messrs. Hinton and Hutter have agreed to execute a release of claims in favor of PowerSecure and its affiliates following any termination of employment other than by the Company for cause.

Sidney Hinton. In accordance with the terms of Mr. Hinton’s existing employment agreement, as amended by the Hinton letter agreement (as described below), in the event of a termination without cause or a resignation with good reason during the three years following the merger, Mr. Hinton would be eligible to receive a cash severance payment equal to $4,200,000 and continuation of all life, disability, medical and other insurance plans in which he and his dependents participated in prior to such termination for three years. In addition, Southern Company has agreed to maintain the annuity arrangement previously granted to Mr. Hinton under his existing employment agreement with the Company. For further details regarding the terms of the Hinton letter agreement, please see the section of this proxy statement entitled “—Hinton Letter Agreement.”

Christopher T. Hutter. In the event of a termination without cause or resignation with good reason during the three years following a change in control, Mr. Hutter would be eligible to receive:

•	cash severance equal to two times his highest base salary in effect during his employment term,

•

a cash separation bonus equal to two times the greater of (a) the average annual bonus paid to him during the three fiscal years prior to such termination and (b) the average of the annual bonus paid to him during the two fiscal years prior to such termination and the bonus that would have been awarded to him in respect of the fiscal year of termination had his employment not been terminated, subject to a maximum of two times base salary, and

•	continuation of all life, disability, medical and other insurance plans in which he and his dependents participated in prior to such termination for two years.

Eric Dupont. In the event of a termination without cause or a resignation with good reason during the two years following a change in control, Mr. Dupont would be eligible to receive:

•	cash severance equal to the sum of (a) one times his base salary in effect upon his termination, plus (b) the average annual bonus paid to him for the three fiscal years prior to such termination, and

•	continuation of all life, disability, medical and other insurance plans in which he and his dependents participated in prior to such termination for one year.

Ronnie Brannen. In the event of a termination without cause, Mr. Brannen would be eligible to receive a cash severance payment equal to $500,000. Mr. Brannen is also subject to a perpetual confidentiality covenant and a non-competition covenant for three years following any termination of employment.

Gary J. Zuiderveen. The employment agreement between the Company and Mr. Zuiderveen does not provide for severance upon any termination of employment.

Value of Payments. For an estimate of the value of the payments and benefits described above that would become payable under the employment agreements to each of the named executive officers of PowerSecure, please see the section of this proxy statement entitled “—Quantification of Payments and Benefits” below. For an estimate of the payments and benefits that would become payable to Mr. Brannen, PowerSecure’s other executive officer, please see the section of this proxy statement entitled “—Ronnie Brannen” above.

Hinton Letter Agreement

On February 24, 2016, in connection with the execution of the merger agreement, the Company, Southern Company and Mr. Hinton entered into a letter agreement (the “Hinton letter agreement”) that addresses Mr. Hinton’s compensation arrangements following the merger. Under the Hinton letter agreement, Mr. Hinton has waived his right under his existing employment agreement with the Company to terminate his employment with the Company for good reason as a result of the fact that he will no longer serve as chief executive officer of a public company following the consummation of the merger. The Hinton letter agreement further provides that the term of the existing employment agreement will expire on December 31, 2016, but that Mr. Hinton’s existing change in control severance rights under the existing employment agreement will continue for three years following the effective time. In addition, under the Hinton letter agreement, Southern Company has agreed to maintain the annuity arrangement previously granted to Mr. Hinton under his existing employment agreement with the Company.

Under the Hinton letter agreement, Mr. Hinton also waived his right to accelerated vesting of 72,054 shares of restricted Common Stock and agreed that those shares would convert at the effective time into a Southern Company performance-based stock award (the “rollover RSU award”) with a three-year performance vesting term, a guaranteed value upon vesting based on the value of the merger consideration, and the potential to earn a maximum number of shares equal to 150% of the target number of shares subject to the rollover RSU Award. Vesting of the rollover RSU award would accelerate upon the termination of Mr. Hinton’s employment, other than his voluntary termination of employment without good reason. Southern Company further agreed to grant to Mr. Hinton a Southern Company performance-based stock award (the “milestone award”) having a grant date value of $3 million. The milestone award will have a five-year performance period and a payout range of 0% to 200% of the target number of shares subject to the milestone award. If Mr. Hinton resigns for good reason or is terminated without cause or due to death or disability during the fourth or fifth year of the milestone award performance period, he will receive the target number of shares subject to the milestone award.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, PowerSecure’s directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Director and Officer Indemnification and Insurance” beginning on page [    ].

Quantification of Payments and Benefits

The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of PowerSecure’s named executive officers that is based on or otherwise relates to the merger. For additional details regarding the terms of the payments described below, please see the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger” above. The merger will constitute a change in control under all applicable compensation plans and agreements.

The following table sets forth the amount of payments and benefits that may be paid or become payable to each of the named executive officers in connection with the merger pursuant to all applicable compensation plans or agreements, assuming:

•	The effective time is March 11, 2016, which is the assumed date of the effective time solely for purposes of this merger-related compensation disclosure;

•	The relevant price per share of PowerSecure common stock is equal to the merger consideration;

•	Each executive officer is terminated by Southern Company without cause or resigns with good reason, in each case immediately following the effective time;

•	Quantification of outstanding equity awards is calculated based on the outstanding equity awards held by each named executive officer as of March 11, 2016, the latest practicable date before the filing of this joint proxy statement;

•	All unvested stock options, restricted shares, RSUs and PSUs held by each named executive officer as of March 11, 2016 remain unvested and unexercised as of immediately prior to the effective time; and

•	The amounts set forth in the tables below regarding named executive officer compensation are based on compensation levels as of March 11, 2016.

Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
Sidney Hinton	4,200,000	6,755,026	95,667	11,050,693
Christopher T. Hutter	1,005,596	306,330	38,328	1,350,254
Eric Dupont	362,080	481,035	16,659	859,774
Gary J. Zuiderveen (4)	—	—	—	—

(1)	Cash. Cash severance payable to each of the executive officers consists of the following components, all of which are “double-trigger” benefits contingent upon such named executive officer’s termination without cause or resignation for good reason following the consummation of the merger:

(a)	Pursuant to the terms of the Hinton letter agreement, for Mr. Hinton, cash severance equal to $4,200,000.

(b)	For Mr. Dupont, cash severance equal to the sum of (i) one times his base salary in effect upon his termination, plus (ii) the average annual bonus paid to him for the three fiscal years prior to such termination (or such lesser period, as applicable).

(c)	For Mr. Hutter, cash severance equal to two times the sum of (i) his highest base salary in effect during his employment term, plus (ii) the greater of (x) the average annual bonus paid to him during the three fiscal years prior to termination and (y) the average of the annual bonus paid to him during the two fiscal years prior to termination and the bonus that would have been awarded to him in respect of the fiscal year of termination had his employment not been terminated, subject to a maximum of two times base salary.

Mr. Dupont’s cash severance is contingent upon his execution and non-revocation of a release of claims in favor of PowerSecure and its affiliates and Messrs. Hinton and Hutter have agreed to execute a release of claims in favor of PowerSecure and its affiliates following any termination of employment other than by the Company for cause. Mr. Hinton is subject to a perpetual confidentiality covenant and two-year post-termination non-competition and employee and customer non-solicitation covenants following a termination of his employment during the employment term without cause, for good reason or a upon a non-renewal of his employment agreement by the Company. Mr. Hutter is subject to a perpetual confidentiality covenant and two-year post-termination non-competition and employee and customer non-solicitation covenants in the event his employment is terminated without cause or he resigns with good reason; provided that the two-year post-termination restricted period is reduced to one-year following any other termination of employment. Mr. Dupont is subject to perpetual confidentiality covenant and non-competition and employee and customer non-solicitation covenants for one year following any termination of employment.

For further details regarding the cash severance, please see the sections of this proxy statement entitled “—Employment Agreements” and “—Hinton Letter Agreement.”

(2)	Equity. As described in the section of this proxy statement entitled “The Merger Agreement—Treatment of Equity Awards, all outstanding stock options, restricted shares, RSUs and PSUs held by PowerSecure’s named executive officers (other than Mr. Hinton’s rollover RSU award) will vest on a “single-trigger” basis at the effective time. Mr. Hinton’s rollover RSU award will vest on a “double-trigger” basis upon any termination of employment other than a resignation without good reason following the merger.

The following table is a summary of the value of the equity awards held by the named executive officers that will vest on a “single-trigger” basis at the effective time, based on the assumptions set forth above. For stock options, the values set forth in the following table represent the number of shares of Company common stock covered by such option, less the applicable exercise price.

Named Executive Officer	Number of Unvested Stock Options	Value ($)	Number of Unvested Restricted Shares	Value ($)	Number of PSUs	Value ($)	Total ($)
Sidney Hinton	—	—	242,744	4,551,450	45,470	852,563	5,404,013
Christopher T. Hutter	2,000	25,080	15,000	281,250	—	—	306,330
Eric Dupont	9,000	40,410	23,500	440,625	—	—	481,035
Gary J. Zuiderveen	—	—	—	—	—	—	—

Mr. Hinton’s rollover RSU award will vest on a “double-trigger” basis in the event that, following the effective time, his employment terminates for any reason other than his resignation without good reason. Based on the assumptions set forth above, the value of the “double-trigger” vesting of Mr. Hinton’s rollover RSU award would be $1,351,013.

For further details regarding the value of accelerated equity awards, please see the sections of this proxy statement entitled “—Treatment of Equity Awards” and “—Hinton Letter Agreement.”

(3)

Perquisites/Benefits. Each named executive officer is eligible to receive continuation of all life, disability, medical and other insurance plans in which he and his dependents participated in prior to such termination for a period of years (three, two and one for Messrs. Hinton, Hutter and Dupont, respectively). The continuation of welfare benefits is a “double-trigger” benefit contingent upon each named executive officer’s termination without cause or resignation for good reason following the effective time. For further details regarding the perquisites and benefits, please see the section of this proxy statement entitled “—Employment Agreements.”

(4)	Gary J. Zuiderveen. Mr. Zuiderveen is not entitled to any severance benefits under the terms of his employment agreement, and, as of March 11, 2016, he did not hold any outstanding Company equity awards.

Advisory Vote Regarding Merger-Related Executive Compensation

PowerSecure is required pursuant to Section 14A of the Exchange Act to include in this proxy statement a non-binding, advisory vote on the compensation payable to each of its named executive officers, as determined in accordance with Item 402(t) of Regulation S-K, in connection with the merger pursuant to arrangements entered into with PowerSecure, and PowerSecure is therefore asking its stockholders to approve the following resolution:

“RESOLVED, that the stockholders of PowerSecure hereby approve, on an advisory, non-binding basis, the compensation that will or may become payable by PowerSecure to the named executive officers of PowerSecure as disclosed pursuant to Item 402(t) of Regulation S-K in the table found in the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger—Quantification of Payments and Benefits” and the accompanying footnotes.”

The description of the payments contained in the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger” including the section therein entitled “—Quantification of Payments and Benefits”, are intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about compensation for each of PowerSecure’s named executive officers that is based on or otherwise relates to the merger and will or may become payable either by PowerSecure or Southern Company. PowerSecure is asking its stockholders to approve on an advisory, non-binding basis, the compensation that will or may become payable by PowerSecure to each of its named executive officers as set forth in the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger” including the section therein entitled “—Quantification of Payments and Benefits”.

The Board unanimously recommends a vote “FOR” the approval of the nonbinding compensation proposal.

The vote on the nonbinding compensation proposal is a vote separate and apart from the vote to adopt the merger agreement. Accordingly, you may vote to adopt the merger and vote not to approve the compensation and vice versa. This nonbinding compensation proposal relates only to already existing contractual obligations of the Company that may result in a payment to the Company’s named executive officers in connection with, or following, the consummation of the merger and does not relate to any new compensation or other arrangements between the Company’s named executive officers and Southern Company or, following the merger, the surviving corporation and its subsidiaries. Because the vote is advisory in nature only, it will not be binding on the Company or the Board. Accordingly, because the Company is contractually obligated to pay the compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.

The approval of the nonbinding compensation proposal requires that the number of votes cast in favor of the proposal exceeds the votes cast opposing the proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote and “broker non-votes” will have no effect on the outcome of the nonbinding compensation proposal. This is an advisory vote only and will not be binding on the Company, the Board or Southern Company.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion summarizes the material U.S. federal income tax consequences of the merger to holders of Company common stock. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, the U.S. Treasury Regulations promulgated thereunder and judicial and administrative rulings, all as in effect as of the date of this proxy statement and all of which are subject to change or varying interpretation, possibly with retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein.

This discussion assumes that holders of Company common stock hold their shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of Company common stock in light of such holder’s particular circumstances, nor does it discuss the special considerations applicable to holders of Company common stock subject to special treatment under the U.S. federal income tax laws, such as, for example, financial institutions or broker-dealers, mutual funds, partnerships or other pass-through entities and their partners or members, tax-exempt organizations, retirement or other tax-deferred accounts, insurance companies, dealers in securities or foreign currencies, traders in securities who elect mark-to-market method of accounting, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, holders who acquired their Company common stock through the exercise of options or otherwise as compensation, holders who hold their Company common stock as part of a hedge, straddle, constructive sale or conversion transaction, U.S. holders (as defined below) whose functional currency is not the U.S. dollar, holders who exercise appraisal rights, and holders who own or have owned (directly, indirectly or constructively) five percent or more of the Company’s stock (by vote or value). This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, any consequences or requirements of or relating to the Foreign Account Tax Compliance Act, or any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a holder.

We intend this discussion to provide only a general summary of the material U.S. federal income tax consequences of the merger to holders of Company common stock. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. The U.S. federal income tax laws are complex and subject to varying interpretation. Accordingly, the Internal Revenue Service, which we refer to as the “IRS”, may not agree with the tax consequences described in this proxy statement.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Company common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and activities of the partnership. If you are a partner of a partnership holding Company common stock, you should consult your own tax advisor.

All holders should consult their own tax advisor to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws and the application of any U.S. federal tax rules not addressed in this discussion) of the receipt of cash in exchange for shares of Company common stock pursuant to the merger.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person; or

•	an estate the income of which is subject to U.S. federal income tax regardless of its source.

A “non-U.S. holder” is a beneficial owner (other than a partnership) of Company common stock that is not a U.S. holder.

U.S. Holders

The conversion of shares of Company common stock into cash pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. A U.S. holder generally will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received pursuant to the merger (including any cash required to be withheld for tax purposes) and such U.S. holder’s adjusted tax basis in the shares converted into cash pursuant to the merger. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the holder’s holding period for such shares exceeds one year as of the date of the merger. Long-term capital gains for certain non-corporate U.S. holders, including individuals, are generally eligible for a reduced rate of U.S. federal income taxation. The deductibility of capital losses (including for individual U.S. holders) is subject to limitations. If a U.S. holder acquired different blocks of Company common stock at different times or at different prices, such U.S. holder must determine its adjusted tax basis, holding period, and gain or loss separately with respect to each block of Company common stock.

A U.S. holder may, under certain circumstances, be subject to information reporting and backup withholding (currently at a rate of 28%) with respect to the cash received pursuant to the merger, unless such holder properly establishes an exemption or provides its correct tax identification number and otherwise complies with the applicable requirements of the backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded or credited against a payee’s U.S. federal income tax liability, if any, provided that such U.S. holder furnishes the required information to the IRS in a timely manner.

Non-U.S. Holders

Any gain recognized on the receipt of cash pursuant to the merger by a non-U.S. holder generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if required by an applicable income tax treaty, is also attributable to a permanent establishment or, in the case of an individual, a fixed base in the United States maintained by such non-U.S. holder), in which case the non-U.S. holder generally will be subject to tax on such gain in the same manner as a U.S. holder and, if the non-U.S. holder is a foreign corporation, such corporation may be subject to branch profits tax at the rate of 30% (or such lower rate as may be specified by an applicable income tax treaty);

•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the merger and certain other conditions are met, in which case the non-U.S. holder generally will be subject to a 30% tax on the non-U.S. holder’s net gain realized in the merger, which may be offset by U.S. source capital losses of the non-U.S. holder, if any; or

•	the Company is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of (i) the five-year period ending on the date of the merger and (ii) the non-U.S. holder’s holding period in the Company common stock, and the non-U.S. holder owned (directly, indirectly or constructively) more than 5% of the Company’s outstanding common stock at any time during the applicable period. Although there can be no assurances in this regard, the Company does not believe that it is or was a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

A non-U.S. holder will be subject to information reporting and, in certain circumstances, backup withholding will apply with respect to the cash received by such holder pursuant to the merger, unless such non-U.S. holder certifies under penalties of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the holder is a United States person as defined under the Code) or such holder otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules can be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any.

Dividends

The Company has not historically paid dividends on Company common stock, and is restricted by the merger agreement from paying any such dividends prior to the completion of the merger without the prior written consent of Southern Company.

Regulatory Waiting Periods and Approvals Required for the Merger

The merger is subject to the requirements of the HSR Act, which prevents Southern Company and the Company from completing the merger until required information and materials are furnished to the Antitrust Division of the United States Department of Justice (“DOJ”) and the United States Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On March 10, 2016, Southern Company and the Company filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. Consequently, the required waiting period is scheduled to expire at 11:59 p.m. on April 11, 2016, unless earlier terminated or the FTC or DOJ extends that period by issuing a request to the parties for additional information.

For a description of Southern Company’s and the Company’s respective obligations under the merger agreement with respect to regulatory approvals, please see the section of this proxy statement entitled “The Merger Agreement—Efforts to Obtain Regulatory Approvals” beginning on page [    ].

Delisting and Deregistration of the Company Common Stock

If the merger is completed, the shares of Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and shares of Company common stock will no longer be publicly traded.

THE MERGER AGREEMENT

The following is a summary of the material terms and conditions of the merger agreement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that is important to you. The description of the merger agreement in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the merger agreement, a copy of which is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement. We encourage you to read the merger agreement carefully and in its entirety because it is the primary contractual document that governs the merger.

Additional information about the Company and Southern Company may be found elsewhere in this proxy statement and in other public reports and documents filed with the SEC. Please see the section of this proxy statement entitled “Where You Can Find Additional Information”, beginning on page [    ].

Explanatory Note Regarding the Merger Agreement

The merger agreement and this summary of its terms have been included to provide you with information regarding the terms of the merger agreement. The merger agreement is not intended to be a source of factual, business or operational information about the Company, Southern Company or Merger Sub, and the following summary of the merger agreement and the copy thereof attached hereto as Annex A are not intended to modify or supplement any factual disclosure about the Company in any documents it publicly files with the SEC. The representations, warranties and covenants made in the merger agreement by the Company, Southern Company and Merger Sub were qualified and subject to important limitations agreed to by the Company, Southern Company and Merger Sub in connection with negotiating the terms of the merger agreement. In particular, in your review of the representations and warranties contained in the merger agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the merger agreement may have the right not to close the merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the merger agreement, rather than establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by each party to the other, which disclosures are not reflected in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the merger agreement, and subsequent developments or new information qualifying a representation or warranty may or may not be fully reflected in this proxy statement or the Company’s public disclosures. Accordingly, you should not rely on the representations and warranties as being accurate or complete or characterizations of the actual state of facts as of any specified date.

Effects of the Merger; Directors and Officers; Certificate of Incorporation; Bylaws

The merger agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the merger agreement. As the surviving corporation, the Company will continue to exist following the merger as a wholly-owned indirect subsidiary of Southern Company.

The parties have agreed under the merger agreement to take all necessary action such that, from and after the effective time, the board of directors of Merger Sub immediately prior to the effective time will become the directors of the surviving corporation, until the earlier of their death, incapacity, resignation or removal or until their respective successors are duly elected and qualified. From and after the effective time, the officers of the Company immediately prior to the effective time will become the officers of the surviving corporation, until the earlier of their death, incapacity, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

The certificate of incorporation of the Company will be amended and restated at the effective time in a form attached as an exhibit to the merger agreement which will be the certificate of incorporation of the surviving corporation until thereafter amended in accordance with the DGCL. At the effective time, the bylaws of the Company will, by virtue of the merger, be amended and restated in their entirety to read as the bylaws of Merger Sub as in effect immediately prior to the effective time, and as so amended and restated will be the bylaws of the surviving corporation, until thereafter amended in accordance with the DGCL.

Closing and Effective Time of the Merger

Unless the parties otherwise agree, the closing of the merger, which we refer to as the “closing”, will take place on the second business day following the date on which the conditions to closing (described in the section of this proxy statement entitled “—Conditions to the Merger”), other than those conditions that by their terms are to be satisfied at the closing (but subject to the satisfaction or waiver of those conditions at closing), have been satisfied or (to the extent permitted by applicable law) waived.

The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Southern Company and the Company will agree and specify in the certificate of merger.

Merger Consideration and Conversion of Company Common Stock

At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time, other than shares owned by the Company as treasury stock, shares owned by a subsidiary of the Company and shares owned by stockholders who have properly demanded appraisal rights under the DGCL, will be canceled and converted into the right to receive the merger consideration, without interest, subject to adjustment as described in the following sentence. If at any time during the period between the date of the merger agreement and the effective time, any change in the outstanding shares of capital stock of the Company occurs as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the merger consideration will be equitably adjusted to reflect such change.

At the effective time, each share of Company common stock owned by the Company as treasury stock and each share of Company common stock owned by a subsidiary of the Company will be canceled without payment of consideration.

Shares of Company common stock that are issued and outstanding immediately prior to the effective time and are held by a stockholder who is entitled to demand, and properly demands, appraisal rights with respect to such shares pursuant to, and who complies in all respects with, the provisions of the DGCL, will not be converted into the right to receive the merger consideration. At the effective time, any such stockholders will cease to have any rights to such shares of Company common stock except for the right to receive payment of the fair value of such shares as may be determined to be due in accordance with the DGCL, as described in the section of this proxy statement entitled “Appraisal Rights of Stockholders”. All such shares of Company common stock that are shares held by any such stockholder who has failed to perfect or who otherwise has withdrawn, in accordance with the DGCL, or lost such stockholder’s rights to demand payment in respect of such shares of Company common stock under the DGCL, will thereupon be deemed to have been converted into the right to receive, without any interest thereon, the merger consideration, without interest and less applicable withholding taxes.

Exchange and Payment Procedures

At or prior to the effective time, Southern Company will deposit with a designated commercial bank or trust company (the “exchange agent”) cash in an amount sufficient to pay the aggregate merger consideration payable to holders of Company common stock in accordance with the merger agreement. Promptly following the effective time, the exchange agent will mail to each holder of record (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of such holder’s certificates or book-entry shares in exchange for payment of merger consideration. If you are a stockholder of record, you will not be entitled to receive the merger consideration until you surrender your certificates or book-entry shares along with a duly executed letter of transmittal to the exchange agent.

You should not return your certificates with the enclosed proxy card, and you should not forward your stock certificates to the exchange agent without a letter of transmittal.

Southern Company, Merger Sub, the surviving corporation and the exchange agent will be entitled to deduct and withhold any applicable required taxes from the merger consideration. In the event any amount is withheld from the merger consideration otherwise payable to any person (and is paid over to the applicable taxing authorities), that amount will be treated as having been paid to that person.

At the effective time, the stock transfer books of the Company will be closed and there will be no further registration of transfers thereafter on the records of the Company. On or after the effective time, any certificates or book-entry shares presented to the exchange agent or Southern Company for any reason will be cancelled and exchanged for the merger consideration with respect to the shares formerly represented by such certificates or book-entry shares.

The exchange agent will invest the aggregate merger consideration deposited with it as directed by Southern Company. Any interest and other income resulting from any such investments will be paid to and become income of Southern Company. To the extent that there are losses with respect to such investments, Southern Company will promptly replace or restore the cash in the exchange fund lost through such investments or other events to ensure that the exchange fund is at all times maintained at a level sufficient to promptly make such cash payments.

Any portion of the aggregate merger consideration deposited with the exchange agent that remains undistributed to holders of shares of Company common stock on the date that is one year after the effective time will be delivered to Southern Company, upon demand. Holders of shares of Company common stock who have not complied with the exchange and payment procedures described above may thereafter look only to the Southern Company for payment of the merger consideration. None of Southern Company, Merger Sub, the surviving corporation or the exchange agent will be liable to any holder of shares of Company common stock for any merger consideration from the exchange fund or other cash delivered to a public official pursuant to any abandoned property, escheat or similar law. Any portion of the exchange fund remaining unclaimed by holders of shares of Company common stock as of a date that is immediately prior to the date on which any merger consideration would otherwise escheat to or become property of a governmental entity will, to the extent permitted by law, become the property of Southern Company free and clear of all claims or interest of any person previously entitled thereto.

Lost Certificates

If any certificate has been lost, stolen or destroyed, then the person claiming the certificate to be lost, stolen or destroyed must make an affidavit of that fact in order to be entitled to receive the merger consideration in respect of such certificate and, if required by Southern Company, such person must deliver a bond in a reasonable and customary amount as indemnity against any claim that may be made against it with respect to such certificate. These procedures will be described in the letter of transmittal that you will receive, which you should read carefully in its entirety.

Treatment of Equity Awards

At the effective time, each stock option, whether vested or unvested, that is outstanding immediately prior to the effective time will be deemed fully vested and be cancelled and converted into the right to receive a cash amount equal to the product of (a) the total number of shares of Company common stock subject to such stock option immediately prior to the effective time multiplied by (b) the excess, if any, of $18.75 over the per share exercise price of the stock option, less any applicable withholding taxes. Any stock option with a per share exercise price greater than $18.75 will be cancelled at the effective time for no consideration.

Except as described above under the section of this proxy statement entitled “Interests of the Company’s Directors and Executive Officers in the Merger —Hinton Letter Agreement,” at the effective time, each award of restricted shares, RSUs or PSUs that is outstanding immediately prior to the effective time will be deemed fully vested and be cancelled and converted into the right to receive $18.75 in cash in respect of each share of Company common stock covered by the award. Each PSU will be deemed vested based on the target level of achievement of the performance goals applicable to such PSU.

Representations and Warranties

The merger agreement contains representations and warranties made by the Company, Southern Company and Merger Sub to each other. The statements embodied in those representations and warranties were made for purposes of the merger agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the merger agreement (including in the disclosure schedule delivered by the Company to Southern Company in connection therewith). In addition, some of those representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from that generally applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the merger agreement rather than establishing matters as facts.

The representations and warranties made by the Company (including, in certain cases, with respect to its subsidiaries) to Southern Company and Merger Sub relate to, among other things, the following:

•	due organization, valid existence, good standing and corporate authority to carry on its business;

•	with respect to each subsidiary of the Company, the due organization, valid existence, good standing and corporate authority to carry on the business of such subsidiary;

•	capitalization and the absence of preemptive rights;

•	ownership of the capital stock of subsidiaries;

•	the absence of outstanding obligations to repurchase, redeem or otherwise acquire equity interests in the Company or its subsidiaries;

•	corporate authority to execute and deliver, to perform the Company’s obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the Company;

•	the adoption and declaration of advisability of the merger agreement and the transactions contemplated by the merger agreement, including the merger, by the Board, and the resolution by the Board, subject to the provisions of the merger agreement described below under the section of this proxy statement entitled “—Changes in the Board’s Recommendation”, to recommend that the Company’s stockholders adopt the merger agreement;

•	the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of the Company entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	regulatory filings and governmental consents and approvals;

•	the Company’s SEC filings since December 31, 2012 and the financial statements included therein;

•	implementation and maintenance of internal controls over financial reporting and disclosure controls and procedures;

•	the absence of certain undisclosed liabilities and certain “off-balance sheet arrangements”;

•	the absence of a Company material adverse effect (as defined below) since September 30, 2015;

•	the absence of legal proceedings and governmental orders;

•	the payment of taxes, the filing of tax returns and other tax matters;

•	employee benefits and labor matters;

•	compliance with applicable laws, governmental orders and permits;

•	environmental matters and compliance with environmental laws;

•	material contracts and the absence of any default under, or termination or cancellation of, any material contract;

•	intellectual property matters;

•	tangible assets owned or leased by the Company or its subsidiaries and title to such tangible assets;

•	real property owned or leased by the Company or its subsidiaries and title such real property;

•	maintenance of insurance policies;

•	the receipt by the Board of an opinion from J.P. Morgan;

•	the accuracy of the information to be supplied for inclusion in this proxy statement;

•	the inapplicability of state and federal anti-takeover laws to the merger;

•	the absence of affiliate transactions;

•	the vote of the Company’s stockholders required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement; and

•	the absence of broker’s or finder’s fees.

Many of the Company’s representations and warranties are qualified as to, among other things, “materiality” or “Company material adverse effect.” For purposes of the merger agreement, “Company material adverse effect” means any fact, occurrence, change, effect or circumstance, individually or in the aggregate that: (i) has had, or would reasonably be expected to result in, a material adverse effect on the business, assets, liabilities, properties or results of operations or financial condition of the Company and its subsidiaries, taken as a whole, or (ii) would, or would reasonably be expected to, prevent or materially impair or delay the ability of the Company to consummate the merger. Facts, occurrences, changes, effects or circumstances resulting from the following events are excluded in determining whether a Company material adverse effect has occurred:

•	any transaction litigation;

•	actions taken pursuant to the merger agreement or at the request of Southern Company; and

•	changes in the market price or trading volume of the Company common stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (it being understood that the facts or occurrences giving rise to or contributing to any such change or failure will be taken into account in determining whether a Company material adverse effect has occurred or would reasonably be expected to occur).

The following events are also excluded in determining whether a Company material adverse effect has occurred, but will be taken into account to the extent such matters adversely affect the Company and its subsidiaries in a materially disproportionate manner relative to other participants in the industries in which the Company and its subsidiaries operate:

•	conditions or effects that generally affect the industries in which the Company and its subsidiaries operate;

•	general economic, political, or regulatory effects or conditions affecting the geographies in which the Company and its subsidiaries operate;

•	effects resulting from changes affecting equity or debt market conditions in the United States;

•	any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, in each case whether or not involving the United States;

•	any change in the market price for commodities;

•	any hurricane, earthquake, flood or other natural disasters or acts of God;

•	any change resulting from weather conditions or customer use patterns;

•	effects arising from changes in laws or accounting principles after the date of the merger agreement; and

•	effects relating to or arising from the announcement of the execution of merger agreement.

The representations and warranties made by Southern Company and Merger Sub to the Company are more limited and relate to, among other things, the following:

•	due organization, valid existence, good standing and corporate authority to carry on its business;

•	ownership and operations of Merger Sub;

•	corporate authority to execute and deliver, to perform Southern Company’s and Merger Sub’s obligations under, and to consummate the transactions contemplated by, the merger agreement, and the enforceability of the merger agreement against Southern Company and Merger Sub;

•	the absence of violations of, or conflicts with, organizational documents, applicable law and certain contracts as a result of Southern Company and Merger Sub entering into the merger agreement and consummating the merger and the other transactions contemplated by the merger agreement;

•	regulatory filings and governmental consents and approvals;

•	the absence of legal proceedings and governmental orders;

•	availability of funds to pay the aggregate merger consideration and all other required cash amounts in connection with the merger;

•	the absence of any beneficial ownership by Southern Company, Merger Sub or any of their controlled affiliates of shares of Company common stock or rights to acquire shares of Company common stock;

•	the absence of broker’s or finder’s fees; and

•	the absence of a requirement for a vote of Southern Company stockholders.

Certain of the representations and warranties of Southern Company and Merger Sub are qualified as to, among other things, “materiality” or certain changes, events, developments, conditions, occurrences or effects that has a material adverse effect on the ability of either Southern Company or Merger Sub to consummate the merger or perform their respective obligations under the merger agreement or that would prevent or materially delay the consummation by Southern Company of the merger.

Subject to certain exceptions, the representations and warranties contained in the merger agreement will terminate upon the earlier of the effective time or the termination of the merger agreement pursuant to its terms.

Covenants Relating to the Conduct of Business

The Company has agreed to covenants in the merger agreement that affect the conduct of its business and that of its subsidiaries between the date of the merger agreement and the effective time.

Prior to such effective time, except as contemplated or permitted by the merger agreement, as required by applicable law, as specified in the disclosure letter delivered by the Company in connection with the merger agreement, or as Southern Company may otherwise consent in writing (which cannot be unreasonably withheld, conditioned or delayed), the Company is required to, and will cause each of its subsidiaries to, (i) use commercially reasonable efforts to conduct its business in all material respects in the ordinary course, (ii) use commercially reasonable efforts to preserve intact its business organization and its significant business relationships and to preserve satisfactory relationships with its employees, (iii) maintain insurance on all of the material assets of the Company and (iv) maintain all material permits, including environmental authorizations.

In addition, except as contemplated or permitted by the merger agreement, as required by applicable law or as specified in the disclosure letter delivered by the Company in connection with the merger agreement, unless Southern Company gives its prior written consent (which cannot be unreasonably withheld, conditioned or delayed), the Company and its subsidiaries are restricted from (subject, in many cases, to ordinary course of business or other exceptions), among other things:

•	incurring or assuming indebtedness;

•	adjusting, splitting, combining or reclassifying any of its capital stock;

•	declaring or paying dividends;

•	granting any right to acquire any shares of its capital stock;

•	issuing any additional capital stock;

•	making changes to existing benefit plans, increasing compensation or benefits, entering into or amending any employment or severance agreements, or granting bonuses;

•	selling properties or assets;

•	waiving, releasing, assigning, settling or compromising actions;

•	making acquisitions;

•	making any capital expenditures not contemplated by the Company’s budget;

•	purchasing or acquiring real property;

•	entering into or renewing contracts with a term greater than two years and annual payments greater than $1,000,000;

•	entering into any material new line of business or materially changing technology or operating policies;

•	amending the Company’s certificate of incorporation or bylaws;

•	making any material change in its methods or principles of accounting;

•	making or changing any material tax election, settling certain tax claims or surrendering rights to claim tax refunds;

•	amending or waiving rights under material contracts;

•	adopting or recommending any plan of dissolution, liquidation, recapitalization or other reorganization;

•	allowing any material intellectual property registrations to lapse;

•	entering into or materially amending any collective bargaining agreement;

•	entering into related party transactions;

•	conducting the Company’s business in a manner that cause it to become an investment company subject to registration under the Investment Company Act;

•	terminating any permit; or

•	agreeing or committing to do any of the foregoing.

No Solicitation by the Company

The Company has agreed under the merger agreement, subject to certain exceptions described below, that the Company and its representatives cannot, directly or indirectly:

•	initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any acquisition, purchase, tender offer, exchange offer, merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving the Company that would result in the transfer of 10% or more of any class of capital stock of the Company or 10% or more of the consolidated total assets of the Company and its subsidiaries (an “alternative proposal”);

•	approve, endorse, recommend or enter into any agreement or agreement in principle, whether written or oral, with any person concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar agreement concerning an alternative proposal;

•	terminate, amend, release, modify, or fail to enforce any provision of, or grant any waiver under, any standstill, confidentiality or similar agreement entered into by the Company or any of its subsidiaries in respect of or in contemplation of an alternative proposal (other than to the extent the Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions under this provision would be inconsistent with the directors’ fiduciary duties or obligations under applicable law);

•	conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any alternative proposal;

•	furnish any non-public information relating to the Company, or afford access to the books or records or representatives of the Company, to any third party that, to the knowledge of the Company, is seeking to or may make, or has made, an alternative proposal;

•	take any action to make the provisions of any takeover laws inapplicable to any transactions contemplated by any alternative proposal; or

•	resolve or publicly propose or announce to do any of the foregoing.

Notwithstanding the restrictions described above, in response to a bona fide alternative proposal that was not solicited or received in violation of the restrictions described above and that was made prior to the approval of the merger agreement by the Company’s stockholders, the Company may (i) provide information or afford access to the books and records of the Company to the party that has made such bona fide alternative proposal and (ii) engage or participate in discussions or negotiations with such party with respect to such bona fide alternative proposal, but in each case only if, prior to taking such action:

•	the Company enters into a confidentiality and standstill agreement with such party on terms that are no less restrictive than those contained in the confidentiality agreement between the Company and Southern Company;

•	the Company has delivered to Southern Company written notice prior to taking any such action stating that the Board intends to take such action; and

•	the Board has determined in good faith, after consultation with its outside financial and legal advisors, that such bona fide alternative proposal either constitutes a superior proposal (as defined below) or is reasonably likely to result in a superior proposal and delivered to Southern Company notice of such determination.

Under the merger agreement, a “bona fide alternative proposal” is an unsolicited written bona fide alternative proposal that was not received or obtained in violation of the merger agreement’s no solicitation or change of Board recommendation provisions. Under the merger agreement, a “superior proposal” is a bona fide alternative proposal that was not received or obtained in violation of the merger agreement’s no solicitation or change of Board recommendation provisions (except that references to “10% or more” in the definition of alternative proposal will be deemed to be references to “90% or more”) that the Board has determined in good faith, after consultation with its outside financial and legal advisors (taking into account the various legal, financial, regulatory (including the impact of any necessary regulatory approvals or antitrust law on such bona fide alternative proposal) and other aspects of such bona fide alternative proposal), (i) is reasonably likely to be consummated in accordance with its terms and (ii) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the merger.

Changes in the Board’s Recommendation

The Company has agreed under the merger agreement, subject to certain exceptions described below, that the Board will not (i) withdraw, qualify or modify the Board’s recommendation that its stockholders vote in favor of adoption of the merger agreement (such recommendation, the “Board recommendation”) in a manner adverse to Southern Company or Merger Sub; (ii) fail to announce publicly its recommendation to reject any takeover proposal that is a tender offer or exchange offer within 10 business days of the commencement thereof; (iii) fail to include the Board’s recommendation that its stockholders vote in favor of adoption of the merger agreement in this proxy statement; (iv) approve, adopt or recommend any alternative proposal; or (v) resolve or publicly propose to do any of the foregoing (any such action, a “change of recommendation”).

Notwithstanding the general restrictions described above, at any time prior to the adoption of the merger agreement by the Company’s stockholders, the Board may make a change of recommendation under two circumstances:

•	the Board determines that a bona fide alternative proposal constitutes a superior proposal; and

•	in response to an “intervening event”, which is any material event, development or change in circumstances that first occurs, arises or becomes known to the Company or the Board after the date of the merger agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of the merger agreement; except that in no event will (i) the receipt, existence or terms of an alternative proposal or any matter relating thereto or consequence thereof, (ii) any actions taken in compliance with the merger agreement, (iii) entry into any contract or (iv) any change in the Company’s stock price or the Company exceeding its projections or forecasts constitute an intervening event or be taken into account in determining whether an intervening event has occurred.

To make a change of recommendation, the Board must determine in good faith, after consultation with its outside financial and legal advisors, that (i) the merger is not in the best interests of the Company’s stockholders and (ii) the failure to effect a change of recommendation would be inconsistent with the directors’ fiduciary duties or obligations under applicable law.

In addition, to make a change of recommendation, the Board must deliver to Southern Company an unredacted copy of such superior proposal and any acquisition agreements, a written notice stating that the Board intends to effect a change of recommendation and, during the four business day period following Southern Company’s receipt of such written notice, the Company must engage in good faith negotiations with Southern Company regarding an amendment to the merger agreement so that (after taking into account the revisions to the terms of the merger agreement proposed by Southern Company) the alternative proposal that is the subject of such written notice ceases to be a superior proposal or the basis to make a change of recommendation for an intervening event no longer exists, as applicable. In the event of any amendment or modification of the financial or other material terms or conditions of a bona fide alternative proposal or a material change to the facts relating to an intervening event, as applicable, the Company must deliver a written notice summarizing such modifications or material changes and such period will be extended by two business days following Southern Company’s receipt of such written notice.

Nothing contained in the merger agreement’s no solicitation provisions prohibits the Company or the Board (or any committee thereof) from (i) complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, including any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act, and in no event will any such “stop, look and listen” communication be deemed a change of recommendation or to violate the merger agreement no solicitation provisions or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Board (after consultation with outside legal counsel) failure to do so would be inconsistent with the directors’ fiduciary duties or obligations under applicable law, except that any such position or disclosure will be deemed a change of recommendation unless the Board expressly and concurrently reaffirms the Board’s recommendation that stockholders adopt the merger agreement.

Stockholders’ Meeting

The Company has agreed under the merger agreement to call a meeting of its stockholders to be held as soon as reasonably practicable after this proxy statement is cleared by the SEC staff for mailing to consider and vote on adoption of the merger agreement and any other matters required to be voted on by the Company’s stockholders in connection with the merger. The Company may adjourn or postpone the special meeting. The Company has also agreed under the merger agreement for the Board to recommend to the Company’s stockholders the adoption of the merger agreement, subject to the provisions of the merger agreement described above under the section of this proxy statement entitled “—No Solicitation by the Company” and “—Changes in the Board’s Recommendation”.

Efforts to Obtain Regulatory Approvals

The merger agreement requires each of the parties to use their respective reasonable best efforts to take all actions necessary, proper or advisable to consummate the merger as soon as practicable. Without limiting the foregoing, the Company, Parent and Merger Sub have agreed to (i) promptly file any and all required notifications under the HSR Act and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use all reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with or approvals are required from any third parties or other governmental entities under any other applicable regulatory law in connection with the merger and (y) promptly making any such filings and obtaining any such approvals. However, nothing in the merger agreement requires Parent or any of its affiliates to (A) under any circumstances (i) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) sell, hold separate (including by trust or otherwise), divest or otherwise dispose of all or any portion of their respective businesses, product lines or assets, (iii) limit the operation or conduct of their respective businesses in any way or (iv) waive any of the conditions to the merger agreement or (B) take any actions or make any commitments to obtain any regulatory approval that would or would reasonably be expected to result in the sale, holding separate or divestiture of one or more of the businesses, product lines or assets of the Company or its subsidiaries representing, individually or in the aggregate, more than $1,700,000 of net income.

Access to Information

The Company has agreed that, upon reasonable notice, it will, and will cause each of its subsidiaries to, afford to Southern Company and to its officers, employees, accountants, counsel, lenders, financial advisors and other representatives reasonable access during normal business hours during the period prior to the effective time to all the Company’s and its subsidiaries’ owned or leased properties, books, contracts, commitments, personnel (including contractors and distributors), records, tax returns and all other information concerning its business, operations, status of compliance with environmental law, properties and personnel as Southern Company may reasonably request. Southern Company agreed that it and its representatives will conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company and its subsidiaries (which will not include any intrusive, invasive or other sampling or testing of any environmental media or any physical assets of the Company) and that the Company and its subsidiaries will not be required to provide any access or disclose any information if such access or disclosure would (i) contravene any applicable law, (ii) jeopardize the attorney-client privilege of the institution in possession or control of such information, or (iii) contravene any fiduciary duty or binding agreement entered into prior to the date of the merger agreement.

Financing

There is no financing condition to the merger. Southern Company has represented in the merger agreement that it will have, at the effective time, sufficient cash and committed credit facilities to pay the merger consideration and make all other necessary payments by it in connection with the merger.

Director and Officer Indemnification and Insurance

Under the merger agreement, Southern Company has agreed to cause the surviving corporation to indemnify, for six years, each individual who was a director or officer of the Company or a subsidiary of the Company at or prior to the effective time with respect to all acts or omissions by such individual in such capacity at any time prior to the effective time to the fullest extent permitted by applicable law or required by the organizational documents of the Company or its subsidiaries or the indemnification agreements in effect as of the date of the merger agreement.

At or prior to the effective time, the Company or, if the Company is unable, Southern Company will purchase six-year prepaid “tail” policies with respect to such acts or omissions by such individuals containing terms and conditions that are at least as favorable as the policies in effect on the date of the merger agreement, provided that the premium for such “tail” policies may not exceed 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance. In the event neither the Company nor Southern Company purchase such “tail” policies, Southern Company has agreed that, for a period of six years following the effective time, it will maintain in effect the Company’s current directors’ and officers’ liability insurance policies (or that it will purchase substitute policies of at least the same coverage and amounts and containing terms and conditions that are at least as favorable as provided in the Company’s existing policies), provided that in no event will Southern Company be required to pay an aggregate premium for such policies in excess of 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance.

The individuals who are directors and officers of the Company or a subsidiary of the Company at or prior to the effective time are third-party beneficiaries of the provisions described above, and such individuals will have the right to enforce these provisions of the merger agreement.

Employee Benefit Matters

During the one-year period following the effective time, Southern Company has agreed to provide each employee of the Company and its subsidiaries with base compensation and cash bonus opportunities that are, in each case, no less favorable than the base compensation and cash bonus opportunities provided to each such employee on the closing date and to provide other compensation and benefits that are in the aggregate no less favorable than provided to such employees as of the closing date.

As of the effective time, Southern Company has also agreed to waive any limitations, exclusions or waiting periods under its health and welfare benefit plans and, subject to customary exceptions, to recognize the service of employees of the Company accrued prior to the effective time for purposes the employee benefit plans and personnel policies maintained by Southern Company after the effective time.

Other Covenants and Agreements

The merger agreement contains additional agreements between the Company and Southern Company relating to, among other things, the following:

•	preparation of this proxy statement;

•	furnishing the other party with all information as may be reasonably necessary in connection with this proxy statement;

•	keeping the other party apprised of the status of matters relating to the completion of the merger, including promptly furnishing the other party with any information or notices or other correspondence received from any third party or any governmental entity;

•	transaction litigation; and

•	ensuring exemptions of certain transactions in connection with the merger under Rule 16b-3 under the Exchange Act.

Conditions to the Merger

The respective obligations of the Company, Southern Company and Merger Sub to effect the merger are subject to the satisfaction or (if permissible under applicable law) waiver on or prior to the closing date of the following conditions:

•	the approval of the merger agreement by the holders of a majority of the outstanding shares of Company common stock entitled to vote at the special meeting, voting together as a single voting group;

•	expiration or termination of the applicable waiting period under the HSR Act; and

•	the absence of any judgment, order, decision, injunction, ruling or other finding or agency requirement of a governmental entity preventing the consummation of the merger.

The obligations of Southern Company and Merger Sub to effect the merger are further subject to the satisfaction or (if permissible under applicable law) waiver on or prior to the closing date of the following additional conditions:

•	the representations and warranties of the Company set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the effective time as though made on and as of the effective time (except that representations and warranties that by their terms speak specifically as of the date of the merger agreement or another date will be true and correct as of such date), except that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties in the aggregate constitute a Company material adverse effect at the closing date (ignoring solely for purposes of this proviso any reference to Company material adverse effect or other materiality qualifiers contained in such representations and warranties); the representations and warranties of the Company regarding capitalization, the absence of preemptive rights and the corporate authority to execute and deliver, to perform the Company’s obligations under, and to consummate the transactions contemplated by, the merger agreement and the enforceability of the merger agreement against the Company will be true and correct in all material respects as of the date of the merger agreement and as of the effective time as though made on and as of the effective time (except that representations and warranties that by their terms speak specifically as of the date of the merger agreement or another date will be true and correct in all material respects as of such date), and the receipt by Southern Company of a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect;

•	the Company’s performance in all material respects of its obligations under the merger agreement at or prior to the closing date, and the receipt by Southern Company of a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect; and

•	since the date of the merger agreement, the absence of any fact, occurrence, change, effect or circumstances that, individually or in the aggregate, has had or would reasonably be expected to result in a material adverse effect on the Company.

The obligation of the Company to effect the merger is further subject to the satisfaction or (if permissible under applicable law) waiver by the Company on or prior to the closing date of the following additional conditions:

•	the representations and warranties of Southern Company and Merger Sub set forth in the merger agreement will be true and correct as of the date of the merger agreement and as of the effective time as though made on and as of the effective time (except that representations and warranties that by their terms speak specifically as of the date of the merger agreement or another date will be true and correct as of such date), except that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties in the aggregate constitute a material adverse effect on Southern Company at the closing date (ignoring solely for purposes of this proviso any reference to material adverse effect or other materiality qualifiers contained in such representations and warranties), and the receipt by the Company of a certificate signed on behalf of Southern Company and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of Southern Company to such effect; and

•	Southern Company’s and Merger Sub’s performance in all material respects of its obligations under the merger agreement at or prior to the closing date, and the receipt by the Company of a certificate signed on behalf of Southern Company and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of Southern Company to such effect.

The receipt or availability of funds or financing is not a condition to the consummation of the merger.

Before the closing, the Company, Southern Company and Merger Sub may each waive any of their respective conditions to closing and effect the merger even though one or more of the conditions described above has not been met, except where waiver is not permissible under applicable law.

None of Southern Company, Merger Sub or the Company may rely on the failure of any closing condition to be satisfied if such party’s failure to perform any material obligation required to be performed by it was the primary cause of, or primarily results in, such failure.

Termination of the Merger Agreement

The merger agreement may be terminated by either the Company or Southern Company if any of the following events occur:

•	the merger is not consummated by November 30, 2016 (the “outside date”), except that a party does not have this right to terminate due to the outside date if the failure of the merger to occur on or before the outside date is a result of a failure of such party to perform any of its obligations under the merger agreement or if the other party has filed an action seeking specific performance;

•	a judgment, order, decision, injunction, ruling or other finding or agency requirement of a governmental entity preventing the consummation of the merger is in effect and has become final and nonappealable;

•	the Company stockholder approval is not obtained at a duly held stockholders meeting (including adjournments thereof); or

•	the other party breaches any of its representations or warranties (or if any such representations or warranties fail to be true) or fails to perform any of its covenants or agreements, which breach or failure (a) would give rise to the failure of the applicable condition to consummate the merger and (b) is incapable of being cured or is not cured by the earlier of the outside date and 30 days after receiving written notice of such breach or failure.

Southern Company may also terminate the merger agreement if, prior to the receipt of the Company stockholder approval, the Board makes a change of recommendation.

The Company may also terminate the merger agreement if, prior to the receipt of the Company stockholder approval, the Board makes a change of recommendation in response to a superior proposal or an intervening event and the Company is in compliance in all material respects with the no solicitation and change of Board recommendation provisions; provided that prior to, and as a condition of, any such termination, the Company will have paid the termination fee to Southern Company.

Termination Fee and Reimbursement of Expenses

The Company will be required to pay to Southern Company a termination fee equal to $12,000,000 (or approximately 2.8% of the Company’s fully diluted equity value as of February 24, 2016) if:

•	Southern Company terminates the merger agreement in response to the Board making a change of recommendation;

•	Southern Company or the Company terminates the merger agreement in connection with the merger not having been consummated on or before the outside date if (a) the stockholders meeting has not been held or completed prior to such termination and (b) either (i) the merger agreement was terminable by Southern Company as a result of the Company breaching any of its representations or warranties or failing to perform any of its covenants or agreements (if the failure to hold the stockholders meeting was due to the Company’s failure to perform in any material respect any covenant or agreement) or (ii) the merger agreement was terminable by Southern Company as a result of the Board having made a change of recommendation;

•	Southern Company or the Company terminates the merger agreement in connection with certain failures to obtain the Company stockholder approval if (a) the merger agreement was terminable by Southern Company as a result of the Company breaching any of its representations or warranties or failing to perform any of its covenants or agreements (if the failure to obtain the Company stockholder approval was due to the Company’s failure to perform in any material respect any covenant or agreement) or (b) the merger agreement was terminable by Southern Company as a result of the Board having made a change of recommendation;

•	the Company terminates the merger agreement prior to receipt of the Company stockholder approval as a result of a change of recommendation; or

•	both of the following circumstances occur:

•	the merger agreement is terminated:

•	by Southern Company as a result of the Company breaching any of its representations or warranties or failing to perform any of its covenants or agreements, which breach or failure would give rise to the failure of the applicable condition to consummate the merger and, prior to termination, an alternative proposal has been made to the Company or otherwise announced;

•	by Southern Company or the Company at the outside date at a time when (a) the merger agreement was terminable by Southern Company as a result of the Company breaching any of its representations or warranties or failing to perform any of its covenants or agreements or (b) the Company stockholder approval was not obtained due to the stockholders meeting not being held or completed and, in each case, prior to termination, an alternative proposal has been made to the Company or otherwise announced; or

•	by Southern Company or the Company as a result of the Company stockholder approval not being obtained and prior to the date of the stockholders meeting, an alternative proposal has been made to the Company or otherwise announced;

•	within 9 months of the date of termination, the Company consummates or enters into a definitive agreement to consummate any alternative proposal.

In addition, the merger agreement provides that the Company must reimburse Southern Company for up to $1,000,000 of its out-of-pocket costs, fees and expenses incurred in connection with the documentation and negotiation of the merger agreement and the merger if the Company stockholder approval is not obtained at the duly held stockholder meeting, including any adjournment thereof. The reimbursement would reduce on a dollar-for-dollar basis any termination fee subsequently payable by the Company.

Remedies; Specific Enforcement

The parties to the merger agreement have agreed that immediate, extensive and irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties have agreed that the parties will be entitled at law or in equity, to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this agreement and to enforce specifically the terms and provisions (including the obligation of the parties to consummate the merger and the obligation of Southern Company and Merger Sub to pay, and the Company’s stockholders’ right to receive, the merger consideration payable to them pursuant to the merger).

In the event the termination fee is payable by the Company to Southern Company under the circumstances described above under the section of this proxy statement entitled “—Termination Fee and Reimbursement of Expenses”, the right of payment of such termination fee will be the sole and exclusive remedy of Southern Company and Merger Sub against the Company.

Amendment of the Merger Agreement

At any time prior to the effective time, the merger agreement may be amended by the Company or Southern Company (on behalf of itself and Merger Sub) by an instrument in writing signed on behalf of each of the parties.

Governing Law

The merger agreement is governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table contains information regarding the beneficial ownership of the Company’s common stock as of [                    ], 2016 (except as otherwise noted) by:

•	each person known to us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our current directors and executive officers as a group.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587. The information provided in the table below is based on our records, information filed with the SEC and information provided by our directors and executive officers.

	Shares Beneficially Owned (1)
Name of Beneficial Owner	Number	Percent (2)
Wellington Management Group LLP (3)	2,177,127	[	]
Wellington Trust Company, NA c/o Wellington Management Company LLP 280 Congress Street Boston, MA 02110

Dimensional Fund Advisors LP (4) Building One 6300 Bee Cave Road Austin, TX 78746	1,334,982	[	]

Blackrock, Inc. (5) 55 East 52nd Street New York, NY 10055	1,252,175	[	]

Sidney Hinton	670,440	[	]

Christopher T. Hutter (6)	58,996		*

Gary J. Zuiderveen	97,798		*

Eric Dupont (7)	32,212		*

Ronnie Brannen (8)	17,000		*

W. Kent Geer (9)	30,202		*

Thomas J. Madden III (10)	62,395		*

Kevin P. Collins (11)	64,946		*

A. Dale Jenkins (12)	13,343		*

All current directors and executive officers as a group (9 persons) (13)	1,047,332	[	]

*	Less than 1%.
(1)

For purposes of this table, we have determined beneficial ownership in accordance with the rules of the SEC, although such information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the beneficial owner has sole or shared voting power or investment power and any shares that the beneficial owner has the right to acquire within 60 days of                    , 2016 through the exercise of any stock option or other right. In addition, such shares that the beneficial owner has the right to acquire are deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner, but are not deemed to be outstanding in determining the percent beneficially owned by any other beneficial owner. Moreover, restricted shares, even if subject to vesting or forfeiture, are deemed to be beneficially owned by the grantee and deemed to be outstanding in calculating the percent beneficially owned by such beneficial owner and by any other beneficial owner. Restricted stock units that are not scheduled to settle within 60 days and which would be converted into the right to receive a cash payment upon the closing of the merger are not included in the ownership table. Unless otherwise indicated in these notes, we believe, based on the information furnished to us, that each beneficial owner has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws where applicable.
(2)	The percentage ownership is based upon [ ] shares of common stock outstanding as of [ ], 2016.
(3)	Information based upon Amendment No. 2 to Schedule 13G filed with the SEC on February 11, 2016 by Wellington Management Group LLP (“Wellington Management”), on behalf of itself and Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP, indicating beneficial ownership as of December 31, 2015, and also indicating that Wellington Management, in its capacity as investment adviser, has shared dispositive power with respect to 2,177,127 shares and shared voting power with respect to 1,573,065 shares owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management, none of which has beneficial ownership of five percent or more of our outstanding shares of common stock except Wellington Trust Company, NA (“Wellington Trust”), which reported shared voting and dispositive power with respect to 1,239,865 of these shares based upon Amendment No. 1 to Schedule 13G filed with the SEC on February 11, 2016 by Wellington Trust.
(4)	Information based upon Amendment No. 5 to Schedule 13G filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP indicating beneficial ownership as of December 31, 2015. Dimensional Fund Advisors LP has sole voting power with respect to 1,280,258 shares and sole dispositive power with respect to 1,334,982 shares. Dimensional Fund Advisors LP is a registered investment adviser that furnishes investment advice to four registered investment companies, and serves as investment manager or sub-advisor to certain other commingled group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment adviser, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares held by the Dimensional Funds. However, all these shares listed in this table are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities
(5)	Information based upon Amendment No. 2 to Schedule 13G filed with the SEC on January 27, 2016 by Blackrock, Inc., indicating beneficial ownership as of December 31, 2015, and also indicating that Blackrock, Inc. has sole dispositive power with respect to 1,252,175 shares and sole voting power with respect to 1,218,512 shares.
(6)	Includes 15,000 shares that may be acquired by Mr. Hutter upon the exercise of stock options currently exercisable or exercisable within 60 days of [ ], 2016.
(7)	Includes 6,000 shares that may be acquired by Mr. Dupont upon the exercise of stock options currently exercisable or exercisable within 60 days of [ ], 2016.
(8)	Includes 7,000 shares that may be acquired by Mr. Brannen upon the exercise of stock options currently exercisable or exercisable within 60 days of [ ], 2016.
(9)	Does not include 1,614 shares that may be acquired by Mr. Geer upon the settlement of restricted stock units that will be settled on the earlier of (i) a change in control, or (ii) termination of service.
(10)	Does not include 3,228 shares that may be acquired by Mr. Madden upon the settlement of restricted stock units that will be settled on the earlier of (i) a change in control, or (ii) the later of (A) termination of service, or (B) June 10, 2018.

(11)	Includes 15,000 shares that may be acquired by Mr. Collins upon the exercise of stock options currently exercisable or exercisable within 60 days of [ ], 2016. Does not include 3,228 shares that may be acquired by Mr. Collins upon the settlement of restricted stock units that will be settled on the earliest of (i) a change in control, (ii) termination of service, or (iii) June 10, 2018.
(12)	Does not include 3,228 shares that may be acquired by Mr. Jenkins upon the settlement of restricted stock units that will be settled on the earlier of (i) a change in control, or (ii) termination of service.
(13)	Includes 43,000 shares that may be acquired upon the exercise of stock options exercisable within 60 days of [ ], 2016 by our current directors and executive officers. See notes (6), (7), (8) and (11). Does not include 11,298 shares that may be acquired by our current directors upon the settlement of restricted stock units that will be settled as provided in notes (9) through (12).

APPRAISAL RIGHTS OF STOCKHOLDERS

Holders of Company common stock who do not vote for the adoption of the merger and who otherwise comply with the applicable statutory procedures of Section 262 of the DGCL will have the right to obtain an appraisal of the value of their shares of Company common stock in connection with the merger. This means that stockholders are entitled to obtain the “fair value” of their shares of Company common stock (exclusive of any element of value arising from the accomplishment or expectation of the merger) as determined by the Delaware Court of Chancery and entitled to receive payment based upon that valuation, together with a fair rate of interest, in lieu of any consideration to be received under the merger agreement.

The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed by a stockholder in order to perfect appraisal rights. This summary, however, is not a complete statement of law pertaining to appraisal rights under Delaware law and is qualified in its entirety by the full text of Section 262 of the DGCL, which is attached hereto as Annex C and is incorporated herein by reference. The perfection of appraisal rights requires strict and timely adherence to the applicable provisions of the DGCL. Failure to follow the requirements of Section 262 of the DGCL for perfecting appraisal rights may result in the loss of such rights (and each share of Company common stock held by such stockholder will be deemed to have been converted at the effective time into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes). All references in this summary to a “stockholder” are to the record holder of Company common stock on the record date for the special meeting unless otherwise indicated.

If you wish to consider demanding your appraisal rights, you should carefully review the text of Section 262 of the DGCL contained in Annex C hereto and should consult your legal advisor since failure to timely and properly comply with the requirements of Section 262 of the DGCL will result in the loss of your appraisal rights under the DGCL. All demands for appraisal must be received prior to the vote on the merger agreement and should be addressed to PowerSecure International, Inc., Attn: Corporate Secretary, 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, and should be executed by, or on behalf of, the record holder of the shares of Company common stock. Holders of Company common stock who desire to demand their appraisal rights must not vote in favor of the merger agreement, must continuously hold their shares of Company common stock through the effective time and must not submit an election form.

Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is to be submitted for adoption at a meeting of stockholders, as in the case of the Company special meeting, the corporation, not less than 20 days prior to such meeting, must notify each of its stockholders who was a stockholder on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are so available, and must include in each such notice a copy of Section 262 of the DGCL. This document constitutes such notice to the holders of Company common stock and Section 262 of the DGCL is attached to this document as Annex C.

If you wish to demand appraisal rights you must not vote for the adoption of the merger agreement and must deliver to the Company, before the vote on the merger proposal, a written demand for appraisal of your shares of Company common stock. If you sign and return a proxy card that does not contain voting instructions or submit a proxy by telephone or through the internet that does not contain voting instructions, you will effectively waive your appraisal rights because such shares represented by the proxy will, unless the proxy is revoked, be voted for the adoption of the merger agreement. Therefore, a stockholder who submits a proxy and who wishes to demand appraisal rights must submit a proxy containing instructions to vote against the adoption of the merger agreement or abstain from voting on the adoption of the merger agreement. Neither voting against the merger proposal, nor abstaining from voting or failing to vote on the merger proposal, will in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262 of the DGCL.

A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder’s shares of common stock. This written demand for appraisal must be separate from any proxy or vote abstaining from or voting against the adoption of the merger agreement. If you wish to demand appraisal rights, you must be the record holder of such shares of Company common stock on the date the written demand for appraisal is made, and you must continue to hold such shares of record through the effective time. Accordingly, a stockholder who is the record holder of shares of common stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective time, will lose any right to appraisal in respect of such shares.

Only a holder of record of shares of Company common stock on the record date for the Company special meeting is entitled to assert appraisal rights for such shares of common stock registered in that holder’s name. To be effective, a demand for appraisal by a stockholder must be made by, or on behalf of, such stockholder of record. The demand should set forth, fully and correctly, the stockholder’s name as it appears, with respect to shares evidenced by certificates, on his or her stock certificate, or, with respect to book-entry shares, on the stock ledger. Beneficial owners who do not also hold their shares of Company common stock of record may not directly make appraisal demands to Company. The beneficial holder must, in such cases, have the owner of record, such as a broker, bank or other nominee, submit the required demand in respect of those shares of Company common stock. If shares of Company common stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary. If the shares of Company common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Company common stock as a nominee for others, may demand his or her right of appraisal with respect to the shares of Company common stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Company common stock as to which appraisal is sought. Where no number of shares of Company common stock is expressly mentioned, the demand will be presumed to cover all shares of Company common stock held in the name of the record owner.

If you hold your shares of Company common stock in a brokerage account or in other nominee form and you wish to demand appraisal rights, you should consult with your broker or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If a stockholder who demands appraisal under Delaware law fails to perfect, or effectively withdraws or loses his or her rights to appraisal as provided under Delaware law, each share of Company common stock held by such stockholder will be deemed to have been converted at the effective time into the right to receive the per share merger consideration, without interest thereon, less any withholding taxes. A stockholder may withdraw his or her demand for appraisal and agree to accept the per share merger consideration by delivering to Company a written withdrawal of his or her demand for appraisal and acceptance of the per share merger consideration within 60 days after the effective time (or thereafter with the consent of the surviving corporation). Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Court deems just; provided, however, that any stockholder who has not commenced an appraisal action or joined that proceeding as a named party may withdraw his or her demand for appraisal and agree to accept the per share merger consideration offered within 60 days after the effective time.

Within 10 days after the effective time, the surviving corporation will notify each stockholder who properly demanded appraisal rights under Section 262 of the DGCL and has not voted for the adoption of the merger agreement of the effective time. Within 120 days after the effective time, but not thereafter, either the surviving corporation, or any stockholder who has complied with the requirements of Section 262 of the DGCL and who is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Company common stock held by all stockholders entitled to appraisal. A person who is the beneficial owner of shares of Company common stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file the petition described in the previous sentence. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition in the event there are stockholders that have demanded their appraisal rights. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previously written demand for appraisal. Stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file such a petition or that it will initiate any negotiations with respect to the fair value of such shares of Company common stock. Accordingly, stockholders who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

The costs of the appraisal action may be determined by the Delaware Court of Chancery and made payable by the parties as the Court deems equitable. The Court also may order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all of the shares entitled to appraisal.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares of Company common stock and with whom agreements as to the value of their shares of Company common stock have not been reached by the surviving corporation. After notice to stockholders who demanded appraisal of their shares of Company common stock, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares of Company common stock to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

Within 120 days after the effective time, any stockholder (including any beneficial owner of shares entitled to appraisal rights) that has complied with the requirements for demand of appraisal rights will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the merger and with respect to which demands for appraisal have been timely received and the aggregate number of holders of those shares. These statements must be mailed to the stockholder within 10 days after a written request by such stockholder for the information has been received by the surviving corporation, or within 10 days after expiration of the period for delivery of demands for appraisal under Section 262 of the DGCL, whichever is later.

After determination of the stockholders entitled to appraisal of their shares of Company common stock, the Delaware Court of Chancery will appraise the shares of Company common stock, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by such stockholders of their certificates and book-entry shares.

In determining the fair value of the shares of Company common stock, the Delaware Court of Chancery is required to take into account all relevant factors. Accordingly, such determination could be based upon considerations other than, or in addition to, the market value of the shares of Company common stock, including, among other things, asset values and earning capacity. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated, among other things, that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered in an appraisal proceeding. The surviving corporation may argue in an appraisal proceeding that, for purposes of such a proceeding, the fair value of the shares of Company common stock is less than the per share merger consideration. Therefore, the value so determined in any appraisal proceeding could be the same as, or more or less than, the per share merger consideration. Stockholders considering appraisal should be aware that an investment banking opinion as to the fairness, from a financial point of view, of the consideration payable in a sale transaction, such as the merger, is not an opinion as to, and does not otherwise address, “fair value” under Section 262 of the DGCL.

Section 262 of the DGCL provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the mergers.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the mergers and not the product of speculation, may be considered.” In view of the complexity of Section 262 of the DGCL, stockholders who may wish to dissent from the merger and pursue appraisal rights should consult their legal advisors.

Any Company stockholder who has duly demanded and perfected an appraisal in compliance with Section 262 of the DGCL will not, after the effective time, be entitled to vote his or her shares for any purpose or be entitled to the payment of dividends or other distributions thereon, except dividends or other distributions payable to holders of record of shares of Company common stock as of a date prior to the effective time.

If you desire to demand your appraisal rights, you must not vote for the adoption of the merger agreement, and you must strictly comply with the procedures set forth in Section 262 of the DGCL.

Failure to take any required step in connection with the demand of appraisal rights will result in the termination or waiver of such rights.

MARKET PRICE AND DIVIDEND INFORMATION

The Company common stock trades on the NYSE under the symbol “POWR”. The table below provides the high and low prices of the Company common stock for the periods indicated, as reported by the NYSE.

	High		Low
Year ending December 31, 2016
First quarter (through March [ ], 2016)	$	[ ]	$	[ ]

Year ended December 31, 2015
Fourth quarter		$15.74		$10.87
Third quarter		$16.94		$10.47
Second quarter		$16.00		$12.41
First quarter		$13.35		$9.10

Year ended December 31, 2014
Fourth quarter		$11.75		$8.17
Third quarter		$12.19		$8.32
Second quarter		$24.20		$6.41
First quarter		$27.44		$16.09

The Company has not historically paid dividends on Company common stock, and under the terms of the merger agreement, the Company is restricted from paying dividends without the prior written consent of Southern Company.

On February 24, 2016, the last trading day prior to the announcement of the transaction, the last sale price of the Company common stock as reported on the NYSE was $9.87 per share. On [                    ], 2016, the latest practicable trading date before the filing of this proxy statement, the last sale price of the Company common stock as reported on the NYSE was $[        ]. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of Company common stock.

As of the close of business on the record date, there were [            ] shares of Company common stock outstanding and entitled to vote, held by [            ] stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.

HOUSEHOLDING

As permitted under the Exchange Act, in those instances where we are mailing a printed copy of this proxy statement, only one copy of this proxy statement is being delivered to stockholders that reside at the same address and share the same last name, unless such stockholders have notified the Company of their desire to receive multiple copies of this proxy statement. This practice, known as “householding”, is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources.

The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations, by phone at (919) 556-3056, by mail to PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, or by e-mail to info@powersecure.com. Stockholders residing at the same address and currently receiving multiple copies of this proxy statement may contact Investor Relations at the address, telephone number and e-mail address above to request that only a single copy of a proxy statement be mailed in the future.

STOCKHOLDER PROPOSALS

If the merger is completed, we will no longer have public stockholders and there will be no public participation in any future meetings of our stockholders. However, if the merger is not completed, our stockholders will continue to be entitled to attend and to participate in our stockholders’ meetings. We intend to hold an annual stockholders’ meeting only if the merger is not completed, or if we are required to do so by our bylaws or applicable law. If the 2016 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Company’s 2016 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act and the Company’s by-laws, as described below.

Proposals to be Included in our Proxy Materials

In order for a stockholder proposal to be considered for inclusion in our proxy materials for our 2016 annual meeting of stockholders, the written proposal must have been received by our Secretary at our principal executive offices on or before December 28, 2015. In addition, stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Exchange Act, including the SEC regulations under Rule 14a-8. The timely submission of a stockholder proposal does not guarantee that it will be included in our proxy materials for the 2016 annual meeting of stockholders.

Other Proposals and Nominations

Our by-laws establish advance notice procedures that a stockholder must comply with in order (i) to nominate persons for election to the Board at an annual meeting of stockholders or (ii) to bring other items of business before an annual meeting of stockholders that will not be included in our proxy materials pursuant to Rule 14a-8.

Our by-laws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (1) specified in the notice of the meeting given by or at the direction of the Board, (2) brought before the meeting by or at the direction of the Board, or (3) otherwise properly brought before the meeting by a stockholder who (a) was a stockholder of record both when such stockholder gave such notice and at the time of the annual meeting, (b) is entitled to vote at the annual meeting, and (c) complies with the notice procedures in our by-laws by delivering timely written notice to our corporate secretary, which notice must contain the information specified in our by-laws concerning the matters to be brought before such annual meeting and concerning the stockholder making the proposal. These by-law requirements are separate from the SEC requirements under Rule 14a-8 that a stockholder must comply with in order to have a stockholder proposal included in our proxy statement.

These advance notice procedures of our by-laws require that, among other things, notice of a stockholder proposal of an item of business not intended to be included in our proxy statement must be submitted by a stockholder in writing to and received by our Secretary not less than 90 days nor more than 120 days prior to the one year anniversary of the preceding year’s annual meeting, unless the date of the annual meeting is more than 30 days before or after the anniversary of the date of the preceding annual meeting, in which case we must receive the notice not later than 90 days before the date of the annual meeting or, if later, 10 days following the date on which public disclosure of the date of the annual meeting is first made. For stockholder proposals to be timely for our 2016 annual meeting, a stockholder must deliver written notice to our corporate secretary at our principal executive offices not earlier than February 11, 2016 and not later than March 14, 2016. However, if the date of our 2016 annual meeting is changed by more than 30 days from the anniversary date of the 2015 Annual Meeting, then the notice of the stockholder proposal must be received not later than 90 days before the date of the 2016 annual meeting or, if later, 10 days following the date on which public announcement of the date of the 2016 annual meeting is first made.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, a stockholder must give timely notice of such nomination to our Secretary at our principal executive offices, which notice must contain the information specified in our by-laws concerning the person to be nominated as a director and concerning the stockholder making the nomination. To be timely, such notice must be received by our Secretary within the time period described in the paragraph above for stockholder proposals not intended to be included in our proxy statement. In addition, the proposed nominee must be willing to provide any other information reasonably requested by the Nominating and Corporate Governance Committee of the Board.

Only such business may be conducted at an annual meeting of stockholders as shall have been properly brought before the annual meeting in accordance with the procedures set forth in the advance notice provisions of our by-laws. The chairman of our 2016 annual meeting will have the discretion to determine if a nomination or another item of business proposed by a stockholder has been proposed in accordance with the procedures set forth in our by-laws, and if not, declare that the nomination or other item of business be disregarded. Only nominations for director and proposals of other items of business submitted in accordance with the advance notice provisions of our by-laws will be eligible for presentation at our 2016 annual meeting, and any matter not submitted in accordance with such provisions will not be considered or acted upon at our 2016 annual meeting.

A copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates may be obtained by a stockholder, without charge, upon written request to our corporate secretary at our principal executive offices.

Notice and Other Information

All notices of nominations for director and proposals of other items of business by stockholders, whether or not to be included in our proxy materials, must be sent to us as follows:

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, NC 27587

Attention: Secretary

Any stockholder proposal or director nomination must also comply with all other applicable provisions of our Second Restated Certificate of Incorporation and our by-laws, the Exchange Act (including the rules and regulations under the Exchange Act), and Delaware law. We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal or nomination that does not comply with these and other applicable requirements. If we do not exclude the proposal, then the persons appointed as proxies in the proxy card solicited by the Board for the 2016 annual meeting may exercise discretionary voting authority to vote in accordance with their best judgment on any proposal submitted outside of Rule 14a-8.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet site that contains our reports, proxy and information statements and other information at www.sec.gov.

The Company will make available a copy of the documents we file with the SEC on the “Investors” section of our website at www.powersecure.com as soon as reasonably practicable after filing these materials with the SEC. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge either on our website, or by contacting Investor Relations, by phone at (919) 556-3056, by mail to PowerSecure International, Inc., 1609 Heritage Commerce Court, Wake Forest, North Carolina 27587, or by e-mail to info@powersecure.com

Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference. Similarly, the information that we later file with the SEC may update and supersede the information in this proxy statement. We also incorporate by reference into this proxy statement the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2015;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 24, 2015, that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•	our Current Reports on Form 8-K filed on January 29, 2016, February 9, 2016, February 19, 2016, February 24, 2016 (except Item 7.01 thereof) and February 25, 2016.

Notwithstanding the foregoing, information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.

The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY

AND

AMONG

THE SOUTHERN COMPANY,

PSMS CORP.

AND

POWERSECURE INTERNATIONAL, INC.

DATED FEBRUARY 24, 2016

-i-

(continued)

-ii-

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated February 24, 2016 (this “Agreement”), by and among PowerSecure International, Inc., a Delaware corporation (the “Company”), The Southern Company, a Delaware corporation (“Parent”), and PSMS Corp., a Delaware corporation and Parent Subsidiary (“Merger Sub”).

RECITALS

A. The Board of Directors of the Company (the “Company Board”), the Board of Directors of Parent (the “Parent Board”) and the Board of Directors of Merger Sub have determined that it is in the best interests of their respective companies and stockholders to consummate the transactions provided for in this Agreement in which Merger Sub will, on the terms and subject to the conditions set forth in this Agreement, merge with and into the Company (the “Merger”), with the Company being the surviving corporation in the Merger.

B. The Parties desire to make or enter into certain representations, warranties and covenants in connection with the Merger and also to prescribe certain conditions to the Merger.

The Company, Parent and Merger Sub hereby agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger. On the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Sub will be merged with and into the Company at the Effective Time. At the Effective Time, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation (the “Surviving Corporation”) and will succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

Section 1.2 Closing. The closing (the “Closing”) of the Merger will take place at the offices of Jones Day, 1420 Peachtree Street, N.E., Suite 800, Atlanta, Georgia 30309 at 10:00 a.m. local time on the second Business Day following the satisfaction or, to the extent permitted by Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions at Closing), unless another time, date or place is agreed to in writing by the Parties. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

Section 1.3 Effective Time. On the Closing Date, Parent, Merger Sub and the Company will cause to be filed with the Secretary of State of the State of Delaware a certificate of merger or other appropriate documents (collectively, the “Certificate of Merger”) executed in accordance with the relevant provisions of the DGCL and will make all other filings or recordings required under the DGCL in connection with the Merger. The Merger will become effective at such time as the Certificate of Merger is duly filed with such Secretary of State, or at such other time as Parent and the Company will agree and specify in the Certificate of Merger (the time the Merger becomes effective being the “Effective Time”).

Section 1.4 Effects. The Merger will have the effects provided in this Agreement and in the applicable provisions of the DGCL.

Section 1.5 Conversion of Securities.

(a) Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of the Company Common Stock, each share of Company Common Stock (each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares and any Shares to be cancelled pursuant to Section 1.5(b)) will be converted automatically into the right to receive, in accordance with the terms of this Agreement, $18.75 in cash without interest (the “Merger Consideration”), payable in the manner set forth in Section 2.1. All shares that have been converted into the right to receive the Merger Consideration will be automatically cancelled and cease to exist. Except as set forth in Section 1.5(b), as a result of the Merger, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (“Certificates”) and each holder of Shares outstanding immediately prior to the Effective Time that are not represented by Certificates (“Book-Entry Shares”) will thereafter cease to have any rights with respect to such Shares except the right to receive the Merger Consideration, to be paid, without interest, in consideration therefor upon surrender of such Certificate or Book-Entry Shares in accordance with Section 2.1(b) (or in the case of a lost, stolen or destroyed Certificate, Section 2.1(h)).

(b) Cancellation of Certain Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company, each Share held in the treasury of the Company or owned of record by any Company Subsidiary immediately prior to the Effective Time will automatically be cancelled without any conversion thereof and no payment or distribution will be made with respect thereto.

(c) Shares of Merger Sub. Each issued and outstanding share of common stock, par value $.01, of Merger Sub will be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 1.6 Certificate of Incorporation; Bylaws.

(a) At the Effective Time, the Company Charter will, by virtue of the Merger, be amended and restated to read in its entirety as set forth on Exhibit A, and as so amended and restated will be the certificate of incorporation of the Surviving Corporation until thereafter amended in accordance with the DGCL.

(b) At the Effective Time, the Company Bylaws will, by virtue of the Merger, be amended and restated to read in their entirety as the Merger Sub Bylaws as in effect immediately prior to the Effective Time, and as so amended and restated will be the bylaws of the Surviving Corporation, until thereafter amended in accordance with the DGCL.

Section 1.7 Directors. The Parties will take all necessary action such that from and after the Effective Time, the directors of Merger Sub prior to the Effective Time will become the directors of the Surviving Corporation, until the earlier of their death, incapacity, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

Section 1.8 Officers. The Parties will take all necessary action such that from and after the Effective Time, the officers of the Company immediately prior to the Effective Time will become the officers of the Surviving Corporation, until the earlier of their death, incapacity, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

Section 2.1 Exchange of Shares.

(a) Exchange Agent. Prior to the Effective Time, Parent will designate a commercial bank or trust company reasonably acceptable to the Company to act as agent (the “Exchange Agent”) for the purpose of exchanging Shares for the Merger Consideration and enter into an agreement with the Exchange Agent relating to the services to be performed by the Exchange Agent. Parent will deposit or will cause to be deposited with the Exchange Agent at or prior to the Effective Time, cash in an amount sufficient to pay the Merger Consideration pursuant to Section 1.5(a) (the “Exchange Fund”). The Exchange Fund will be invested by the Exchange Agent as directed by Parent. Any interest or other income from such investments will be paid to and become income of Parent. Except as contemplated by Section 2.1(d), the Exchange Fund will not be used for any purpose other than as specified in this Section 2.1(a). To the extent that there are losses with respect to any investments made by the Exchange Agent of the Exchange Fund, Parent shall promptly replace or restore the cash in the Exchange Fund to ensure that the Exchange Fund is at all times maintained at a level sufficient for the Exchange Agent to promptly pay the Merger Consideration.

(b) Exchange Procedures.

(i) As promptly as practicable after the Effective Time, and in any event not later than the second Business Day after the Effective Time, Parent will cause the Exchange Agent to mail to each Person who was, at the Effective Time, a holder of record of Shares entitled to receive the Merger Consideration pursuant to Section 1.5(a): (A) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates to the Exchange Agent or, in the case of Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal), and (B) instructions for use in effecting the surrender of such holder’s Certificates or Book-Entry Shares in exchange for payment of the Merger Consideration issuable and payable in respect thereof pursuant to such letter of transmittal. Exchange of any Book-Entry Shares will be effected in accordance with the Exchange Agent’s customary procedures with respect to securities represented by book entry.

(ii) Upon surrender of a Certificate or Book-Entry Share to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent, the holder of such Shares will be entitled to receive in exchange for such properly surrendered Shares an amount in cash equal to the product of (A) the number of Shares represented by such holder’s properly surrendered Certificates and Book-Entry Shares and (B) the Merger Consideration.

(c) No Further Rights in Company Common Stock. All Merger Consideration paid upon surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms of this Article II will be deemed to have been paid, as the case may be, in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates or Book-Entry Shares.

(d) Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of the Company will occur as a result of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, the Merger Consideration will be equitably adjusted to reflect such change.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including proceeds of any investment thereof) that remains undistributed to the holders of Shares on the date that is one year after the

Effective Time will be delivered to Parent, upon demand, and any holders of Shares who have not theretofore complied with this Article II will thereafter look only to Parent for the Merger Consideration to which they are entitled pursuant to Section 1.5(a).

(f) No Liability. None of the Exchange Agent, Parent or the Surviving Corporation will be liable to any holder of Shares for any Merger Consideration from the Exchange Fund or other cash delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of Shares as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(g) Withholding Rights. Each of the Surviving Corporation, the Exchange Agent, Parent and Merger Sub will be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amount as it is required to deduct and withhold with respect to the making of such payment under the Code, the Treasury Regulations, any provision of applicable state, local or foreign Tax Law or any other Law. To the extent that amounts are so withheld and timely paid over to the appropriate taxing authority, such withheld amounts will be treated for purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

(h) Lost Certificates. In the event that any Certificate will have been lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration; except that Parent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

Section 2.2 Stock Transfer Books. At the Effective Time, the stock transfer books of the Company will be closed and there will be no further registration of transfers of Shares thereafter on the records of the Company. On or after the Effective Time, any Certificates or Book-Entry Shares presented to the Exchange Agent or Parent for any reason will be cancelled and exchanged for the Merger Consideration with respect to the Shares formerly represented by such Certificates or Book-Entry Shares to which the holders thereof are entitled pursuant to Section 1.5(a).

Section 2.3 Company Stock Awards.

(a) Company Stock Options. Each option award to purchase Shares granted under the Company Equity Incentive Plans (each, a “Company Stock Option”) that is outstanding immediately prior to the Effective Time will be deemed to be fully vested and will be cancelled, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.3(f), equal to the product of (i) the total number of Shares subject to such Company Stock Option as of immediately prior to the Effective Time and (ii) the excess, if any, of (A) the Merger Consideration over (B) the exercise price per Share of such Company Stock Option. Any Company Stock Option with an exercise price greater than the Merger Consideration will be cancelled at the Effective Time for no consideration.

(b) Company Restricted Shares. At the Effective Time, each award of restricted Shares granted under the Company Equity Incentive Plans (each, a “Company Restricted Share”) that is outstanding as of immediately prior to the Effective Time (other than the Rollover Restricted Shares) will be deemed to be fully vested and will be cancelled, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.3(f), equal to the product of (i) the total number of Shares subject to such award of Company Restricted Shares as of immediately prior to the Effective Time and (ii) the Merger Consideration, together with any dividends credited thereto in accordance with the terms of the applicable award agreement.

(c) Rollover Restricted Shares. The Rollover Restricted Shares that are outstanding immediately prior to the Effective Time will, automatically and without any action on the part of the holder thereof, be cancelled in exchange for a restricted stock unit award (the “Rollover RSU Award”) covering a number of shares of Parent Common Stock, rounded up to the nearest whole share, equal to: X multiplied by Y divided by Z, where “X” is the total number of Rollover Restricted Shares immediately prior to the Effective Time, “Y” is the Merger Consideration and “Z” is the Parent Closing Price. From and after the Effective Time, the Rollover RSU Award will be subject to the terms set forth in Section 2.3(c) of the Company Disclosure Letter.

(d) Company RSUs. At the Effective Time, each award of restricted stock units payable in whole or in part in Shares, or the value of which is determined with reference to the value of Shares, and granted under the Company Equity Incentive Plans (each, a “Company RSU”) that is outstanding as of immediately prior to the Effective Time will be deemed to be fully vested and will be cancelled, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.3(f), equal to the product of (i) the total number of Shares subject to such award of Company RSUs as of immediately prior to the Effective Time and (ii) the Merger Consideration, together with any dividends credited thereto in accordance with the terms of the applicable award agreement.

(e) Company PSUs. At the Effective Time, each award of performance share units payable in whole or in part in Shares, or the value of which is determined with reference to the value of Shares, and granted under the Company Equity Incentive Plans (each, a “Company PSU”) that is outstanding as of immediately prior to the Effective Time will be deemed vested based on target level of achievement and will be cancelled, with the holder thereof becoming entitled to receive an amount in cash, payable in accordance with Section 2.3(f), equal to the product of (i) the target number of Shares subject to such award of Company PSUs as of immediately prior to the Effective Time and (ii) the Merger Consideration, together with any dividends credited thereto in accordance with the terms of the applicable award agreement.

(f) Payment. As soon as reasonably practicable (but in no event later than five Business Days) following the Effective Time, the Surviving Corporation will pay the amounts due to the holders of Company Stock Options pursuant to Section 2.3(a), the amounts due to the holders of Company Restricted Shares pursuant to Section 2.3(b), the amounts due to the holders of Company RSUs pursuant to Section 2.3(d) and the amounts due to the holders of Company PSUs in accordance with Section 2.3(e), in each case without interest and subject to any required Tax withholding. To the extent any amounts described in this Section 2.3(f) relate to a Company Stock Award that is nonqualified deferred compensation subject to Section 409A of the Code, the Surviving Corporation will pay such amounts at the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company Stock Award that will not trigger a tax or penalty under Section 409A of the Code.

(g) Notice. Prior to the Effective Time, the Company will be permitted (but not obligated) to send a written notice in a form reasonably acceptable to Parent to each holder of an outstanding Company Stock Option, Company Restricted Share, Company RSU and Company PSU (the “Company Stock Awards”) that will inform such holder of the treatment of such awards as provided in this Section 2.3, and otherwise setting forth such holder’s rights pursuant to the applicable Company Equity Incentive Plan and equity award agreements.

(h) Further Assurances. The Company will, prior to the Effective Time, take (or cause to be taken) any and all actions as may be necessary (including obtaining any resolutions of the Company Board and, to the extent required, any committee thereof) to implement the foregoing provisions of this Section 2.3.

(i) No Further Rights. Following the Effective Time, no holder of a Company Stock Award, participant in any Company Equity Incentive Plan or other Company Benefit Plan or employee benefit arrangement of the Company or party to any employment agreement with the Company will have any right hereunder to acquire any capital stock or other Equity Interests (including any “phantom” stock or stock appreciation rights) in the Company, any of its Subsidiaries or the Surviving Corporation.

(j) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery with respect to, and shall register on Form S-8 (or such other appropriate form) a number of shares of Parent Common Stock sufficient to satisfy the settlement of, the Rollover RSU Award.

Section 2.4 Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, any Shares that are issued and outstanding immediately prior to the Effective Time and are held by a stockholder who is entitled to demand, and properly demands, appraisal of such Shares (each, a “Dissenting Stockholder”) pursuant to, and who complies in all respects with, the provisions of the DGCL (collectively, the “Dissenting Shares”) will not be converted into or represent the right to receive the Merger Consideration (except as provided in this Section 2.4) and will entitle such Dissenting Stockholder only to payment of the fair value of such Dissenting Shares as may be determined to be due to the holder of such Dissenting Shares in accordance with the DGCL, unless and until such Dissenting Stockholder effectively waives, withdraws or loses the right to appraisal under the DGCL or is otherwise no longer entitled to the relief provided by the DGCL. If any such Dissenting Stockholder effectively waives, withdraws or loses the right to appraisal under the DGCL or is otherwise no longer entitled to the relief provided by the DGCL, then as of the later of the Effective Time or the occurrence of such event, the Dissenting Shares held by such Dissenting Stockholder will be cancelled and cease to exist and be converted into and represent the right to receive, without any interest thereon, the Merger Consideration in accordance with Article I and Article II, less applicable withholding taxes, if any, required to be withheld. The Company will not, except with the prior written consent of Parent, voluntarily make (or cause or permit to be made on its behalf) any payment with respect to, or settle or make a binding offer to settle with, any Dissenting Stockholder regarding its exercise of dissenters’ rights prior to the Effective Time. The Company will give Parent notice of any such demands prior to the Effective Time, and Parent will have the right to participate in all negotiations and proceedings with respect to any exercise by any stockholder of dissenters’ rights.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as disclosed in the Company Reports publicly available at least 24 hours prior to the date of this Agreement and only as and to the extent disclosed therein (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other disclosures included therein to the extent they are primarily cautionary, predictive or forward-looking in nature) or in the disclosure letter delivered by the Company to Parent immediately prior to the execution of this Agreement (it being agreed that any information set forth in one section of such disclosure letter will be deemed to apply to each other section thereof to which its relevance as an exception to (or disclosure for the purposes of) such other section is reasonably apparent) (the “Company Disclosure Letter”), the Company represents and warrants to Parent as follows:

Section 3.1 Corporate Organization.

(a) The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Copies of the certificate of incorporation of the Company, as amended and restated (the “Company Charter”), and the bylaws of the Company, as amended and restated (the “Company Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Parent.

(c) Section 3.1(c) of the Company Disclosure Letter sets forth a list of each Company Subsidiary, together with the jurisdiction of organization or incorporation, as the case may be. Each Company Subsidiary (i) is duly organized and validly existing under the Laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified, and (iii) has all the corporate or limited liability company power and authority to own or lease its properties and assets and to carry on its business as now conducted, in the case of clause (ii), except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. As used in this Agreement, the word “Subsidiary” when used with respect to any Person, means another Person, any amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body or, more than 40% of the Equity Interests of which is owned directly or indirectly by such first Person, the terms “Company Subsidiary” and “Parent Subsidiary” mean any direct or indirect Subsidiary of the Company or Parent, respectively, and, in the case of Parent, will include (A) Merger Sub prior to the Effective Time and (B) the Surviving Corporation as of and after the Effective Time.

(d) Copies of the certificate or articles of incorporation of each Company Subsidiary, as amended and restated, and the bylaws of each Company Subsidiary, as amended and restated, as in effect as of the date of this Agreement, have previously been made available to Parent.

Section 3.2 Capitalization.

(a) The authorized capital stock of the Company consists of (i) 50,000,000 Shares, of which, as of February 22, 2016 (the “Measurement Date”), 22,503,173 Shares were issued and outstanding, (ii) 3,500,000 shares of Company preferred stock, par value $0.01, of which, as of the Measurement Date, no shares were issued and outstanding, (iii) 1,000,000 shares of Company series B preferred stock, par value $0.01, of which, as of the Measurement Date, no shares were issued and outstanding, and (iv) 500,000 shares of Company series C preferred stock, par value $0.01, of which, as of the Measurement Date, no shares were issued and outstanding (collectively, the “Company Capital Stock”). As of the Measurement Date, no Shares were held in the Company’s treasury. As of the Measurement Date, 481,689 Shares were reserved for issuance under the Company’s 2008 Stock Incentive Plan and no Shares were reserved for issuance under the Company’s 1998 Stock Incentive Plan. All of the issued and outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

(b) The Company has provided Parent with an accurate and complete list of each Company Stock Award outstanding as of the Measurement Date pursuant to the Company Equity Incentive Plans.

(c) Except pursuant to this Agreement, the Company Equity Incentive Plans, or as set forth in this Section 3.2, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase, issuance or registration of any shares of Company Capital Stock or any other equity securities of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Capital Stock.

(d) There are no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders of the Company may vote that are issued or outstanding as of the date of this Agreement.

(e) All of the issued and outstanding Equity Interests of each Company Subsidiary are owned by the Company, directly or indirectly, free and clear of any Liens (other than transfer restrictions under applicable federal and state securities Laws), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No Company Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Company Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Company Subsidiary. There are no outstanding obligations to which the Company or any Company Subsidiary is a party (i) restricting the transfer of or (ii) limiting the exercise of voting rights with respect to any Equity Interest in any Company Subsidiary.

Section 3.3 Authority; No Violation.

(a) The Company has full corporate power and authority to enter into this Agreement and, subject to receipt of the Company Stockholder Approval, to consummate the Merger and the other transactions contemplated by this Agreement (the “Transactions”). The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly adopted by the Company Board and, except for (i) the approval of this Agreement and the Transactions by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote at such meeting, voting together as a single voting group (the “Company Stockholder Approval”) and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of the Company are necessary to authorize the consummation of the Transactions. Subject to Section 6.9(c), the Company Board has (i) determined that this Agreement and the Transactions are advisable and fair to and in the best interests of the Company’s stockholders, and (ii) resolved to recommend that the Company’s stockholders adopt and approve this Agreement and the Transactions. This Agreement has been duly and validly executed and delivered by the Company and, assuming this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(b) None of the execution and delivery of this Agreement by the Company nor the consummation of the Transactions, nor compliance by the Company with any of the terms or provisions of this Agreement, will (i) violate any provision of the certificate of incorporation or bylaws or other equivalent organizational document, in each case, as amended, of the Company or any of the Company Subsidiaries or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any Order or any Law applicable to the Company, any of the Company Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any of the Company Subsidiaries under, any of the terms, conditions or provisions of any credit agreement, note, bond, mortgage, indenture, deed of trust, license, lease or other instrument or obligation to which the Company or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults referred to in clause (ii) that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.4 Consents and Approvals. Except for (a) the filing with the SEC of a proxy statement in definitive form relating to the Company Stockholders Meeting (the “Proxy Statement”), (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (c) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (d) filings required by the applicable requirements of the Securities Act of 1933 (the “Securities Act”) or the Securities Exchange Act of 1934 (the “Exchange Act”), and (e) the consents or approvals listed in Section 3.4 of the Company Disclosure Letter, no consents or approvals of or filings or registrations with any United States or foreign court, administrative agency or commission or other governmental authority or instrumentality (each a “Governmental Entity”) are necessary in connection with (i) the execution and delivery by the Company of this Agreement and (ii) the consummation by the Company of the Transactions, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.5 Reports.

(a) The Company and each of the Company Subsidiaries has filed with or furnished to the SEC, on a timely basis, all registration statements, reports, forms, documents and proxy statements required to be filed or furnished, as applicable, since December 31, 2012 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing, the “Company Reports”). As of their respective effective dates (in the case of Company Reports that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective filing or furnished dates, as applicable (in the case of all other Company Reports), or in the case of amendments thereto, as of the most recent such amendment, the Company Reports complied in all material respects with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, “SOX”), as the case may be, and the rules and regulations of the SEC thereunder, applicable to such Company Reports, and none of the Company Reports as of such respective dates (or, if amended, the date of the filing or furnishing, as applicable, of such amendment, with respect to the disclosures that are amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b) No Company Reports filed pursuant to the Securities Act or filed or furnished pursuant to the Exchange Act, and the respective rules and regulations thereunder, since December 31, 2012, as of the date of such Company Report (or, if amended prior to the date of this Agreement, as of the date of the last amendment and filing thereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All Company Reports filed under the Securities Act and the Exchange Act since December 31, 2012, as of their respective dates, complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto.

(c) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all applicable certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX with respect to the Company Reports and the statements contained in such certifications are complete and accurate. For purposes of this Agreement, “principal executive officer” and “principal financial officer” have the meanings ascribed to such terms in SOX. Neither the Company nor any of the Company Subsidiaries has outstanding, or has since December 31, 2012 arranged any outstanding, “extensions of credit” to or for directors or executive officers of the Company in violation of Section 402 of SOX.

(d) The Company maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that receipts and expenditures are made only in accordance with the authorizations of management and directors and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the Company’s financial statements.

(e) The “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) utilized by the Company are reasonably designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer and principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports.

(f) Since December 31, 2012, the Company has not received any written notification of any (i) ”significant deficiency” or (ii) ”material weakness” in the Company’s internal controls over financial reporting. To the knowledge of the Company, there is no outstanding “significant deficiency” or “material weakness” that has not been appropriately and adequately remedied by the Company. For purposes of this Agreement, the terms “significant deficiency” and “material weakness” have the meanings assigned to them in Release 2004-001 of the Public Company Accounting Oversight Board, as in effect on the date of this Agreement.

(g) None of the Company Subsidiaries is, or at any time since December 31, 2012 has been, subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act.

Section 3.6 Financial Statements.

(a) The consolidated financial statements of the Company and the Company Subsidiaries (including in each case, any related notes and schedules thereto, where applicable) included in the Company Reports (collectively, the “Company Financial Statements”), fairly present in all material respects the consolidated financial position of the Company and the Company Subsidiaries as of the date thereof, and fairly present in all material respects the results of the consolidated operations, changes in stockholders’ equity, cash flows and consolidated financial position of the Company and the Company Subsidiaries for the respective fiscal periods or as of the date therein set forth, except the Company Financial Statements are subject, in the case of unaudited statements, to normal year-end audit adjustments that are consistent with past practice. Each of the Company Financial Statements (including the related notes and schedules thereto, where applicable), as of their respective dates, complied in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto and each of such statements (including the related notes and schedules thereto, where applicable) and have been prepared, in all material respects, in accordance with GAAP consistently applied during the periods involved, except as indicated in such statements or in the notes thereto.

(b) Except for those liabilities that are reflected or reserved against on the September 30, 2015 consolidated balance sheet of the Company and the Company Subsidiaries included in the Company Financial Statements and for liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2015, neither the Company nor any of the Company Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off-balance sheet financings, loans, indebtedness, make whole or similar liabilities or obligations) that would be required under GAAP to be reflected in a consolidated balance sheet of the Company and the Company Subsidiaries, except for liabilities and obligations that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.7 Absence of Company Material Adverse Effect. Since September 30, 2015, no event or events have occurred that have had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.8 Legal Proceedings.

(a) Neither the Company nor any of the Company Subsidiaries is a party to any, and there are no pending or, to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions, suits or governmental or regulatory investigations of any nature (each, an “Action”), against the Company or any of the Company Subsidiaries except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) There is no Order or judgment imposed upon the Company, any of the Company Subsidiaries or the assets of the Company or any of the Company Subsidiaries that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 3.9 Taxes and Tax Returns. Each of the Company and the Company Subsidiaries has duly filed all material federal, state, foreign and local Tax Returns required to be filed by any of them (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from them by federal, state, foreign or local taxing authorities other than (a) Taxes that are not yet delinquent or that are being contested in good faith, have not been finally determined and have been adequately reserved against or (b) Tax Returns or Taxes as to which the failure to file, pay or make provision for have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Any material liability with respect to deficiencies asserted as a result of any audit, examination or similar proceeding of the Company or any Company Subsidiary Tax Return by the IRS or any other taxing authority is covered by adequate reserves in accordance with GAAP in the Company Financial Statements. There are no material disputes pending, or claims asserted in writing, for Taxes or assessments upon the Company or any of the Company Subsidiaries for which the Company does not have adequate reserves. Neither the Company nor any of the Company Subsidiaries is a party to or is bound by any material Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among the Company and the Company Subsidiaries). Neither the Company nor any of the Company Subsidiaries has agreed to or granted any extension or waiver of the limitation period applicable to any material Taxes or material Tax Returns. Neither the Company nor any of the Company Subsidiaries has distributed the stock of any corporation, or had its stock distributed, in a transaction intended to satisfy the requirements of Section 355 of the Code. Each of the Company and the Company Subsidiaries has in all material respects properly and timely withheld or collected and timely paid over to the appropriate taxing authority (or each is properly holding for such timely payment) all Taxes required to be withheld, collected and paid over by applicable Law. There are no Liens for Taxes upon any material asset of the Company or any Company Subsidiary other than Permitted Liens (within the meaning of clause (c) of such term). Neither the Company nor any of the Company Subsidiaries is a party to or bound by any material advance pricing agreement, closing agreement or other similar material agreement or ruling relating to Taxes. Neither the Company nor any of the Company Subsidiaries has engaged in a “listed transaction,” as defined in Treasury Regulations Section 1.6011-4(b)(2), or any transaction requiring disclosure under a similar provision of applicable Law. No material written claim has ever been made by a taxing authority in a jurisdiction where the Company or any Company Subsidiary does not file Tax Returns that any of them is or may be subject to tax by that jurisdiction. Each of the Company and the Company Subsidiaries is in compliance in all material respects with all terms and conditions of any applicable material Tax exemption, Tax holiday, or other Tax reduction agreement, and no such applicable material Tax exemption, Tax holiday, or other Tax reduction agreement will be adversely affected by the Transactions.

Section 3.10 Employee Benefit Plans; Labor.

(a) Section 3.10(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of the material (i) nonqualified deferred compensation or retirement plans for employees located in the United States, (ii) qualified “defined contribution plans” (as such term is defined under Section 3(34) of ERISA), (iii) qualified “defined benefit plans” (as such term is defined under Section 3(35) of ERISA) (the plans set forth in clauses (ii) and (iii) are collectively referred to herein as the “Pension Plans”), (iv) “welfare benefit plans” (as such term is defined under Section 3(1) of ERISA) (the “Welfare Plans”), and (v) compensatory fringe benefit or stock option plans, including written individual contracts, employee agreements, plans, programs, or arrangements, whether funded or unfunded, that, as of the date hereof, are maintained and sponsored in whole or in part, or contributed to by any of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities, for the benefit of, providing any remuneration or benefits to, or covering any current or former employee or retiree, any dependent, spouse or other family member or beneficiary of such employee or retiree, or any director, independent contractor, member, officer, consultant of any of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities, or under (or in connection with) which the Company or any Company Subsidiary may have any liability (collectively clauses (i) through (v) are referred to as “Company Benefit Plans”).

(b) Except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, material liability to the Company and the Company Subsidiaries, taken as a whole, (i) each Pension Plan that is intended to meet the requirements of a “qualified plan” under Sections 401(a) and 501(a) of the Code has either received a favorable determination letter from the IRS that such Pension Plan is so qualified or has requested such a favorable determination letter within the remedial amendment period of Section 401(b) of the Code, (ii) each Company Benefit Plan, including any amendments thereto, that is eligible for approval by, and/or registration for and/or qualification for special Tax status with, the appropriate taxation, social security and/or supervisory authorities in the relevant country, state, territory or the like (each, an “Approval”) has received such Approval, or there remains a period of time in which to obtain such Approval retroactive to the date of any amendment or change in Law that has not previously received such Approval, and (iii) the Company Benefit Plans comply in form and in operation in all respects with the requirements of the Code, ERISA, PPACA and all other applicable Laws, and to the knowledge of the Company, none of the Company, the Company Subsidiaries and its Company Commonly Controlled Entities have received any notice from any Governmental Entity questioning or challenging such compliance that has not been resolved.

(c) Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the knowledge of the Company, there have been no “prohibited transactions” (as that term is defined in Section 406 of ERISA or Section 4975 of the Code).

(d) Except as has not resulted in, and would not reasonably be expected to result in, individually or in the aggregate, material liability to the Company and the Company Subsidiaries, taken as a whole, neither the Company nor any other Person that, together with the Company or any Company Subsidiary, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (a “Company Commonly Controlled Entity”) has during the last six years sponsored, maintained or contributed to, or been obligated to maintain or contribute to, or has any liability under, any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Code. All material contributions (including all employer contributions and employee salary reduction contributions) or insurance premiums that are due have been paid with respect to each Company Benefit Plan, and all material contributions or insurance premiums for any period ending on or before the Closing Date that are not yet due have been paid with respect to each such Company Benefit Plan or accrued, in each case in accordance with the past custom and practice of the Company, and with applicable Law.

(e) To the knowledge of the Company, except with respect to any actions not prohibited by Section 5.2(c), neither the Company nor any Company Subsidiary has communicated a commitment that would be material to the Company and its Subsidiaries taken as a whole (whether orally or in writing, whether as part of the collective bargaining process or not) generally to Employees, any Employee representation body or specifically to any Employee regarding (i) any future increase of benefit levels (or creation of new benefits) with respect to the Company Benefit Plans beyond those reflected in such plans, or (ii) the adoption or creation of any new benefit plan.

(f) (i) None of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities contributes to or has any liability or potential liability with respect to any “multiemployer plan” (as defined in Section 3(37) of ERISA) during the five-year period ending as of the Closing Date, (ii) none of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities is subject to any withdrawal or partial withdrawal liability within the contemplation of Section 4201 of ERISA and (iii) none of the Company, the Company Subsidiaries and the Company Commonly Controlled Entities has entered into any transaction which has or would reasonably be expected to subject the Company, any Company Subsidiary or any Company Commonly Controlled Entity to any such withdrawal or partial withdrawal liability.

(g) None of the Welfare Plans obligates the Company or any Company Subsidiary to provide any Company Employee, current employee or former employee (or any dependent thereof) any life insurance or medical or health benefits after his or her termination of employment with the Company or any Company Subsidiary, other than as required under COBRA or any similar state Law.

(h) No material Company Benefit Plan (excluding for this purpose any individual employment agreement or arrangement) has a provision, and, to the knowledge of the Company, no commitment (whether oral or in writing) has been made, that materially restricts the Company or Company Subsidiaries from amending or terminating such Company Benefit Plan with respect to the accrual of future benefits; except that the legal obligation to bargain over mandatory subjects of bargaining under any Law will not be considered such a restriction.

(i) Except as provided in this agreement, consummation of the Transactions will not (i) entitle any Company Employee, current employee, or former employee (or spouse, dependent or other family member of such employee) of the Company or Company Subsidiaries to severance pay, unemployment compensation, or any payment contingent upon a change in control or ownership of the Company or Company Subsidiaries, or (ii) accelerate the time of payment or vesting, or increase the amount, of any compensation due to any such Company Employee, current employee, or former employee (or any spouse, dependent, or other family member of such employee). Neither the Company nor any Company Subsidiary has any obligation to provide, and no Company Benefit Plan or other agreement provides any Person with any amount of additional compensation or gross-up if such Person is provided with amounts subject to excise or additional taxes, interest or penalties incurred pursuant to Sections 4999 or 409A of the Code or due to the failure of any payment to be deductible under Section 280G of the Code.

(j) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and the Company Subsidiaries have correctly classified Persons engaged as consultants or independent contractors for employment purposes.

(k) Neither the Company nor any Company Subsidiary has during the last six years (i) been a party to a collective bargaining agreement in respect of the employees of the Company or a Company Subsidiary on the date of this Agreement, (ii) had a membership in any employers’ organization which is entitled to conclude a collective bargaining agreement on behalf of its member companies, or (iii) had a collective bargaining agreement which, although the Company or Company Subsidiary is not a party to it, applies due to standard reference in employment agreements or by state decree as a generally applicable collective bargaining agreement. No collective bargaining agreement or shop agreement is, as of the date of this Agreement, being negotiated in any material respect by the Company or any of the Company Subsidiaries.

(l) Section 3.10(l) of the Company Disclosure Letter sets forth a true and complete list of each material (i) severance or employment agreement with directors, officers, Employees or consultants of the Company or any Company Subsidiary, (ii) severance program of the Company or any Company Subsidiary with or relating to its Employees or (iii) plan, program or other agreement of the Company or any Company Subsidiary with or relating to its directors, officers, employees or consultants which contains change in control provisions.

Section 3.11 Compliance with Applicable Law.

(a) The Company and each of the Company Subsidiaries hold all licenses, franchises, permits, variances, Orders, approvals, certificates, notices, authorizations, registrations and rights of or with all Governmental Entities (“Permits”) necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any respect under any, applicable Law relating to the Company or any of the Company Subsidiaries, except where the failure to hold such Permit or such noncompliance or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and no Action is pending or, to the knowledge of the Company, threatened to suspend, modify, cancel, revoke, remove or withdraw any material Permit where such suspension, modification, cancellation, revocation, removal or withdrawal would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Neither the Company nor any Company Subsidiary is in conflict with, default under or violation of, any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the

Company or any Company Subsidiary is bound or affected, except for any conflicts, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the knowledge of the Company, no investigation by any Governmental Entity with respect to the Company or any Company Subsidiary is pending, nor has any Governmental Entity indicated to the Company an intention to conduct any such investigation, except for such investigations, the outcomes of which if determined adversely to the Company or any Company Subsidiary, individually or in the aggregate, have not had and would not reasonably be excepted to have a Company Material Adverse Effect.

(c) Notwithstanding any of the foregoing, this Section 3.11 will not apply to matters relating to Intellectual Property, which is the subject of Section 3.14.

Section 3.12 Environmental Matters. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) the Company and the Company Subsidiaries (i) are, and at all times during the last five years have been, in compliance with all applicable Environmental Laws and (ii) have obtained and maintained compliance with, or have made timely applications for, all Environmental Authorizations required for the operation of its and their respective businesses as currently conducted; and such Environmental Authorizations are in full force and effect and there is no Action pending or, to the knowledge of the Company, threatened which might directly and adversely affect the validity of any effective or proposed Environmental Authorization.

(b) none of the Company’s or the Company Subsidiaries’ assets are subject to any Lien imposed by or arising under any Environmental Law, and there is no Action pending or, to the knowledge of the Company, threatened for imposition of any such Lien.

(c) during the last three years, neither the Company nor any Company Subsidiary has received any written communication from any Environmental Authority that such Environmental Authority is undertaking an investigation or alleging that the Company or any Company Subsidiary is in violation of any Environmental Law or Environmental Authorization or subject to Environmental Liabilities, and, to the knowledge of the Company, there is no reasonable basis for any such investigation, allegation or Environmental Liabilities.

(d) except as identified in Section 3.12(d) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary has been named, identified or alleged in any written notice or claim received by the Company or any Company Subsidiary to be a responsible party or a potentially responsible party under CERCLA or any state Law based on, or analogous to, CERCLA nor does the Company or any Company Subsidiary have Environmental Liability, and, to the knowledge of the Company, there are no facts or circumstances that would reasonably be expected to result in any Environmental Liability for the disposal or Release of Hazardous Substances at any site that is not owned or leased by the Company or any Company Subsidiary.

(e) there is no Action arising under Environmental Laws pending against the Company or any Company Subsidiary nor, to the knowledge of the Company, is any such Action threatened that would reasonably be expected to give rise to Environmental Liability.

(f) to the knowledge of the Company, neither the Company nor any Company Subsidiary has (except as permitted pursuant to an Environmental Authorization) Released any Hazardous Substances that require any reporting, investigation, cleanup or Response or give rise to Environmental Liability under Environmental Law.

(g) except for transfer or reissuance of Environmental Authorizations necessary to operate the Company’s and the Company Subsidiaries’ respective businesses, the Transactions do not require the pre-Closing consent or pre-approval of any Environmental Authority regarding Environmental Laws or Environmental Authorizations.

(h) except in compliance with applicable Environmental Laws, neither the Company nor any Company Subsidiary is currently operating any landfill, surface impoundment or disposal area at any properties or assets currently owned, leased operated or used by the Company or any Company Subsidiary.

(i) except as set forth in Section 3.12(i) of the Company Disclosure Letter, neither the Company nor any Company Subsidiary is subject to, or a party to, any consent decree, consent order, consent agreement or other Order, with any Environmental Authority, or any agreement with any Person under which the Company or any Company Subsidiary is subject to, assumed, or accepted an obligation to conduct any investigation, cleanup or Response, or pay costs thereof, under Environmental Law.

Notwithstanding any other provisions of this Agreement to the contrary, the representations and warranties made in this Section 3.12 are the sole and exclusive representations and warranties made by the Company in this Agreement with respect to Hazardous Substances, Environmental Law and Environmental Liability.

Section 3.13 Material Contracts.

(a) Except for this Agreement and except for Company Material Contracts filed as exhibits to the Company Reports prior to the date of this Agreement or, as listed in Section 3.13(a) of the Company Disclosure Letter, as of the date of this Agreement, neither the Company nor any of the Company Subsidiaries is a party to or bound by (i) any “material contract” required to be filed as an exhibit to the Company’s annual report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K of the SEC or (ii) any Contract that is:

(A) a “non-compete,” or similar agreement that restricts or purports to restrict the geographic area in which the Company or any of the Company Subsidiaries may conduct any material line of business, or that requires the referral of material business opportunities by the Company or any of the Company Subsidiaries;

(B) a joint venture, partnership or limited liability company agreement or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any joint venture, partnership or limited liability company, other than any such agreement or arrangement solely between or among the Company and/or the Company Subsidiaries;

(C) an agreement that involves future expenditures or receipts by the Company or any Company Subsidiary of more than $1,000,000 in any one year period that cannot be terminated on less than 90 days’ notice without material payment or penalty;

(D) an acquisition agreement that contains “earn-out” or other contingent payment obligations that could reasonably be expected to result in future payments by the Company or a Company Subsidiary in excess of $1,000,000;

(E) an agreement relating to indebtedness for borrowed money or any financial guaranty, in each case pertaining to indebtedness in excess of $1,000,000 individually;

(F) a material lease or sublease with respect to leased real property; or

(G) an agreement entered into since September 30, 2015 relating to the disposition or acquisition by the Company or any Company Subsidiary of assets or properties in excess of $5,000,000 not made in the ordinary course of business consistent with past practice.

(all contracts of the type described in this Section 3.13(a), excluding any Company Benefit Plan, being referred to herein as a “Company Material Contract”).

(b) Neither the Company nor any of the Company Subsidiaries is in breach of or default under the terms of any Company Material Contract in any material respect. To the knowledge of the Company, no other party to any Company Material Contract is in any material respect in breach of or default under the terms of any

Company Material Contract. Each Company Material Contract is a valid and binding obligation of the Company or any Company Subsidiary which is a party thereto and, to the knowledge of the Company, is in full force and effect; except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws, now or hereafter in effect, relating to creditors’ rights generally and (ii) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. True, correct and complete copies of each Company Material Contract (including all modifications and amendments thereto and waivers thereunder) have been made available to Parent.

(c) None of the execution and delivery of this Agreement by the Company nor the consummation of the Transactions, nor compliance by the Company with any of the terms or provisions of this Agreement, will violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of the Company or any of the Company Subsidiaries under, any of the terms, conditions or provisions of any Company Material Contract.

Section 3.14 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, either the Company or a Company Subsidiary owns, or is licensed or otherwise possesses all rights necessary to use, all Intellectual Property used in their respective businesses as currently conducted (collectively, the “Company Intellectual Property”).

(b) Section 3.14 of the Company Disclosure Letter sets forth all federally registered Company Intellectual Property that is owned by the Company or any Company Subsidiary or for which an application for federal registration has been submitted by the Company or any Company Subsidiary.

(c) As of the date of this Agreement, there are no pending or, to the knowledge of the Company, threatened claims in writing by any Person alleging infringement or misappropriation by the Company or any Company Subsidiary arising from their use of the Company Intellectual Property, and to the knowledge of the Company, the conduct of the businesses of the Company and Company Subsidiaries does not infringe or misappropriate any Intellectual Property rights of any Person.

(d) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) as of the date of this Agreement, neither the Company nor any Company Subsidiary has made any claim in writing during the past 12 months of any misappropriation or infringement by any third party of its rights to or in connection with the use of any Company Intellectual Property; and (ii) to the knowledge of the Company, no Person is infringing or misappropriating any Company Intellectual Property.

(e) The Company and the Company Subsidiaries have taken reasonable measures to protect the confidentiality of their material Trade Secrets including requiring Employees and other parties having access thereto to execute written nondisclosure agreements. To the knowledge of the Company, none of the material Trade Secrets of the Company and the Company Subsidiaries have been disclosed or authorized to be disclosed by the Company or the Company Subsidiaries to any third party other than pursuant to a nondisclosure agreement, except where such disclosure or authorization has not had and would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, no third party to any nondisclosure agreement with the Company or any Company Subsidiary is in material breach, violation or default, except where such breach, violation or default has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(f) Since December 31, 2014, to the knowledge of the Company, the Intellectual Property owned by the Company or any Company Subsidiary has not been used or enforced or has failed to be used or enforced in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any such Intellectual Property, except for such conflicts, infringements, violations, interferences, claims, invalidity, abandonments, cancellations or unenforceability that could not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 3.15 Title to Properties; Assets. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of the Company Subsidiaries have good and valid fee simple title to its owned properties and tangible assets or good and valid leasehold interests in all of its leasehold properties and tangible assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practices. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all such properties and assets, other than properties and assets in which the Company or any Company Subsidiary have a leasehold interest, are free and clear of all Liens other than Permitted Liens.

Section 3.16 Real Property. Section 3.16 of the Company Disclosure Letter sets forth a list of all real property currently owned or leased by the Company or any Company Subsidiaries. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries has good and fee simple title to all real property owned by the Company or any of the Company Subsidiaries as of the date of this Agreement (the “Company Owned Real Property”) and valid leasehold estates in all real property leased or subleased (whether as tenant or subtenant) by the Company or any of the Company Subsidiaries as of the date of this Agreement (including improvements thereon, the “Company Leased Real Property”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of the Company Subsidiaries has exclusive possession of each Company Leased Real Property and Company Owned Real Property, other than any use and occupancy rights granted to third-party owners, tenants, guests, hosts or licensees pursuant to agreements with respect to such real property.

Section 3.17 Insurance. The Company and the Company Subsidiaries maintain reasonable insurance in such amounts and against such risks as the Company believes to be customary for the industries in which it and the Company Subsidiaries operate. Neither the Company nor any of the Company Subsidiaries has received notice of any pending or threatened cancellation with respect to any such material insurance policy, and each of the Company and the Company Subsidiaries is in compliance in all material respects with all conditions contained therein.

Section 3.18 Opinions. Prior to the execution of this Agreement, the Company Board has received an opinion of J.P. Morgan Securities LLC to the effect that as of the date thereof and based upon and subject to the qualifications, assumptions and matters set forth therein, the Merger Consideration is fair to holders of Shares from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement. The Company has been authorized by J.P. Morgan Securities LLC to permit the inclusion of such opinion in the Proxy Statement, so long as each such opinion is reproduced in the Proxy Statement in its entirety and so long as any description of, or reference to, J.P. Morgan Securities LLC and the summary of its opinion and the related analysis in the Proxy Statement is approved by J.P. Morgan Securities LLC in advance of the filing of the Proxy Statement (such approval not to be unreasonably withheld).

Section 3.19 Company Information. The information relating to the Company, the Company Subsidiaries and its or their respective officers and directors that is or will be provided by the Company or its Representatives for inclusion in the Proxy Statement, and in any other document filed with any other Governmental Entity in connection with the Transactions, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Parent or any of the Parent Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

Section 3.20 Application of Takeover Laws. The Company and the Company Board have taken all necessary action, if any, in order to render inapplicable to the Transactions any restriction on business combinations contained in any applicable Takeover Law which is or would reasonably be expected to become applicable to Parent or Merger Sub as a result of the Transactions, including the conversion of Company Common Stock pursuant to Section 1.5.

Section 3.21 Affiliate Transactions. There are not any transactions, agreements, arrangements or understandings between the Company or the Company Subsidiaries, on the one hand, and the Company’s Affiliates (other than wholly-owned Subsidiaries of the Company) or other Persons on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 3.22 Stockholder Approval. The Company Stockholder Approval is the only vote of the holders of any class or series of Company Capital Stock necessary to approve and adopt this Agreement and the Transactions (including the Merger).

Section 3.23 Broker’s Fees. None of the Company, any Company Subsidiary or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Transactions, other than J.P. Morgan Securities LLC. The Company has heretofore made available to Parent a correct and complete copy of the Company’s engagement letters with J.P. Morgan Securities LLC, which letters describe all fees payable to J.P. Morgan Securities LLC, in connection with the Transactions and all Contracts under which any such fees or any expenses are payable and all indemnification and other Contracts with J.P. Morgan Securities LLC, entered into in connection with the Transactions.

Section 3.24 No Other Representations or Warranties. Except for the representations and warranties expressly made by the Company in this Article III, neither the Company nor any other Person makes any representation or warranty with respect to the Company or the Company Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. The Company acknowledges that in entering into this Agreement, it relied solely upon its independent investigation and analysis and the representations and warranties of Parent and Merger Sub set forth in Article IV and that neither Parent nor Merger Sub makes any representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by Parent or Merger Sub to the Company in accordance with the terms hereof. Absent fraud, Parent, Merger Sub, and their respective Affiliates, stockholders and members, and the Parent’s Representatives will have no liability or responsibility based upon any information provided or made available or statements made or omissions therefrom to the Company, the Company Subsidiaries or their respective Representatives, except as and only to the extent expressly set forth in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as disclosed in the Parent Reports publicly available at least 24 hours prior to the date of this Agreement and only as and to the extent disclosed therein (other than any forward-looking disclosures set forth in any risk factor section, any disclosures in any section relating to forward-looking statements and any other disclosures included therein to the extent they are primarily cautionary, predictive or forward-looking in nature) or in the disclosure letter delivered by Parent to the Company immediately prior to the execution of this

Agreement (it being agreed that any information set forth in one section of such disclosure letter will be deemed to apply to each other section thereof to which its relevance as an exception to (or disclosure for the purposes of) such other section is reasonably apparent) (the “Parent Disclosure Letter”), Parent and Merger Sub represent and warrant to the Company as follows:

Section 4.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. Parent has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.2 Capitalization. As of the date of this Agreement, the authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Sub is, and at the Effective Time will be, owned by Parent or a direct or indirect wholly-owned Subsidiary of Parent. Merger Sub has outstanding no option, warrant, right, or any other agreement pursuant to which any Person other than Parent may acquire any equity security of Merger Sub. Merger Sub has not conducted any business prior to the date hereof and has, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Transactions.

Section 4.3 Authority; No Violation.

(a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Transactions have been duly and validly authorized by the Parent Board and the Board of Directors of Merger Sub, and, except for the adoption of this Agreement by Parent or a Parent Subsidiary, as the sole stockholder of Merger Sub, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the consummation of the Transactions. This Agreement has been duly and validly executed and delivered by Parent and Merger Sub and, assuming this Agreement constitutes the valid and binding agreement of the Company, this Agreement constitutes the valid and binding agreement of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except as such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar Laws affecting or relating to enforcement of creditors’ rights generally and (ii) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at Law or in equity).

(b) None of the execution and delivery of this Agreement by Parent or Merger Sub, the consummation of the Transactions, nor compliance by Parent or Merger Sub, as applicable, with any of the terms or provisions of this Agreement, will (i) violate any provision of the Parent Charter, the Parent Bylaws, the Merger Sub Charter or the Merger Sub Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any Order or Law applicable to Parent, Merger Sub, any of the Parent Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien (other than a Permitted Lien) upon any of the respective properties or assets of Parent, Merger Sub or any of the Parent Subsidiaries under, any of the terms, conditions or provisions of any credit agreement, note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any Parent Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except for such violations, conflicts, breaches or defaults referred to in clause (ii) that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.4 Consents and Approvals. Except for (i) the filing with the SEC of the Proxy Statement, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iii) any notices or filings under the HSR Act or with any foreign antitrust or competition Governmental Entity, and (iv) filings required by the applicable requirements of the Securities Act or Exchange Act, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by Parent or Merger Sub of this Agreement and (B) the consummation by Parent and Merger Sub, as applicable, of the Transactions except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.5 Legal Proceedings.

(a) Neither Parent nor any of the Parent Subsidiaries is a party to any, and there are no pending or, to the knowledge of Parent, threatened, Actions, against Parent or any Parent Subsidiary except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) There is no Order imposed upon Parent, any of the Parent Subsidiaries or the assets of Parent or any Parent Subsidiary that would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

Section 4.6 Financing. Parent will have, at the Effective Time, sufficient cash and committed credit facilities to (a) pay the Merger Consideration and (b) make all other necessary payments by it in connection with the Transactions.

Section 4.7 Share Ownership. Neither Parent nor Merger Sub has been, at any time during the three years preceding the date hereof, an “interested stockholder” of the Company, as defined in Section 203 of the DGCL. To the knowledge of Parent, as of the date of this Agreement, none of Parent, Merger Sub or any Parent Subsidiary owns (directly or indirectly, beneficially or of record) any shares of capital stock of the Company.

Section 4.8 Broker’s Fees. None of Parent, any Parent Subsidiary or any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger.

Section 4.9 Vote Required. No vote of the holders of any class or series of Parent capital stock or indebtedness is necessary to approve the Transactions.

Section 4.10 No Other Representations and Warranties. Except for the representations and warranties expressly made by Parent and Merger Sub in this Article IV, neither Parent nor any other Person makes any representation or warranty with respect to Parent or the Parent Subsidiaries or their respective business, operations, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Company or any of its Affiliates or Representatives of any documentation, forecasts or other information with respect to any one or more of the foregoing. Parent and Merger Sub acknowledge that in entering into this Agreement, each relied solely upon its independent investigation and analysis and the representations and warranties of the Company and the Company Subsidiaries set forth in Article III and that the Company makes no representation or warranty as to any matter whatsoever except as expressly set forth in this Agreement or in any certificate delivered by the Company to Parent or Merger Sub in accordance with the terms hereof, and specifically (but without limiting the generality of the foregoing) that the Company makes no representation or warranty with respect to (a) any projections, estimates or budgets delivered or made available to Parent or Merger Sub (or any of their respective Affiliates, officers, directors, employees or Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company and the Company Subsidiaries or (b) the future business and operations of the Company and the Company Subsidiaries. Absent fraud, the Company, the Company Subsidiaries, and their respective Affiliates, stockholders, members, and Representatives will have no liability or responsibility based upon any information provided or made available or statements made or omissions therefrom to Parent, the Parent Subsidiaries or their respective Representatives, except as and only to the extent expressly set forth in this Agreement (as qualified by the Company Disclosure Letter).

ARTICLE V

PRE-CLOSING COVENANTS

Section 5.1 Conduct of Businesses by the Company Prior to the Effective Time. During the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as contemplated or permitted by this Agreement, a provision of the Company Disclosure Letter, as required by a Governmental Entity or applicable Law or as Parent may otherwise consent in writing (which consent will not be unreasonably withheld, conditioned or delayed)), the Company will, and will cause each of the Company Subsidiaries to, (a) use commercially reasonable efforts to conduct, in all material respects, its business in the ordinary course, (b) use commercially reasonable efforts to preserve intact its business organization and its significant business relationships and to preserve satisfactory relationships with its employees, (c) maintain insurance upon all of the material assets of the Company in such amounts and of such kinds comparable to that in effect on the date of the Agreement and (d) maintain all material Permits, including Environmental Authorizations.

Section 5.2 Company Forbearances. Without limiting the generality of Section 5.1, during the period from the date of this Agreement to the earlier of the termination of this Agreement in accordance with its terms and the Effective Time (except as contemplated or permitted by this Agreement, a provision of the Company Disclosure Letter or as required by applicable Law), the Company will not, and will not permit any of the Company Subsidiaries to, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed):

(a) (i) incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity (but not including accrual of interest on or maturity of obligations incurred before the date of this Agreement) except as set forth in Section 5.2(a)(i) of the Company Disclosure Letter, or (ii) make any loan or advance;

(b) (i) adjust, split, combine or reclassify any of its capital stock;

(ii) make, declare or pay any dividend other than such dividends that have been declared as of the date hereof (including any corresponding dividend equivalents with respect to any Company Stock Award), or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the Company Subsidiaries to the Company or to any of its wholly owned Subsidiaries, (B) the acceptance of Shares as payment of the exercise price of stock options or for withholding Taxes incurred in connection with the exercise or settlement of Company Stock Awards, and (C) repurchases or cancellations of unvested Shares in connection with the termination of the employment relationship with any Employee pursuant to a Company Stock Award agreement in effect on the date of this Agreement);

(iii) grant any Company Stock Awards or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

(iv) issue any additional shares of Company Capital Stock, other than upon the exercise or settlement in accordance with its terms of any Company Stock Award that is outstanding on the date of this Agreement;

(c) except in the ordinary course of business consistent with the Company’s current policies and procedures and historical practices, or as required by Law, an agreement (including any Company Benefit Plan) in effect on the date of this Agreement or the Company Equity Incentive Plans or as otherwise set forth in Section 5.2(c) of the Company Disclosure Letter:

(i) increase any wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any Company or Company Subsidiary director or executive officer or Employee;

(ii) enter into or amend any employment or severance agreements with any director or executive officer;

(iii) establish any bonus or incentive plan;

(iv) pay any pension or retirement allowance not allowed by any existing Company Benefit Plan or agreement or by applicable Law;

(v) pay any bonus to any Company or Company Subsidiary director or executive officer;

(vi) become a party to, amend in any material respect or commit itself to, any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any Employee;

(vii) accelerate the vesting of, or the lapsing of restrictions with respect to, any Company Stock Awards (except as provided in Section 2.3);

(d) except in the ordinary course of business, sell, lease, transfer or otherwise dispose of any of its properties or assets that for an amount in excess of $1,000,000 in the aggregate, to any Person other than a Company Subsidiary;

(e) (i) waive, release or assign its rights with respect to any Action in which the Company or any Company Subsidiary is seeking monetary damages in excess of $1,000,000; (ii) compromise, settle or agree to settle any Action in which damages are being sought against the Company or any Company Subsidiary, other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that (A) involve only the payment of monetary damages not in excess of $500,000 individually or $1,000,000 in the aggregate and (B) do not involve any imposition of equitable relief on, or any admission of wrongdoing or, in the context of any actual or potential violation of any criminal Law, any nolo contendere or similar plea by, the Company or any Company Subsidiaries; or (iii) compromise, settle or agree to settle any Action arising out of the matters described in Section 5.2(e) of the Company Disclosure Letter;

(f) make any acquisition (including by merger) of the capital stock or a material portion of the assets of any other Person, except pursuant to Contracts in force on the date of this Agreement and set forth on Section 5.2(f) of the Company Disclosure Letter;

(g) make capital expenditures that are not contemplated by the capital expenditure budget set forth in Section 5.2(g) of the Company Disclosure Letter;

(h) purchase or otherwise acquire any real property;

(i) except as may be permitted under Section 5.2(i) of the Company Disclosure Letter, enter into or renew any Contract with a term greater than two years and annual payments by the Company or any Company Subsidiary greater than $1,000,000;

(j) enter into any new line of business that is material to the Company and the Company Subsidiaries, taken as a whole, or materially change any of its technology or operating policies that are material, individually or in the aggregate, to the Company and the Company Subsidiaries, taken as a whole, except in the ordinary course of business or as required by applicable Law;

(k) amend the Company Charter or the Company Bylaws or take any action to exempt any Person (other than Parent or the Parent Subsidiaries) from DGCL Section 203 or any similarly restrictive provisions of its organizational documents;

(l) except as required by GAAP or any Governmental Entity (including the SEC and the PCAOB) or in the ordinary course of business, make any material change in its methods or principles of accounting;

(m) except as required by applicable Law, make, change or rescind any material Tax election, change any material Tax accounting period, adopt or change any material Tax accounting method, amend any material Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries, obtain any material Tax ruling, surrender any right to claim a refund of material Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or any of the Company Subsidiaries;

(n) except as otherwise may be permitted under Section 5.2(c), amend in any material respect or waive any of its material rights under any Company Material Contract, except in the ordinary course of business consistent with past practice or that would not materially and adversely affect the business of the Company and the Company Subsidiaries;

(o) adopt or recommend a plan of complete or partial dissolution, liquidation, recapitalization, restructuring or other reorganization;

(p) allow any material foreign or U.S. registrations to lapse in connection with any Company Intellectual Property;

(q) except as required by Law, enter into or amend in any material respect any collective bargaining agreement;

(r) enter into any transactions or Contracts with any Affiliate or other Person that would be required to be disclosed by the Company under Item 404 of Regulation S-K of the SEC;

(s) conduct the businesses of the Company or any Company Subsidiary in a manner that would cause the Company or any Company Subsidiary to become an “investment company” subject to registration under the Investment Company Act;

(t) terminate or permit any Permit of the Company to lapse, other than in accordance with the terms and regular expiration of any such Permit, or fail to apply on a timely basis for any renewal of any renewable Permit of the Company, except to the extent such termination, lapse or failure to apply for renewal would not reasonably be expected to have a Company Material Adverse Effect; or

(u) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.1 Reasonable Best Efforts; Regulatory Matters.

(a) Subject to the terms and conditions set forth in this Agreement, each of the Parties will use reasonable best efforts (subject to, and in accordance with, applicable Law) to take promptly, or cause to be taken, all necessary actions, and to do promptly, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Transactions, including (i) the obtaining of all necessary actions or nonactions, waivers, consents, clearances and approvals and expiration or termination of waiting periods, including the Regulatory Approvals, from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval, clearance or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the Transactions and (iv) the execution and delivery of any additional instruments necessary to consummate the Transactions; except that in no event will any Party hereto be required to pay prior to the Effective Time any fee, penalty or other consideration to any third party for any consent or approval required for the consummation of the Transactions under any Contract.

(b) Subject to the terms and conditions in this Agreement, provided and without limiting the foregoing, the Company, Parent and Merger Sub will (i) promptly, (x) but in no event less than ten Business Days after the date hereof, file any and all required notifications under the HSR Act and (y) promptly make all the required filings (or, if required by applicable Governmental Entities, drafts thereof) under any other Regulatory Law with respect to the Transactions, and use all reasonable best efforts to cause the expiration or termination of any applicable waiting periods under the HSR Act, (ii) use all reasonable best efforts to cooperate with each other in (x) determining whether any filings are required to be made with, or consents, permits, authorizations, waivers, clearances or approvals, and expiration or termination of waiting periods are required to be obtained from, any third parties or other Governmental Entities under any other applicable Regulatory Law in connection with the execution and delivery of this Agreement and the consummation of the Transactions (“Regulatory Consents”) and (y) promptly making all such filings and timely obtaining all such consents, permits, authorizations or approvals, and (iii) supply to any Governmental Entity as promptly as practicable any additional information or documents that may be requested pursuant to any Law or by any such Governmental Entity. Notwithstanding anything to the contrary contained in this Section 6.1(b), or any other section of this Agreement, nothing in this Agreement will require Parent or any of its Affiliates, in connection with the matters covered by this Section 6.1, to (A) under any circumstances (i) pay any amounts (other than the payment of filing fees and expenses and fees of counsel), (ii) sell, hold separate (including by trust or otherwise), divest or otherwise dispose all or any portion of their respective businesses, product lines or assets, (iii) limit the operation or conduct of their respective businesses in any way, including by virtue of any term, condition, obligation, commitment or sanction imposed on Parent or any of its Subsidiaries, (iv) waive any of the conditions to this Agreement set forth in Article VII or (v) agree to do any of the foregoing or (B) take any actions or make any commitments pursuant to this Section 6.1(b) if required by any Governmental Entity as a condition to obtaining any Regulatory Consent as promptly as practicable, but in no event later than the Outside Date that would or would reasonably be expected to result in the sale, holding separate or divestiture of one or more of the businesses, product lines or assets of the Company or the Company Subsidiaries representing, individually or in the aggregate, more than $1,700,000 of net income.

(c) The Company, Parent and Merger Sub will cooperate and consult with each other in connection with the making of all registrations, filings, notifications, communications, submissions, and any other material actions pursuant to this Section 6.1, and subject to applicable legal limitations and the instructions of any Governmental Entity, the Company, on the one hand, and Parent and Merger Sub, on the other hand, will keep each other apprised of the status of matters relating to the completion of the transactions contemplated thereby, including promptly furnishing the other with copies of notices or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates, from any third party and/or any Governmental Entity with respect to such transactions. Subject to applicable Law relating to the exchange of information, the Company, on the one hand, and Parent and Merger Sub, on the other hand, will permit counsel for the other Party reasonable opportunity to review in advance, and consider in good faith the views of the other Party in connection with, any proposed notifications or filings and any written communications or submissions (aside from Item 4(c) and 4(d) documents and other comparable materials), and with respect to any such notification, filing, written communication or submission, any documents submitted therewith to any Governmental Entity; except that materials may be redacted (x) to remove references concerning the valuation of the businesses of the Company and the Company Subsidiaries, or proposals from third parties with respect thereto, (y) as necessary to comply with contractual agreements, and (z) as necessary to address reasonable privilege or confidentiality concerns. Each of the Company, Parent and Merger Sub agrees not to participate in any substantive meeting or discussion, either in Person or by telephone, with any Governmental Entity in connection with the Transactions unless it consults with the other Party in advance and, to the extent not prohibited by such Governmental Entity, gives the other Party the opportunity to attend and participate.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 6.1, if any Action is instituted (or threatened to be instituted) challenging any of the Transactions as violative of any Regulatory Law, each of the Company, Parent and Merger Sub will cooperate in all respects with each other and will use their respective reasonable best efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, nothing in this Section 6.1 will limit a Party’s right to terminate this Agreement pursuant to Section 8.1(b)(i) or Section 8.1(b)(ii) so long as such Party has, prior to such termination, complied with its obligations under this Section 6.1.

Section 6.2 Proxy Statement; Stockholder Approval.

(a) As promptly as reasonably practicable, but in no event later than 15 days, following the date of this Agreement the Company will prepare and file a preliminary Proxy Statement with the SEC. Subject to Section 6.9, the Proxy Statement will include the Company Board Recommendation. Parent will cooperate with the Company in the preparation and filing of the Proxy Statement and will furnish all information concerning it that is reasonably necessary in connection with the preparation of the Proxy Statement and is reasonably requested by the Company. The Company will use its reasonable best efforts to have the Proxy Statement cleared by the SEC as promptly as reasonably practicable after such filing and the Company will use its reasonable best efforts to cause the Proxy Statement to be mailed to the Company’s stockholders, in each case as promptly as reasonably practicable after the Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. Prior to filing or mailing the Proxy Statement or filing any other required documents (or in each case, any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, the Company will provide Parent with an opportunity to review and comment on such document or response (including by participating in any discussions or meetings with the SEC) and will give good faith consideration to any comments made by Parent and its counsel. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company and the SEC or its staff with respect to the Proxy Statement or the Transactions.

(b) If, at any time prior to obtaining the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement so that such document would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information will as promptly as practicable notify the other Party and an appropriate amendment or supplement describing such information will be filed with the SEC as promptly as practicable after the other Party has had a reasonable opportunity to review and comment thereon, and, to the extent required by applicable Law, disseminated to the stockholders of the Company. The Proxy Statement will comply as to form and substance in all material respects with the applicable requirements of the Exchange Act and other applicable Law, including the regulations and requirements of NYSE.

(c) The Company will call a meeting of its stockholders to be held as soon as reasonably practicable (but in any event no later than 40 days after such clearance with the SEC or, if the SEC does not review the Proxy Statement, 40 days after the earliest date on which the Company could mail the Proxy Statement pursuant to the Exchange Act) after the Proxy Statement is cleared by the SEC staff for mailing to consider and vote on approval of this Agreement and any other matters required to be voted upon by the Company’s stockholders in connection with the Transactions (including any adjournment or postponement thereof, the “Company Stockholders Meeting”). Subject to and until the Company Board effects a Change of Recommendation pursuant to Section 6.9(c), the Company Board will use its reasonable best efforts to obtain from its stockholders the Company Stockholder Approval. Subject to Section 6.9(c), the Company Board will recommend that its stockholders vote in favor of approval of this Agreement (the “Company Board Recommendation”). Subject to the Company’s right to terminate this Agreement under Section 8.1(d)(ii), the Company and Parent agree that the Company’s obligations pursuant to the first two sentences of this Section 6.2(c) will not be affected by the commencement, public proposal or communication to the Company of any Alternative Proposal, or by the withdrawal or modification by the Company Board of the Company Board Recommendation.

Section 6.3 Access to Information.

(a) Upon reasonable notice, the Company will, and will cause each Company Subsidiary to, afford to Parent and to the officers, employees, accountants, counsel, lenders, financial advisors and other Representatives of Parent reasonable access during normal business hours during the period prior to the Effective Time to all the Company’s and the Company Subsidiaries’ owned or leased properties, books, Contracts, commitments, personnel (including contractors and distributors), records, Tax Returns and all other information concerning its business, operations, status of compliance with Environmental Law, properties and personnel as Parent may reasonably request; except that Parent and its Representatives will conduct any such activities in such a manner as not to interfere unreasonably with the business or operations of the Company and the Company Subsidiaries; and except further that such access will not include any intrusive, invasive or other sampling or testing (including any Phase II environmental assessments) of any environmental media or any physical assets of the Company; and except further that the Company and the Company Subsidiaries will not be required to provide any access or disclose any information if such access or disclosure would contravene any applicable Law or where such access or disclosure would jeopardize the attorney-client privilege of the institution in possession or control of such information or contravene any fiduciary duty or binding agreement entered into prior to the date of this Agreement.

(b) All information and materials provided pursuant to this Agreement will be subject to the provisions of the Confidentiality Agreement entered into between the Company and Parent’s Subsidiary as of June 1, 2015 (the “Confidentiality Agreement”).

(c) No investigation by either of the Parties or their respective Representatives will affect the representations and warranties of the other set forth in this Agreement.

Section 6.4 Employee Matters.

(a) Salary and Wages. Parent will or will cause its Affiliates to continue the employment effective immediately after the Closing Date of all current employees of the Company or any Company Subsidiary as of the Closing Date (the “Company Employees”), including each such employee on medical, disability, family or other leave of absence as of the Closing Date. For a period of one year following the Effective Time, Parent will, or will cause its Affiliates to, provide each Company Employee with (i) base compensation and, subject to Section 6.4(e), a cash bonus opportunity that, in the case of each such item of compensation, is no less favorable than the base compensation and cash bonus opportunity provided to each such Company Employee on the Closing Date, and (ii) all other compensation and benefits (excluding equity compensation and severance benefits) that are no less favorable, in the aggregate, than the other compensation and benefits (excluding equity compensation and severance benefits) provided to each such Company Employee on the Closing Date. Nothing in this Section 6.4(a) will obligate Parent, Surviving Corporation or the Company to continue the employment of any such Company Employee for any specific period.

(b) Employee Service Credit. Parent (i) will give, and will cause its Affiliates to, give, each Company Employee credit for service with the Company and any Company Subsidiary or predecessor employer prior to the Closing Date under any comparable Company Benefit Plan, to the same extent recognized by the Company or any Company Subsidiary under any comparable employee benefit plans maintained by Parent or its Affiliates (including, for the avoidance of doubt, the Surviving Corporation and its Subsidiaries) for all purposes (including eligibility to participate, vesting in eligible benefits and levels of benefits) other than for benefit accrual purposes under a defined benefit pension plan; except that Company Employees will not be entitled to the benefit of any grandfathered benefit or benefit formula that would not be provided to any employee first hired by Parent on or after the Effective Time, (ii) will give, and cause its Affiliates to give, each Company Employee service credit for service with the Company and any Company Subsidiary or predecessor employer prior to the Closing Date under a comparable personnel policy of the Company that covers such Company Employee after the Closing Date with respect to vacation and sick leave, for purposes of entitlement to benefits thereunder, (iii) subject to Section 6.4(d), will allow, and cause its Affiliates to allow, such Company Employees to participate in each Company Benefit Plan and any substitute employee benefit plan maintained by Parent or its Affiliates providing welfare benefits (including medical, life insurance, long-term disability insurance and long-term care insurance) in the plan year in which the Closing occurs without regard to preexisting-condition limitations, waiting periods, evidence of insurability or other exclusions or limitations to the extent otherwise satisfied as of the Closing and (iv) will credit, and cause its Affiliates to credit, the Company Employee with any expenses that were covered by the Company Benefit Plans for purposes of determining deductibles, co-pays and other applicable limits under the Company Benefit Plan in which they participate and any similar replacement plans.

(c) Vacation Pay and Personal Holidays. Parent will continue, and cause its Affiliates to continue, to credit to each Company Employee all vacation and personal holiday pay that the Company Employee is entitled to use but has not used as of the Closing Date (including any earned vacation or personal holiday pay to be used in future years) subject to Parent’s vacation day carryover policy.

(d) Certain Commitments. From and after the Effective Time, Parent will, and will cause its Affiliates to, treat the Transactions as constituting a “change in control,” “change of control” or similar terms under the Company Benefit Plans and any such other Company compensation and severance arrangements or agreements. Parent will, or will cause its Affiliates to, assume, honor and fulfill all of the Company Benefit Plans in accordance with their terms as in effect immediately prior to the date of this Agreement or as subsequently amended as permitted pursuant to the terms of such Company Benefit Plans and this Agreement.

(e) Bonus Plans. Parent will, and will cause its Affiliates to, operate the Company’s incentive plans and all other bonus arrangements (collectively, “Bonus Plans”), as applicable, for 2016 in accordance with the terms established in the ordinary course of business; except that, to the extent applicable, performance goals under such Bonus Plans established in the ordinary course of business will be reasonably adjusted by Parent in good faith to reflect the consummation of the Transactions; provided that degree of difficulty of achieving the goals shall not be increased.

(f) No Third Party Beneficiaries. Nothing in this Agreement will create any right or obligation which is enforceable by any Company Employee or any other Person with respect to any terms or conditions of employment, including, but not limited to, the benefits and compensation described in this Section 6.4. Any amendments to the Company’s, the Company Subsidiaries’, Parent’s and the Surviving Corporation’s benefit and compensation plans, programs or arrangements will occur only in accordance with their respective terms and will be pursuant to action taken by the Company, the Company Subsidiaries, Parent or the Surviving Corporation which are independent of the consummation of this Agreement or any continuing obligations hereunder.

Section 6.5 Indemnification; Directors’ and Officers’ Insurance.

(a) From the Effective Time and ending on the sixth anniversary of the Effective Time, Parent will cause the Surviving Corporation to indemnify, defend and hold harmless (including by advancing expenses) each current and former director, officer and employee of the Company and any of the Company Subsidiaries and each person who served as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise if such service was at the request or for the benefit of the Company or any of the Company Subsidiaries (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all claims, liabilities, losses, damages, judgments, fines, penalties, costs and expenses (including fees and expenses of legal counsel) in connection with any actual or threatened claim, suit, action, proceeding or investigation (whether civil, criminal, administrative or investigative) (each, a “Claim”), whenever asserted, arising out of, relating to or in connection with any action or omission relating to their position with the Company or the Company Subsidiaries occurring or alleged to have occurred before or at the Effective Time (including any Claim relating in whole or in part to the Agreement or the Transactions), to the fullest extent permitted under applicable Law. Each of (x) the Company Charter, the Company Bylaws and the respective organizational documents of each of the Company Subsidiaries as currently in effect and (y) any indemnification agreements with an Indemnified Party listed on Section 6.5(a) of the Company Disclosure Letter, which will in each case survive the Transactions and continue in full force and effect to the extent permitted by applicable Law, will not, for a period of six years from the Effective Time, be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties except, in the case of clauses (x) and (y), as required by applicable Law. Without limiting the foregoing, at the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to cause the certificate of incorporation and by-laws of the Surviving Corporation to include provisions for limitation of liabilities, indemnification, advancement of expenses and exculpation of the Indemnified Parties no less favorable to the Indemnified Parties than as set forth in the Company Charter and Company Bylaws in effect on the date of this Agreement, which provisions will, for a period of six years from the Effective Time, not be amended, repealed or otherwise modified in a manner that would adversely affect the rights thereunder of the Indemnified Parties except as required by applicable Law.

(b) Prior to the Effective Time, the Company will and, if the Company is unable to, Parent will cause the Surviving Corporation as of the Effective Time to obtain and fully pay for “tail” insurance policies with a claims period of at least six years from and after the Effective Time from the Company’s current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (the “D&O Insurance”) for the persons who, as of the date of this Agreement, are covered by the Company’s existing D&O Insurance. Such “tail” insurance policies will have terms, conditions, retentions and levels of coverage at least as favorable as the Company’s existing D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement and the Transactions); except that the maximum aggregate premium for such insurance policies for any such year will not be in excess of the Maximum Premium. Parent will cause the Surviving Corporation to maintain such “tail” insurance policies in full force and effect for their full term. If the Company and the Surviving Corporation for any reason fail to obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect, at no expense to the Indemnified Parties, for a period of at least six years from and after the Effective Time, the Company’s D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or, if such insurance is unavailable, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, purchase the best available D&O Insurance for such six-year period from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to the Company’s existing D&O Insurance with terms, conditions, retentions and with levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement; except that neither Parent nor the Surviving Corporation will be required to pay an aggregate premium for such insurance policies in excess of 300% of the annual premium paid by the Company for coverage for its last full fiscal year for such insurance (the “Maximum Premium”); and if the premiums of such insurance coverage exceed such amount, Parent or the Surviving Corporation will be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount.

(c) The provisions of this Section 6.5 are (i) intended to be for the benefit of, and will be enforceable by, each Indemnified Party, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for or limitation of, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

(d) In the event that Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent and the Surviving Corporation will assume all of the obligations thereof set forth in this Section 6.5.

Section 6.6 Additional Agreements. Subject to the terms and conditions of this Agreement, in case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, the then-current officers and directors of each of the Company and the Company Subsidiaries will use its respective reasonable best efforts to take all such actions as may be reasonably requested by Parent.

Section 6.7 Advice of Changes. Each of Parent and the Company will promptly advise the other of any change or event, of which it has knowledge, (a) having or reasonably likely to have a Parent Material Adverse Effect or a Company Material Adverse Effect, as the case may be, or (b) that would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement if it would result in the failure of closing conditions in Section 7.3(a) or Section 7.3(b) or Section 7.2(a) or Section 7.2(b), respectively, by the Outside Date, except that (i) no such notification will affect the representations, warranties or covenants of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement and (ii) a failure to comply with this Section 6.7 will not constitute the failure of any condition set forth in Article VII to be satisfied unless the underlying Parent Material Adverse Effect, Company Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied. The Company will promptly advise Parent of all developments in, and the receipt of all communications from any Governmental Entities with respect to, the matters described in Section 5.2(e) of the Company Disclosure Letter. The Company will provide Parent with copies of all submissions to any Governmental Entity with respect to such matters, and provide Parent with the opportunity to participate in the preparation for all meetings with any Governmental Entity with respect to such matters.

Section 6.8 Section 16 Matters. Prior to the Effective Time, each of Parent and the Company will take all such steps as may reasonably be necessary or advisable to cause the Transactions, including any dispositions of Shares (including derivative securities with respect to such Shares) by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.9 No Solicitation or Change of Recommendation.

(a) No Solicitation.

(i) Except as set forth in Section 6.9(a)(ii) and Section 6.9(a)(iii), the Company agrees that none of the Company, any of the Company Subsidiaries, nor any of their respective officers, managers or directors (collectively, the “Company Non-Solicit Parties”) will, and that they will instruct and cause their respective Affiliates and Representatives not to, directly or indirectly:

(A) initiate, solicit or knowingly facilitate or encourage any inquiries, discussions regarding, or the making or submission of, any proposal, request or offer that constitutes, or could reasonably be expected to lead to, any Alternative Proposal;

(B) approve, endorse, recommend or enter into any Contract or agreement in principle, whether written or oral, with any Person (other than Parent and Merger Sub) concerning any letter of intent, memorandum of understanding, acquisition agreement, merger agreement, joint venture agreement, partnership agreement or other similar Contract concerning an Alternative Proposal (other than negotiating and entering into a confidentiality and standstill agreement as described in Section 6.9(a)(iii)) (an “Alternative Acquisition Agreement”);

(C) terminate, amend, release, modify, or fail to enforce any provision of, or grant any permission, waiver or request under, any standstill, confidentiality or similar Contract entered into by the Company or a Company Subsidiary in respect of or in contemplation of an Alternative Proposal (other than to the extent the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that failure to take any such actions under this Section 6.9(a)(i)(C) would be inconsistent with the directors’ fiduciary duties or obligations under applicable Law);

(D) conduct, engage in, continue or otherwise participate in any discussions or negotiations regarding any Alternative Proposal with any third party (excluding, for avoidance of doubt, the Company’s Representatives);

(E) furnish any non-public information relating to the Company, or afford access to the books or records or Representatives of the Company, to any third party that, to the knowledge of the Company, after consultation with its Representatives, is seeking to or may make, or has made, an Alternative Proposal;

(F) take any action to make the provisions of any Takeover Laws inapplicable to any transactions contemplated by any Alternative Proposal; or

(G) resolve or publicly propose or announce to do any of the foregoing.

Notwithstanding the foregoing, nothing in this Section 6.9(a)(i) will prohibit the Company Non-Solicit Parties from contacting any Person who has made a Bona Fide Alternative Proposal solely to request clarification of the terms and conditions thereof to the extent necessary to permit the Company Board to determine whether such Bona Fide Alternative Proposal either constitutes a Superior Proposal or could reasonably be expected to result in a Superior Proposal.

(ii) Notwithstanding anything to the contrary in this Agreement and subject to the conditions in Section 6.9(a)(iii) and solely in response to a Bona Fide Alternative Proposal made on or after the date of this Agreement and prior to the Company Stockholder Approval, the Company Non-Solicit Parties may, with respect to the Person that has made such Bona Fide Alternative Proposal:

(A) in response to a request therefor by such Person, provide information or afford access to the books and records or Representatives of the Company; and

(B) engage or participate in any discussions or negotiations with such Person (and its Representatives) with respect to such Bona Fide Alternative Proposal.

(iii) The Company may not take the actions described in Section 6.9(a)(ii) unless, prior to taking any such action:

(A) the Company has (1) received from such Person an executed confidentiality and standstill agreement on terms that are no less restrictive than those contained in the Confidentiality Agreement (and compliant with the last sentence of Section 6.9(g)) and (2) disclosed to Parent (and, if applicable, contemporaneously provided copies of) any non-public information to be provided to such Person and any books or records to which such Person will be afforded access, in each case, to the extent not previously provided to Parent;

(B) the Company has delivered to Parent written notice prior to taking any such action (1) stating that the Company Board intends to take such action, (2) stating that the Company Board has made the determination set forth in Section 6.9(a)(iii)(C) and (3) including an unredacted copy of such Bona Fide Alternative Proposal (including any materials relating to such Person’s proposed equity and debt financing, if any) and an executed copy of the confidentiality and standstill agreement described in Section 6.9(a)(iii)(A); and

(C) the Company Board has determined in good faith, after consultation with its outside financial and legal advisors, that (1) such Bona Fide Alternative Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal and (2) the failure to take such action would reasonably be expected to be inconsistent with the directors’ fiduciary duties or obligations under applicable Law.

(iv) Without limiting Section 6.9(a)(iii), if the Company provides any non-public information to any Person in reliance on Section 6.9(a)(ii) that has not previously been provided to Parent, then the Company will provide such information promptly to Parent.

(b) No Change of Recommendation. Except as set forth in Section 6.9(c), no Company Non-Solicit Party will:

(i) withdraw, qualify or modify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation;

(ii) fail to announce publicly, within 10 Business Days after a tender offer or exchange offer relating to any securities of the Company has been commenced, that the Company Board recommends rejection of such tender or exchange offer;

(iii) fail to include the Company Board Recommendation in the Proxy Statement distributed to the Company’s stockholders in connection with the Transactions;

(iv) approve, adopt or recommend any Alternative Proposal; or

(v) resolve or publicly propose to do any of the foregoing (any such prohibited action described in Section 6.9(b)(i) through this Section 6.9(b)(v) being referred to as a “Change of Recommendation”);

except that the making of any determination of the Company Board (or any committee thereof) to provide, or the provision of, a Superior Proposal Notice or an Intervening Event Notice in compliance with the terms of this Agreement will not, in and of itself, be deemed a Change of Recommendation.

(c) Certain Permitted Changes of Recommendation. Subject to Section 6.9(d), at any time prior to receiving the Company Stockholder Approval, the Company Board may effect, or cause the Company to effect, as the case may be, a Change of Recommendation if: (i) the Company Board determines (A) that after complying with Section 6.9(d)(i), a Bona Fide Alternative Proposal constitutes a Superior Proposal or (B) after complying with Section 6.9(d)(ii), an Intervening Event has occurred and is continuing and (ii) the Company Board determines in good faith, after consultation with its outside financial and legal advisors, that, in light of such Superior Proposal or Intervening Event, as the case may be, (A) the Transactions are not in the best interests of the Company’s stockholders and (B) the failure to effect such Change of Recommendation would reasonably be expected to be inconsistent with the directors’ fiduciary duties or obligations under applicable Law.

(d) Procedure Prior to Change of Recommendation.

(i) The Company Board will be entitled to effect, or cause the Company to effect, prior to receiving the Company Stockholder Approval, a Change of Recommendation in connection with a Superior Proposal (to the extent permitted under Section 6.9(c)), only if (A) the Company has delivered to Parent a written notice (a “Superior Proposal Notice”) (1) stating that the Company Board intends to take such actions pursuant to Section 6.9(c), (2) stating that the Company Board has made the determinations set forth in Section 6.9(c)(i)(A) and Section 6.9(c)(ii) and (3) including an unredacted copy of such Superior Proposal and an unredacted form of any proposed Alternative Acquisition Agreement related to such Superior Proposal (including any materials relating to such Person’s proposed equity and debt financing, if any) and (B) the Negotiation Period has expired. During the four Business Day period commencing on the date of Parent’s receipt of such Superior Proposal Notice (such period, as may be extended pursuant to this Section 6.9(d)(i), the “Negotiation Period”), the Company will engage, and will cause its Representatives to be available for the purpose of engaging, in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the Alternative Proposal that is the subject of the Superior Proposal Notice ceases to be a Superior Proposal. Each time the financial or other material terms or conditions of such Bona Fide Alternative Proposal (or terms or conditions related thereto, such as the proposed equity and debt financing) are amended or modified, the Company will be required to deliver to Parent a new Superior Proposal Notice (including, as attachments thereto, amended forms of the written Alternative Acquisition Agreements relating to such Bona Fide Alternative Proposal) and the Negotiation Period will be extended by an additional two Business Days from the date of Parent’s receipt of such new Superior Proposal Notice.

(ii) The Company Board will be entitled to effect, or cause the Company to effect, a Change of Recommendation in connection with an Intervening Event (to the extent permitted under Section 6.9(c)), only if (A) the Company has delivered to Parent a written notice (an “Intervening Event Notice”) (1) stating that the Company Board intends to take such actions pursuant to Section 6.9(c), (2) stating that the Company Board has made the determinations set forth in Sections 6.9(c)(i)(B) and 6.9(c)(ii) and (3) including a summary, in all material respects, of the Intervening Event and (B) the Intervening Event Negotiation Period has expired. During the four Business Day period commencing on the date of Parent’s receipt of such Intervening Event Notice (such period, as may be extended pursuant to this Section 6.9(d)(ii), the “Intervening Event Negotiation Period”), the Company will engage, and will cause its Representatives to be available for the purpose of engaging, in good faith negotiations with Parent (to the extent Parent desires to negotiate) regarding an amendment of this Agreement so that the Company Board would no longer be permitted to take such actions pursuant to Section 6.9(c). Each time there is a material change to the facts or circumstances relating to the Intervening Event, the Company will be required to deliver to Parent a new Intervening Event Notice (including, as attachments thereto, a summary of the changes to the facts and circumstances relating to the Intervening Event) and the Intervening Event Negotiation Period will be extended by an additional two Business Days from the date of Parent’s receipt of such new Intervening Event Notice.

(e) Certain Permitted Disclosure. Nothing contained in this Section 6.9 will be deemed to prohibit the Company or the Company Board (or any committee thereof) from (i) complying with Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act, including any “stop, look and listen” communication to the stockholders of the Company pursuant to Rule 14d-9(f) under the Exchange Act, and in no event will any such “stop, look and listen” communication contemplated by Rule 14d-9(f) under the Exchange Act be deemed to be a Change of Recommendation or to violate this Section 6.9 or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Company Board (after consultation with outside legal counsel) failure to do so would be inconsistent with the directors’ fiduciary duties or obligations under applicable Law, except that any such position or disclosure contemplated by this clause (ii) will be deemed a Change of Recommendation unless the Company Board expressly and concurrently reaffirms the Company Board Recommendation.

(f) Existing Discussions. The Company will, and will cause its Subsidiaries and its and their respective Representatives to, immediately cease and cause to be terminated any discussions or negotiations with, or any solicitation or intentional assistance or encouragement of, any Person with respect to any Alternative Proposal (or that could reasonably be expected to lead to or result in an Alternative Proposal) which are on-going as of the date of this Agreement and request that any such Person promptly return and destroy (and confirm destruction of) all confidential information concerning the Company. The Company will take the necessary steps to promptly inform, on the date of this Agreement, the individuals or entities referred to in the preceding sentence of this Section 6.9(f).

(g) Notice. Without limiting anything in this Section 6.9, the Company will promptly (and, in any event, within 24 hours) notify Parent orally and in writing if (i) any inquiries, proposals or offers with respect to an Alternative Proposal or requests for non-public information relating to any of the Company (other than requests for information in the ordinary course of business consistent with past practice and unrelated to an Alternative Proposal) are received by, or any discussions or negotiations with respect to an Alternative Proposal are sought to be initiated or continued with, the Company or any of its respective Representatives, indicating, in connection with such notice, the name of such Person and the material terms and conditions of such discussions, proposals, offers or requests, and including in the written version of such notice, an unredacted copy of any written (including via electronic transmission) inquiries, proposals, offers or requests, in each case, including any amendments or modifications thereto or (ii) any events or circumstances occur that have caused, or would reasonably be expected to cause, an Intervening Event, including any material changes in any such events or circumstances. The Company will promptly (and, in any event, within 24 hours after any amendment or modification of, or development with respect to, any such inquiry, proposal, offer, request or Alternative Proposal, or at the reasonable request of Parent) notify Parent orally and in writing of the status of any such inquiries, proposals, offers or requests, including any developments, notifications, amendments or modifications thereto and furnish to Parent unredacted copies of any written inquiries, correspondence and draft documentation in connection with such discussions, proposals, offers or requests. The Company will not, and will cause its respective Subsidiaries and Representatives not to, enter into any Contract that would prohibit the Company from providing the information required to be provided to Parent pursuant to this Section 6.9(g).

Section 6.10 Control of the Company’s Business. Nothing contained in this Agreement will give Parent, directly or indirectly, the right to control or direct the operations of the Company or the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company will exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and the Company Subsidiaries’ respective operations.

Section 6.11 Subsidiary Compliance. Parent will cause Merger Sub to comply with and perform all of Merger Sub’s obligations under or relating to this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Merger Sub will not engage in any business which is not in connection with the Merger.

Section 6.12 Transaction Litigation. The Company will give Parent prompt notice of any Action commenced or, to the knowledge of the Company, threatened, against the Company or its directors, officers, managers, partners or Affiliates relating to this Agreement or the Merger (collectively, “Transaction Litigation”). The Company will consult with Parent regarding the defense or settlement of any Transaction Litigation and will not compromise, settle, come to an arrangement regarding or agree to compromise, settle or come to an arrangement regarding any Transaction Litigation or consent to the same, without the prior written consent of Parent (which consent will not be unreasonably withheld, conditioned or delayed). In connection with any Transaction Litigation and the Parties’ performance of their obligations under this Section 6.12, the Parties will enter into a customary common interest or joint defense agreement or implement such other techniques as reasonably required to preserve any attorney-client privilege or other applicable legal privilege; except that the Company will not be required to provide information if doing so, in the opinion of the Company’s legal counsel, would cause the loss of any attorney-client privilege or other applicable legal privilege; except that, if any information is withheld pursuant to the foregoing exception, the Company will inform Parent as to the general nature of what is being withheld and the Parties will use reasonable best efforts to enable the Company to provide such information without causing the loss of any attorney-client or other applicable legal privilege.

Section 6.13 Publicity. The initial press release with respect to the execution of this Agreement will be a joint press release to be reasonably agreed upon by Parent and the Company. Following such initial press release, none of the Company, Parent or Merger Sub will, and neither the Company nor Parent will permit any of its Subsidiaries to, issue or cause the publication of any press release or similar public announcement with respect to, the Transactions without the prior consent (which consent will not be unreasonably withheld, conditioned or delayed) of Parent, in the case of a proposed announcement by the Company, or the Company, in the case of a proposed announcement by Parent or Merger Sub; except that either Party may, without the prior consent of the other Party (but after prior consultation with the other Party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent such Party may reasonably conclude may be required by applicable Law or by the rules and regulations of the NYSE. The restrictions set forth in this Section 6.13 will not apply to any release or public statement (a) made or proposed to be made by the Company in connection with an Alternative Proposal or a Superior Proposal or any action taken pursuant thereto or (b) in connection with any dispute between the Parties regarding this Agreement or the Transactions; except that the foregoing will not limit the ability of any Party hereto to make internal announcements to their respective employees and other stockholders that are not inconsistent in any material respects with the prior public disclosures regarding the Transactions.

Section 6.14 Takeover Laws. If any Takeover Law is or may become applicable to the Transactions, the Company, including the Company Board, will grant such approvals and take such actions as are necessary so that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Parties will otherwise act to irrevocably eliminate the effects of such Takeover Law on the Merger.

Section 6.15 Credit Agreement Waiver and Other Agreements. Prior to the date of this Agreement, the Company will have (a) obtained a waiver from the lenders under the Credit Agreement providing that the entry into this Agreement will not constitute an event of default for purposes of the Credit Agreement and (b) entered into the agreements set forth in Section 6.15 of the Company Disclosure Letter.

ARTICLE VII

CLOSING CONDITIONS

Section 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the Parties to effect the Merger will be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Stockholder Approval. The Company Stockholder Approval has been obtained.

(b) Regulatory Consent. The Regulatory Consent under the HSR Act has been obtained.

(c) No Orders or Restraints; Illegality. No Order preventing the consummation of the Transactions will be in effect. No statute, rule, regulation or Order will have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

Section 7.2 Conditions to Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, on behalf of itself and Merger Sub, at or prior to the Effective Time, of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement will be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date will be true and correct as of such date), except that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties in the aggregate constitute a Company Material Adverse Effect at the Closing Date (ignoring solely for purposes of this exception any reference to Company Material Adverse Effect or other materiality qualifiers contained in such representations and warranties). The representations and warranties of the Company in Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d) and 3.3(a) will be true and correct in all material respects as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date will be true and correct in all material respects as of such date). Parent will have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to the foregoing effect.

(b) Performance of Obligations of the Company. The Company will have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent will have received a certificate signed on behalf of the Company by the Chief Executive Officer or the Chief Financial Officer of the Company to such effect.

(c) Company Material Adverse Effect. There will not have occurred at any time after the date of this Agreement any Company Material Adverse Effect.

Section 7.3 Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement will be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date will be true and correct as of such date), except that this condition will be deemed satisfied unless all inaccuracies in such representations and warranties in the aggregate constitute a Parent Material Adverse Effect at the Closing Date (ignoring solely for purposes of this exception any reference to Parent Material Adverse Effect or other materiality qualifiers contained in such representations and warranties), and the Company will have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect.

(b) Performance of Obligations of Parent. Parent and Merger Sub will have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company will have received a certificate signed on behalf of Parent and Merger Sub by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

Section 7.4 Frustration of Closing Conditions. No Party may rely on the failure of any condition set forth in Section 7.1, Section 7.2, or Section 7.3, as the case may be, to be satisfied, if such Party’s failure to perform any material obligation required to be performed by it has been the primary cause of, or primarily results in, such failure.

ARTICLE VIII

TERMINATION AND AMENDMENT

Section 8.1 Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time:

(a) by the mutual written consent of the Company and Parent duly authorized by each of the Company Board and the Parent Board, respectively.

(b) by either of the Company or Parent:

(i) by written notice to the other Party at any time after the Outside Date, if the Closing has not been consummated on or before the Outside Date; except that the right to terminate this Agreement under this Section 8.1(b)(i) will not be available (x) to a Party if the failure to consummate the Closing is due to the failure of such Party to perform any of its obligations under this Agreement or (y) to a Party if the other Party has filed (and is then pursuing) an action seeking specific performance as permitted by Section 9.12;

(ii) if any Order having the effect set forth in Section 7.1(c) is in effect and has become final and nonappealable; or

(iii) if the Company Stockholder Approval is not obtained at the duly held Company Stockholders Meeting, including any adjournments thereof;

(c) by Parent:

(i) if the Company has breached any of its representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.2(a) or Section 7.2(b) and (B) is incapable of being cured, or is not cured by the Company by the earlier of (x) the Outside Date and (y) 30 days following receipt of written notice from Parent of such breach or failure; or

(ii) prior to receipt of the Company Stockholder Approval, if the Company Board has made a Change of Recommendation (whether or not in compliance with Section 6.9(c)); or

(d) by the Company:

(i) if either Parent or Merger Sub has breached any of its respective representations or warranties set forth in this Agreement (or if any such representations or warranties fail to be true) or either Parent or Merger Sub has failed to perform its respective covenants or agreements set forth in this Agreement, which breach or failure (A) would (if it occurred or was continuing as of the Closing Date) give rise to the failure of a condition set forth in Section 7.3(a) or Section 7.3(b) and (B) is incapable of being cured, or is not cured, by Parent by the earlier of (1) the Outside Date and (2) 30 days following receipt of written notice from the Company of such breach or failure; or

(ii) prior to receipt of the Company Stockholder Approval, if the Company Board has made a Change of Recommendation and has complied in all material respects with Section 6.9; provided that (A) prior to, and as a condition of, any termination of this Agreement by the Company pursuant to this Section 8.1(d)(ii), the Company will have paid the Company Termination Fee to Parent pursuant to Section 8.2(b) and (B) any termination notice under Section 8.2(a) with respect to termination under this Section 8.1(d)(ii) may be given simultaneously with the Change of Recommendation.

Section 8.2 Effect of Termination.

(a) Generally. In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof will be given to the other Party or Parties, specifying the provision of this Agreement pursuant to which such termination is made, and this Agreement will become null and void (other than the provisions of this Section 8.2 and the provisions in Article IX, all of which will survive termination of this Agreement). Except as provided in Section 8.2(b), upon termination pursuant to this Article VIII, there will be no liability on the part of Parent, Merger Sub, the Company or their respective directors, managers, officers and Affiliates; except that, upon the termination of this Agreement, nothing will be deemed to (i) release any Party from any liability to any other Party for any breach by such Party of this Agreement prior to such termination or (ii) impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

(b) Company Termination Fee.

(i) In the event that this Agreement is terminated (A) by Parent pursuant to Section 8.1(c)(ii), (B) by the Company or Parent pursuant to Section 8.1(b)(i) and the Company Stockholders Meeting was not held or completed prior to termination at a time when this Agreement was terminable by Parent pursuant to (1) Section 8.1(c)(i) (if the failure to hold or complete the Company Stockholders Meeting was due to the Company’s failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the Company set forth in this Agreement)) or (2) Section 8.1(c)(ii) or (C) by the Company or Parent pursuant to Section 8.1(b)(iii) at a time when this Agreement was terminable by Parent pursuant to (1) Section 8.1(c)(i) (if the failure to obtain the Company Stockholder Approval was due to the Company’s failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the Company set forth in this Agreement)) or (2) Section 8.1(c)(ii), then the Company will pay to Parent a termination fee of $12,000,000 (the “Company Termination Fee”) promptly (but in no event later than two Business Days) after such termination, by wire transfer of immediately available funds.

(ii) In the event that this Agreement is terminated by the Company pursuant to Section 8.1(d)(ii), then the Company will pay Parent the Company Termination Fee prior to, and as a condition of, such termination.

(iii) In the event that this Agreement is terminated (A) (1) by Parent pursuant to Section 8.1(c)(i), if due to the Company’s failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the Company set forth in this Agreement), and prior to such termination an Alternative Proposal has been made to the Company or has otherwise been publicly announced, or a Person will have publicly announced an intention to make an Alternative Proposal, (2) by Parent or the Company pursuant to Section 8.1(b)(i) at a time when (x) this Agreement was terminable by Parent pursuant to Section 8.1(c)(i), if due to the Company’s failure to perform any covenant or agreement set forth in this Agreement (but not if due to any breach or failure to be true of any of the representations or warranties of the Company set forth in this Agreement) or (y) the Company Stockholder Approval was not obtained due to the Company Stockholders Meeting not being held or completed, and in each case prior to such termination an Alternative Proposal has been made to the Company or has otherwise been publicly announced, or a Person will have publicly announced an intention to make an Alternative Proposal, or (3) by Parent or the Company pursuant to Section 8.1(b)(iii), and prior to the date of the Company Stockholders Meeting an Alternative Proposal has been made to the Company or has otherwise been publicly announced, or a Person will have publicly announced an intention to make an Alternative Proposal, and (B) within nine months after any such termination (1) the Company or any of its Affiliates has entered into an Alternative Acquisition Agreement or (2) any Alternative Proposal has been consummated, then the Company will pay the Company Termination Fee to Parent upon the earlier of (x) the consummation of such Alternative Proposal and (y) entry into such Alternative Acquisition Agreement, by wire transfer of immediately available funds; except that the Company Termination Fee payable pursuant to this Section 8.2(b)(iii) will be reduced by the Expense Reimbursement, if any, actually paid to Parent pursuant to Section 8.2(c). For purposes of this Section 8.2(b)(iii) (including for purposes of the definition of Alternative Acquisition Agreement, references to “10% or more” in the definition of Alternative Proposal will be deemed to be references to “more than 50%.”

(c) Expense Reimbursement. In the event that this Agreement is terminated, by Parent or the Company pursuant to Section 8.1(b)(iii) (but not to the extent Section 8.2(b)(i)(C) is applicable), then the Company will pay to Parent its and its Affiliates’ reasonable out-of-pocket costs, fees and expenses incurred in connection with their investigation, consideration, documentation, diligence and negotiation of this Agreement and the Transactions, including all fees and expenses of Parent’s and its Affiliates’ Representatives (the “Expense Reimbursement”), by wire transfer of immediately available funds; except that the Expense Reimbursement will not exceed $1,000,000 and the Company will not be obligated to reimburse Parent for any internal cost allocations or charges among its Affiliates. Provided that the Company has not breached its obligations under this Agreement in any material respect, the Expense Reimbursement will be the sole and exclusive remedy of Parent or Merger Sub against the Company for a termination of the Agreement in accordance with Section 8.1(b)(iii), other than the payment of the Company Termination Fee to the extent it is or otherwise becomes payable pursuant to Section 8.2(b). In the event the Expense Reimbursement is paid and a Company Termination Fee is thereafter payable pursuant to Section 8.2(b), the Company Termination Fee otherwise payable will be reduced by the amount of the Expense Reimbursement.

(d) Collection Fees and Expenses. Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the Transactions, and that, without these agreements, no Party would enter into this Agreement. Accordingly, if the Company fails to promptly pay any amount due under this Section 8.2, and, in order to obtain such payment, Parent commences an Action that results in an Order against the Company, the Company will pay to Parent the costs and expenses (including attorney’s fees and expenses) in connection with such Action and will pay interest on the amount payable pursuant to such Order, compounded quarterly, at the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid (but for such Action) until the date of actual payment. In no event will the Company be obligated to pay more than one Company Termination Fee pursuant to this Section 8.2.

(e) Sole and Exclusive Remedy. Provided that the Company has not willfully breached in any material respect its obligations under (i) Section 6.9 or (ii) (A) Section 6.2(a) or 6.2(c) and (B) such breach results in a failure to hold or complete the Company Stockholders Meeting or a failure to file or mail the Proxy Statement, in the event that the Company Termination Fee is paid by the Company to Parent in accordance with this Section 8.2, such payment will be the sole and exclusive remedy at law of Parent and Merger Sub against the Company for any and all losses, claims, damages, liabilities, costs, fees, expenses (including reasonable attorney’s fees and disbursements), judgments, inquiries and fines suffered as a result of any breach of any representation, warranty, covenant or agreement in this Agreement by the Company; except that the foregoing will not impair the rights of Parent to obtain injunctive relief pursuant to Section 9.12 prior to any termination of this Agreement. Solely for purposes of this Section 8.2(e), a “willful” breach will be deemed to have occurred if the Company took or failed to take action with knowledge that such action or inaction constituted a breach of such obligation.

ARTICLE IX

GENERAL PROVISIONS

Section 9.1 Nonsurvival of Representations, Warranties and Covenants. None of the representations, warranties and covenants set forth in this Agreement or in any instrument delivered pursuant to this Agreement will survive the Effective Time, except for Section 6.5, Article I and Article II and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

Section 9.2 Notices. All notices and other communications in connection with this Agreement will be in writing and will be deemed given when delivered personally, sent via electronic mail, mailed by registered or certified mail or delivered by an express courier to the Parties at the following addresses (or at such other address for a Party as will be specified by like notice):

(a) if to the Company, to:

PowerSecure International, Inc.
1609 Heritage Commerce Court
Wake Forest, North Carolina 27587
Attention:	Sidney Hinton
Email:	SHinton@powersecure.com

with a copy to (which will not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Gregory E. Ostling
Email:	GEOstling@wlrk.com

(b) if to Parent or Merger Sub, to:

The Southern Company
30 Ivan Allen Jr. Boulevard, N.W.
Atlanta, Georgia 30308
Attention:	James Y. Kerr II
Executive Vice President, General Counsel and Chief
Compliance Officer
Email:	jykerr@southernco.com

with a copy to (which will not constitute notice):

Jones Day
1420 Peachtree Street, N.E.
Suite 800
Atlanta, Georgia 30309-3053
Attention:	Lizanne Thomas
Sterling A. Spainhour, Jr.
William J. Zawrotny
Email:	lthomas@jonesday.com
sspainhour@jonesday.com
wjzawrotny@jonesday.com

Section 9.3 Interpretation.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Disclosure Letters, such reference will be to an Article or Section of or Exhibit or Disclosure Letter to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) ”or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a Party hereto includes the masculine, feminine or neuter, as the context may require. The Company Disclosure Letter and Parent Disclosure Letter as well as all other schedules and all exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement. The representations and warranties of Parent and the Company are made and given, and the covenants are agreed to, subject to the disclosures and exceptions set forth in the Company Disclosure Letter and Parent Disclosure Letter. In no event will the listing of any matter in the Company Disclosure Letter and Parent Disclosure Letter be deemed or interpreted to expand the scope of the respective Party’s representations, warranties and/or covenants set forth in this Agreement. All attachments to the Company Disclosure Letter and Parent Disclosure Letter are incorporated by reference into the Company Disclosure Letter and Parent Disclosure Letter, respectively, in which they are directly or indirectly referenced. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item therein as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would, individually or in the aggregate, have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be.

(b) The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 9.4 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

Section 9.5 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement, (b) is not intended to confer on any Person, other than the Parties hereto and their respective successors and permitted assigns, any rights or remedies hereunder, except for (i) the rights of the Company’s stockholders and holders of the Company Stock Awards to receive the Merger Consideration and related consideration, respectively, at the Effective Time and (ii) as provided in Section 6.5 (which is intended for the benefit of the Indemnified Parties, each of whom will be a third party beneficiary of Section 6.5).

Section 9.6 Amendment. Subject to compliance with applicable Law, this Agreement may be amended by the Company and Parent (on behalf of itself and Merger Sub), by action taken or authorized by the Company Board and by the Parent Board, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company, except that, after any approval of the Transactions by the stockholders of the Company, there may not be, without further approval of such stockholders, any amendment of this Agreement that changes the amount or the form of the consideration to be delivered under this Agreement to the holders of Shares, other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

Section 9.7 Extension; Waiver. At any time prior to the Effective Time, the Company and Parent (on behalf of itself and Merger Sub), by action taken or authorized by the Company Board and the Parent Board, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement, and (c) waive compliance with any of the agreements or conditions contained in this Agreement, except that, after any approval of the Transactions by the stockholders of the Company, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion hereof that reduces the amount or changes the form of the consideration to be delivered to the holders of Shares under this Agreement, other than as contemplated by this Agreement. Any agreement on the part of a Party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.8 Governing Law. This Agreement will be governed and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles (whether of the State of Delaware or any other jurisdiction).

Section 9.9 Jurisdiction.

(a) Each of the Parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (such courts, the “Chosen Courts”), in any action or proceeding arising out of or relating to this Agreement or the Transactions or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in the Chosen Courts, (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Chosen Courts, and any appellate court hearing actions or proceedings therefrom, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the Chosen Courts, and (iv) waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Chosen Courts. Each of the Parties hereto agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(b) EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.9(b).

Section 9.10 Fees and Expenses. Except as expressly provided in this Agreement, whether or not the Merger is consummated, all fees and expenses incurred in connection with this Agreement and the Transactions will be paid by the Party incurring or required to incur such fees or expenses.

Section 9.11 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Parties and any attempt to do so will be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties hereto and their respective permitted successors and assigns.

Section 9.12 Specific Performance. The Parties hereto agree that immediate, extensive and irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that the Parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, the Parties acknowledge and agree that the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof (including the obligation of the Parties hereto to consummate the Merger and the obligation of Parent and Merger Sub to pay, and the Company’s stockholders’

right to receive, the Merger Consideration payable to them pursuant to the Merger, in each case in accordance with the terms and subject to the conditions of this Agreement) in the Chosen Courts without proof of damages or otherwise, and that such explicit rights of specific enforcement are an integral part of the Transactions and, without such rights, neither the Company nor Parent would have entered into this Agreement. Each of the Parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties hereto acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with any such order or injunction.

Section 9.13 Waivers. Any failure of any of the Parties hereto to comply with any obligation, covenant, agreement or condition herein may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.14 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable, such term, provision, covenant or restriction will be deemed to be modified to the extent necessary to render it valid, effective and enforceable, and the remainder of the terms, provisions, covenants and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

Section 9.15 Definitions. For the purposes of this Agreement:

“Action” has the meaning set forth in Section 3.8(a).

“Affiliate” means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. For this purpose, “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, by Contract or otherwise.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Acquisition Agreement” has the meaning set forth in Section 6.9(a)(i)(B).

“Alternative Proposal” means any proposal or offer made by a Person (other than Parent or Merger Sub) relating to (a) any direct or indirect acquisition or purchase, in a single transaction or a series of related transactions, of (i) 10% or more of the consolidated total assets of the Company and the Company Subsidiaries, taken as a whole, or (ii) 10% or more of any class of Company Capital Stock, (b) any tender offer or exchange offer that if consummated would result in any Person beneficially owning, directly or indirectly, 10% or more of any class of Company Capital Stock, (c) any merger, consolidation, exclusive license, business combination, joint venture, partnership, share exchange or other transaction involving the Company pursuant to which any Person or its holders of Equity Interests would beneficially own, directly or indirectly, 10% or more of any class of outstanding Company Capital Stock or the surviving entity resulting, directly or indirectly, from any such transaction or (d) concerning any recapitalization, liquidation, dissolution or any other similar transaction involving the Company or any of the Company Subsidiaries, in each case, other than the Transactions.

“Approval” has the meaning set forth in Section 3.10(b).

“Bona Fide Alternative Proposal” means an unsolicited written bona fide Alternative Proposal that was not received or obtained in violation of Section 6.9.

“Bonus Plans” has the meaning set forth in Section 6.4(e).

“Book-Entry Shares” has the meaning set forth in Section 1.5(a).

“Business Day” means a day other than a Saturday, a Sunday or another day on which commercial banking institutions in New York, New York are authorized or required by Law to be closed.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

“Certificate of Merger” has the meaning set forth in Section 1.3.

“Certificates” has the meaning set forth in Section 1.5(a).

“Change of Recommendation” has the meaning set forth in Section 6.9(b)(v).

“Chosen Courts” has the meaning set forth in Section 9.9(a).

“Claim” has the meaning set forth in Section 6.5(a).

“Closing” has the meaning set forth in Section 1.2.

“Closing Date” has the meaning set forth in Section 1.2.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and as codified in Section 4980B of the Code and Section 601 et. seq. of ERISA.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Benefit Plans” has the meaning set forth in Section 3.10(a).

“Company Board” has the meaning set forth in the Recitals.

“Company Board Recommendation” has the meaning set forth in Section 6.2(c).

“Company Bylaws” has the meaning set forth in Section 3.1(b).

“Company Capital Stock” has the meaning set forth in Section 3.2(a).

“Company Charter” has the meaning set forth in Section 3.1(b).

“Company Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Company Commonly Controlled Entity” has the meaning set forth in Section 3.10(d).

“Company Disclosure Letter” has the meaning set forth in the preamble to Article III.

“Company Employees” has the meaning set forth in Section 6.4(a).

“Company Equity Incentive Plans” means the Company’s 1998 Stock Incentive Plan and the Company’s 2008 Stock Incentive Plan, each as amended and restated.

“Company Financial Statements” has the meaning set forth in Section 3.6(a).

“Company Intellectual Property” has the meaning set forth in Section 3.14(a).

“Company Leased Real Property” has the meaning set forth in Section 3.16.

“Company Material Adverse Effect” means any fact, occurrence, change, effect or circumstance, individually or in the aggregate with all other facts, occurrences, changes, effects and circumstances that: (a) has had, or would reasonably be expected to result in, a material adverse effect on the business, assets, liabilities, properties or results of operations or financial condition of the Company and the Company Subsidiaries, taken as a whole, or (b) would, or would reasonably be expected to, prevent or materially impair or delay the ability of the Company to perform its obligations under this Agreement or consummate the Transactions; except that with respect to clause (a), in no event will any of the following, either alone or in combination, constitute a “Company Material Adverse Effect” or be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur: (i) conditions or effects that generally affect the industries in which the Company and the Company Subsidiaries operate; (ii) general economic, political, or regulatory effects or conditions affecting the geographies in which the Company and the Company Subsidiaries operate; (iii) effects resulting from changes affecting equity or debt market conditions in the United States; (iv) any effects or conditions resulting from an outbreak or escalation of hostilities, acts of terrorism, political instability or other national or international calamity, crisis or emergency, or any governmental or other response to any of the foregoing, in each case whether or not involving the United States; (v) any change in the market price for commodities; (vi) any hurricane, earthquake, flood or other natural disasters or acts of God; (vii) any change resulting from weather conditions or customer use patterns; (viii) effects arising from changes in Laws or accounting principles (including GAAP) after the date hereof; (ix) effects relating to or arising from the announcement of the execution of this Agreement or the Transactions; (x) any Transaction Litigation; (xi) actions taken pursuant to this Agreement or at the request of Parent; or (xii) changes in the market price or trading volume of Company Common Stock or any failure to meet internal or published projections, forecasts or revenue or earnings predictions for any period (it being understood that the facts, occurrences, changes, effects or circumstances giving rise or contributing to any such change or failure will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur); except that the matters referred to in clauses (i) through (ix) above will be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent such matters adversely affect the Company and the Company Subsidiaries in a materially disproportionate manner relative to other participants in the industries in which the Company and the Company Subsidiaries operate.

“Company Material Contract” has the meaning set forth in Section 3.13(a).

“Company Non-Solicit Parties” has the meaning set forth in Section 6.9(a)(i).

“Company Owned Real Property” has the meaning set forth in Section 3.16.

“Company PSU” has the meaning set forth in Section 2.3(e).

“Company Reports” has the meaning set forth in Section 3.5(a).

“Company Restricted Share” has the meaning set forth in Section 2.3(b).

“Company RSU” has the meaning set forth in Section 2.3(d).

“Company Stock Awards” has the meaning set forth in Section 2.3(g).

“Company Stock Option” has the meaning set forth in Section 2.3(a).

“Company Stockholder Approval” has the meaning set forth in Section 3.3(a).

“Company Stockholders Meeting” has the meaning set forth in Section 6.2(c).

“Company Subsidiary” has the meaning set forth in Section 3.1(c).

“Company Termination Fee” has the meaning set forth in Section 8.2(b)(i).

“Confidentiality Agreement” has the meaning set forth in Section 6.3(b).

“Contracts” means any contracts, agreements, licenses (or sublicenses), notes, bonds, mortgages, indentures, commitments, leases (or subleases) or other instruments or obligations, whether written or oral.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of December 21, 2011, by and among the Company, as borrower, the lender parties thereto, and Citibank, N.A., as administrative agent, as amended from time to time.

“D&O Insurance” has the meaning set forth in Section 6.5(b).

“DGCL” has the meaning set forth in Section 1.1.

“Dissenting Shares” has the meaning set forth in Section 2.4.

“Dissenting Stockholder” has the meaning set forth in Section 2.4.

“Effective Time” has the meaning set forth in Section 1.3.

“Employee” means any employee or former employee of the Company or any Company Subsidiary.

“Environment” means soil, soil vapor, surface water, groundwater, land, sediment, surface or subsurface structures or strata or ambient air.

“Environmental Authority” means any department, agency, or other body or component of any Governmental Entity that lawfully exercises jurisdiction under any Environmental Law.

“Environmental Authorization” means any Permit required under any Environmental Law.

“Environmental Law” means any Law relating to pollution (including greenhouse gases) or the protection of human health from environmental hazards or protection of the Environment, natural resources or occupational and worker health and safety.

“Environmental Liability” means any liability, duty, requirement, or obligation of any kind or nature (whether arising from statutory or common law, sounding in tort or otherwise, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising under any Environmental Law or Environmental Authorization.

“Equity Interest” means any share, capital stock, partnership, limited liability company, membership or similar interest in any Person.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” has the meaning set forth in Section 3.4.

“Exchange Agent” has the meaning set forth in Section 2.1(a).

“Exchange Fund” has the meaning set forth in Section 2.1(a).

“Expense Reimbursement” has the meaning set forth in Section 8.2(c).

“GAAP” means U.S. generally accepted accounting principles.

“Governmental Entity” has the meaning set forth in Section 3.4.

“Hazardous Substance” means any chemicals, pollutants, contaminants, toxins, wastes or substances defined or otherwise classified as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous constituents,” “toxic substances,” “contaminants,” or “pollutants” or otherwise regulated under any applicable Environmental Law, including asbestos or asbestos containing material, petroleum and its by-products, polychlorinated biphenyl and urea formaldehyde, or otherwise regulated under any Environmental Law.

“HSR Act” has the meaning set forth in Section 3.4.

“Indemnified Parties” has the meaning set forth in Section 6.5(a).

“Intellectual Property” means all of the following anywhere in the world and all legal rights, title or interest in, under or in respect of the following arising under Law, whether or not filed, perfected, registered or recorded and whether now or later existing, filed, issued or acquired, including all renewals: (a) all patents and applications for patents (including all invention disclosures) and all related reissues, reexaminations, divisions, renewals, extensions, provisionals, continuations and continuations in part, (b) all copyrights, copyright registrations and copyright applications, copyrightable works and all other corresponding rights, (c) all trade dress and trade names, logos, Internet addresses and domain names, trademarks and service marks and related registrations and applications, including any intent to use applications, supplemental registrations and any renewals or extensions, all other indicia of commercial source or origin and all goodwill associated with any of the foregoing, (d) all computer software (including source and object code), firmware, development tools, proprietary languages, algorithms, files, records, technical drawings and related documentation, data and manuals, (e) all mask works, mask work registrations and mask work applications and all other corresponding rights, (f) all inventions (whether patentable or unpatentable and whether or not reduced to practice), know how, technology, technical data, (g) trade secrets, confidential business information, manufacturing and production processes and techniques, research and development information, financial, marketing and business data, pricing and cost information, business and marketing plans, advertising and promotional materials, customer, distributor, reseller and supplier lists and information, correspondence, records, and other documentation, and other proprietary information of every kind (collectively, if and to the extent proprietary, held as confidential and protectable as a “trade secret” under applicable Law, “Trade Secrets”), (h) all databases and data collections, (i) all other proprietary rights (including moral rights) and (j) all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

“Intervening Event” means any material event, development or change in circumstances that first occurs, arises or becomes known to the Company or the Company Board after the date of this Agreement, to the extent that such event, development or change in circumstances was not reasonably foreseeable as of or prior to the date of this Agreement; except that in no event will (a) the receipt, existence or terms of an Alternative Proposal or any matter relating thereto or consequence thereof, (b) any action taken by the Parties pursuant to or in compliance with this Agreement, including any action taken in connection with seeking any Regulatory Approval, (c) entry into any Contract or (d) changes in the market price or trading volume of the Company Common Stock or the Company or any Company Subsidiary meeting or exceeding internal or published projections, forecasts or revenue or earnings predictions for any period (except that the underlying causes of such change or result will not be excluded by this clause (d), except to the extent such underlying causes are otherwise excluded pursuant to clause (a), (b) or (c)) constitute an “Intervening Event” or be taken into account in determining whether an Intervening Event has occurred or would reasonably be expected to result.

“Intervening Event Negotiation Period” has the meaning set forth in Section 6.9(d)(ii).

“Intervening Event Notice” has the meaning set forth in Section 6.9(d)(ii).

“IRS” means Internal Revenue Service.

“Knowledge,” when used with respect to a Party, means the actual knowledge of the persons holding the following titles, or if there is none, people holding equivalent positions, at the applicable entity: Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer and General Counsel.

“Law” means any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, writ, edict, decree, rule, regulation, judgment, ruling, binding policy or guidelines or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

“Liens” means any lien, mortgage, pledge, conditional or installment sale agreement, encumbrance, covenant, restriction, option, right of first refusal, easement, security interest, deed of trust, right-of-way, encroachment, community property interest or other claim or restriction of any nature, whether voluntarily incurred or arising by operation of Law.

“Maximum Premium” has the meaning set forth in Section 6.5(b).

“Measurement Date” has the meaning set forth in Section 3.2(a).

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 1.5(a).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Bylaws” means the bylaws of Merger Sub.

“Merger Sub Charter” means the certificate of incorporation of Merger Sub.

“Negotiation Period” has the meaning set forth in Section 6.9(d)(i).

“NYSE” means the New York Stock Exchange.

“Order” means any judgment, order, decision, writ, injunction, decree, stipulation, award, ruling, or other finding or agency requirement of a Governmental Entity, or arbitration award.

“Outside Date” means November 30, 2016, or if extended to a later date pursuant to and in accordance with Section 8.1(b)(i), any such later date.

“Parent” has the meaning set forth in the Preamble.

“Parent Board” has the meaning set forth in the Recitals.

“Parent Bylaws” means the bylaws of Parent, as amended and restated.

“Parent Charter” means the certificate of incorporation of Parent, as amended and restated.

“Parent Closing Price” means the volume weighted average price per share (rounded down to the nearest one-hundredth of one cent) of Parent Common Stock on the NYSE, for the consecutive period of five trading days beginning on the eighth trading day immediately preceding the Closing Date, as calculated by Bloomberg Financial LP under the function “VWAP”.

“Parent Common Stock” means shares of common stock of Parent, par value $5 per share.

“Parent Disclosure Letter” has the meaning set forth in Article IV.

“Parent Material Adverse Effect” means any change, event, development, conditions, occurrence or effect that (a) has a material adverse effect on the ability of either Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement or (b) would prevent or materially delay the consummation by Parent of the Transactions.

“Parent Reports” means, collectively, all registration statements, reports, forms, documents and proxy statements of Parent required to be filed with or furnished to the SEC since December 31, 2012, in each case including all exhibits and schedules thereto and all documents incorporated by reference therein, as such statements and reports may have been amended since the date of their filing.

“Parent Subsidiary” has the meaning set forth in Section 3.1(c).

“Parties” means collectively the Company, Parent and Merger Sub.

“PCAOB” means the Public Company Accounting Oversight Board.

“Pension Plans” has the meaning set forth in Section 3.10(a).

“Permits” has the meaning set forth in Section 3.11(a).

“Permitted Lien” means (a) Liens in respect of any liabilities and obligations reflected in the financial statements of the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as applicable, included in the Company Reports or Parent Reports, as applicable, (b) with respect to the owned real property and leased real property of the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as applicable, (i) defects, exceptions, restrictions, rights of way, easements, covenants, encroachments and other imperfections of title and (ii) zoning, entitlement, land use, environmental regulations, and building restrictions, none of which impairs the uses of such property as currently used by the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as applicable, such that such impairment, individually or in the aggregate, constitutes a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable, or materially impair the use or operation of such property for their current use, (c) Liens for current Taxes not yet delinquent or being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP on the Company’s or Parent’s financial statements, as applicable, (d) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens that arise or are incurred in the ordinary course of business, and (e) other customary Liens levied, assessed or imposed against, or in any manner affecting, the property of the Company and the Company Subsidiaries or Parent and the Parent Subsidiaries, as applicable, that, individually or in the aggregate, do not materially impair the use or operation of such property for their current use or have had a Company Material Adverse Effect or Parent Material Adverse Effect, as applicable.

“Person” means any individual (in any capacity) or legal entity, including a Governmental Entity.

“PPACA” means the Patient Protection and Affordable Care Act, as amended, and the guidance promulgated there under.

“Proxy Statement” has the meaning set forth in Section 3.4.

“Regulatory Approval” means any authorization, consent or approval of, or filing with or in compliance with the DGCL, the Exchange Act, the Securities Act, or a Regulatory Law.

“Regulatory Consents” has the meaning set forth in Section 6.1(b).

“Regulatory Law” means the Sherman Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914 and all other federal, state, international, supranational or foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other Laws, including any antitrust, competition or trade regulation Laws, that are designed or intended to (a) prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening competition through merger or acquisition, or (b) protect the national security or the national economy of any nation.

“Release” means any release, spill, effluent, emission, leaking, pumping, injection, pouring, emptying, deposit, disposal, discharge, dispersal, leaching or migration into the Environment, or into or out of any property owned, operated or leased by the applicable Party.

“Representatives” means any officer, director, employee, investment banks, attorney or other advisor or representative of a Person.

“Response” has the meaning set forth in CERCLA.

“Rollover Restricted Shares” means the Company Restricted Shares described on Section 2.3(c) of the Company Disclosure Letter.

“Rollover RSU Award” has the meaning set forth in Section 2.3(c).

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in Section 3.4.

“Share” has the meaning set forth in Section 1.5(a).

“SOX” has the meaning set forth in Section 3.5(a).

“Subsidiary” has the meaning set forth in Section 3.1(c).

“Superior Proposal” means a Bona Fide Alternative Proposal that the Company Board has determined in good faith, after consultation with its outside financial and legal advisors (taking into account the various legal, financial, regulatory and other aspects of such Bona Fide Alternative Proposal, including the financing terms thereof, the nature of the consideration offered and the expected timing and risk and likelihood of consummation (including as a consequence of the impact of any Regulatory Law on such Bona Fide Alternative Proposal)), (a) is reasonably likely to be consummated in accordance with its terms and (b) if consummated, would result in a transaction more favorable to the Company’s stockholders from a financial point of view than the Transactions (after taking into account any revisions to the terms of the Transactions proposed by Parent, whether pursuant to Section 6.9(d) or otherwise); except that for purposes of the definition of “Superior Proposal,” the references to “10% or more” in the definition of Alternative Proposal will be deemed to be references to “more than 90%.”

“Superior Proposal Notice” has the meaning set forth in Section 6.9(d)(i).

“Surviving Corporation” has the meaning set forth in Section 1.1.

“Takeover Laws” means any state takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote Company Common Stock, including any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar anti-takeover Law.

“Tax” or “Taxes” means any federal, state, local and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, value added, payroll, employment, unemployment, workers’ compensation, severance, withholding, duties, intangibles, franchise, backup withholding and other taxes of any kind, charges, levies or like assessments, together with all penalties, and additions and interest thereto, whether disputed or not.

“Tax Return” includes all returns, reports, claims for refund and forms (including elections, attachments, declarations, disclosures, schedules, estimates and information returns) relating to Taxes, and including any amendment thereof.

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property.

“Transaction Litigation” has the meaning set forth in Section 6.12.

“Transactions” has the meaning set forth in Section 3.3(a).

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Welfare Plans” has the meaning set forth in Section 3.10(a).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Company, Parent and Merger Sub have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

THE SOUTHERN COMPANY

By:	/s/ Thomas A. Fanning
	Name:	Thomas A. Fanning
	Title:	Chairman, President and Chief Executive Officer

PSMS CORP.

By:	/s/ Thomas A. Fanning
	Name:	Thomas A. Fanning
	Title:	President and Chief Executive Officer

POWERSECURE INTERNATIONAL, INC.

By:	/s/ Sidney Hinton
	Name:	Sidney Hinton
	Title:	CEO

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Surviving Corporation Charter

[attached]

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

POWERSECURE INTERNATIONAL, INC.

I.

The name of the corporation is PowerSecure International, Inc. (the “Corporation”).

II.

The initial registered office of the Corporation in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The initial registered agent of the Corporation at such address shall be Corporation Service Company.

III.

The purpose or purposes for which the Corporation is organized shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

The Corporation shall be authorized to issue 100 shares of $0.01 par value capital stock, all of which shall be designated “Common Stock.” The shares of Common Stock shall have unlimited voting rights and shall be entitled to receive all of the net assets of the Corporation upon dissolution or liquidation.

V.

The Corporation shall have perpetual duration.

VI.

The Board of Directors of the Corporation shall have the power to adopt, amend and repeal the Bylaws of the Corporation.

VII.

A. The corporation may indemnify or agree to indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

B. The corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation, except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or other such court shall deem proper.

C. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in sections A. and B. of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection therewith.

D. Any indemnification under sections A. and B. of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in sections A. and B. of this Article. Such determination shall be made (1) by a majority vote of a quorum consisting of directors of the indemnifying corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (2) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the corporation or any person to be indemnified within the past five years, or (3) by the stockholders, or (4) by the Court of Chancery or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under section D.(1) or by independent legal counsel under section D.(2) of this Article shall be promptly communicated to the person who threatened or brought the action or suit by or in the right of the corporation under section B. of this Article, and within ten days after receipt of such notification, such person shall have the right to petition the Court of Chancery or the court in which such action or suit was brought to review the reasonableness of such determination.

E. No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) under Section 174 of the General Corporation Law of the State of Delaware; or (4) for any transaction from which the director derived an improper personal benefit.

F. Expenses, including attorneys’ fees, incurred in any action, suit, or proceeding referred to in sections A. and B. of this Article, may be paid by the corporation in advance of the final disposition of such action, suit, or proceedings upon receipt of a written undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Article. If a majority vote of a quorum of disinterested directors so directs by resolution, said written undertaking need not be submitted to the corporation. Such a determination that a written undertaking need not be submitted to the corporation shall in no way affect the entitlement of indemnification as authorized by this Article.

G. The indemnification and advancement of expenses provided in this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the bylaws or any agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

H. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, or agent of another corporation (including a subsidiary of this corporation), domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability under this Article.

I. For purposes of this Article, references to “the corporation” shall include, in addition to the resulting corporation, the Corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

J. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Article.

K. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Annex B

February 24, 2016

The Board of Directors

PowerSecure International, Inc.

1609 Heritage Commerce Court

Wake Forest, North Carolina 27587

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of PowerSecure International, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of The Southern Company (the “Acquiror”). Pursuant to the Agreement and Plan of Merger (the “Agreement”), among the Company, the Acquiror and its subsidiary, PSMS Corp., the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than Dissenting Shares (as defined in the Agreement) and shares of Company Common Stock held in treasury of the Company or owned by any subsidiary of the Company, will be converted into the right to receive $18.75 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed a draft dated February 23, 2016 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us, and we have not independently verified (nor have we assumed responsibility or liability for independently verifying) any such information or its accuracy or completeness. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement, and that the definitive Agreement will not

B-1

differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Acquiror, for which we and such affiliates have received customary compensation. Such services during such period have included acting as joint lead arranger and joint bookrunner on the Acquiror’s credit facility in September 2015, joint bookrunner on the Acquiror’s bond offering in June 2015 and joint bookrunner on the Acquiror’ s bond offering in August 2014. In addition, we or our affiliates have provided investor services and asset management services to the Acquiror during such two year period, and currently hold, on a proprietary basis, less than 1% of the outstanding common stock of the Acquiror. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities of the Company or the Acquiror for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

B-2

Annex C

Section 262 of the General Corporation Law of the State of Delaware

§ 262. Appraisal rights.

(a)  Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)  Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1)  Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2)  Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.  Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.  Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.  Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.  Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)  In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)  In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c)  Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1)  If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)  If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than

20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)  Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)  Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)  At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)  After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)  The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)  The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)  From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)  The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

POWERSECURE INTERNATIONAL, INC.

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD [            ], 2016

[    ] a.m., Eastern time

9400 Globe Center Drive, Suite 116,

Morrisville, North Carolina 27560

Proxy — PowerSecure International, Inc.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD [            ], 2016

The undersigned stockholder of PowerSecure International, Inc. (“PowerSecure” or the “Company”) hereby appoints Sidney Hinton and Eric Dupont, or either of them, with full power and substitution, as proxy or proxies of the undersigned, to represent the undersigned, and to exercise all the powers that the undersigned would have if personally present to act and to vote all of the shares of the Company that the undersigned is entitled to vote, at the special meeting of PowerSecure’s stockholders to be held [            ], 2016 at the offices of PowerSecure, located at 9400 Globe Center Drive, Suite 116, Morrisville, North Carolina 27560, and at any adjournments or postponements thereof, as indicated on the reverse.

The shares represented by this proxy card when properly executed will be voted as specified. If no specification is made, the shares will be voted FOR Proposals 1, 2 and 3 and in accordance with the discretion of the proxies upon such other business as may properly come before the Special Meeting or any adjournments or postponements thereof. All proxies previously given are hereby revoked. Receipt of the accompanying Notice of Special Meeting and accompanying Proxy Statement is hereby acknowledged.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED SELF-ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Your telephone or Internet vote authorizes the proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

(Proposals to be voted appear on reverse side).

PowerSecure International, Inc.

IMPORTANT SPECIAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on [            ], 2016

Vote by Internet

•	Go to www.envisionreports.com/POWR

•	Or scan the QR code with your smartphone

•	Follow the steps outlines in the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☐

Special Meeting Proxy Card	1234 5678 9012 345

— IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION,

DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. —

A.	Proposals - The Board of Directors recommends a vote FOR Proposals 1, 2 and 3.

1.	To adopt the Agreement and Plan of Merger, dated February 24, 2016, by and among The Southern Company, PSMS Corp. and PowerSecure International, Inc.	For	Against	Abstain
		☐	☐	☐

2.

To approve on an advisory (non-binding) basis the compensation that may be paid or may become payable to the Company’s named executive officers in connection with, or following, the consummation of the merger.

		For	Against	Abstain
		☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement.	For	Against	Abstain
		☐	☐	☐

4.	In their discretion, the proxies are authorized to take action and to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

B.	Non-Voting Items

Change of Address – Please print new address below

Meeting Attendance
Mark box to the right if you plan to attend the Special Meeting	☐

C.	Authorized Signatures - This section must be completed for your vote to be counted. - Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title.

Signature 1 — Please keep signature within the box	Signature 2 — Please keep signature within the box	Date(mm/dd/yy)
/ /